    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1997


                                                      REGISTRATION NO. 333-24177
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 5

                                       TO

                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             DELAWARE                            4813                           13-3769217
 (STATE OR OTHER JURISDICATION OF    (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                        575 LEXINGTON AVENUE, SUITE 410,
                            NEW YORK, NEW YORK 10022
                                 (212) 486-2900
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS AND
                               TELEPHONE NUMBER)
                            ------------------------
                                RONALD G. NATHAN
                                   PRESIDENT
                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                        575 LEXINGTON AVENUE, SUITE 410,
                            NEW YORK, NEW YORK 10022
                                 (212) 486-2900
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

              STEVEN D. DREYER, ESQ.                          LAWRENCE G. NUSBAUM III, ESQ.
      HALL DICKLER KENT FRIEDMAN & WOOD, LLP                     GUSRAE, KAPLAN & BRUNO
                 909 THIRD AVENUE                                    120 WALL STREET
             NEW YORK, NEW YORK 10022                           NEW YORK, NEW YORK 10005
           TELEPHONE NO. (212) 339-5400                       TELEPHONE NO. (212) 269-1400
           TELECOPIER NO. (212) 935-3121                      TELECOPIER NO. (212) 809-5449

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of the registration statement.

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                                     Continued on following page
================================================================================

                        CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                          PROPOSED         PROPOSED
                                                           MAXIMUM          MAXIMUM         AMOUNT OF
       TITLE OF EACH CLASS OF          AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED      PER SECURITY    OFFERING PRICE         FEE
--------------------------------------------------------------------------------------------------------
Common Stock, $.01 Par Value (the
  "Common Stock") to be Sold by the
  Registrant.........................    1,867,500(1)      $  7.00        $13,072,500      $  3,961.36
--------------------------------------------------------------------------------------------------------
Common Stock to be Sold by Certain
  Selling Securityholders............    1,185,000(2)         7.00          8,295,000         2,513.64
--------------------------------------------------------------------------------------------------------
Warrants Expiring April 18, 1999 to
  be sold by Certain Selling Security
  Holders (the "Second Private
  Placement Warrants")...............      462,500             n/a                n/a             0.00(4)
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of the Second Private Placement
  Warrants...........................      462,500(3)         7.70          3,561,250         1,079.17(4)
--------------------------------------------------------------------------------------------------------
Warrants Expiring Five Years After
  the Effective Date of this
  Registration Statement to be sold
  by Certain Selling Security Holders
  (the "Third Private Placement
  Warrants").........................    2,000,015             n/a                n/a             0.00(4)
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of Third Private Placement
  Warrants...........................    2,000,015(3)         5.75         11,500,086         3,484.87(4)
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of an Option Held by a Selling
  Securityholder.....................       25,000            2.00(5)          50,000            15.15
--------------------------------------------------------------------------------------------------------
Representative's Warrant.............            1           10.00                 10              n/a
--------------------------------------------------------------------------------------------------------
Common Stock Issuable Upon Exercise
  of Representative's Warrant........      165,000(3)        11.55(6)       1,905,750           577.50
--------------------------------------------------------------------------------------------------------
          Totals.....................           --              --        $38,384,596      $ 11,631.70*
========================================================================================================

 * $18,996.44 was previously paid. Accordingly no further fee payment is due with respect to the filing of this amendment.

(1) Includes 247,500 shares of Common Stock which the Underwriters have the option to purchase to cover over-allotments, if any.

(2) Includes 30,000 shares of Common Stock which the Underwriters have agreed to purchase from a selling stockholder, and 1,155,000 shares of Common Stock to be offered on a delayed basis in non-underwritten transactions by certain selling securityholders.

(3) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may be issued pursuant to the anti-dilution provisions of the warrants and the Representative's Warrants.

(4) Pursuant to Rule 457(g), no fee is due with respect to registration of the Second Private Placement Warrants or the Third Private Placement Warrants. Instead, such fees are due with respect to the registration of the Common Stock issuable upon exercise thereof.

(5) Based upon the exercise price of the Option.

(6) Based upon 165% of the maximum offering price of the Common Stock.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                EXPLANATORY NOTE

     The Registration Statement contains a Prospectus (the "Company Prospectus") which will be used in connection with the underwritten offering of 1,650,000 shares of the Common Stock, $.01 par value, of the Registrant (the "Common Stock"), 1,620,000 shares of which will be offered by the Registrant and 30,000 shares of which will be offered by a selling securityholder (the "Selling Stockholder"). Following the Company Prospectus, there are alternate pages to be included in a second prospectus (the "Alternate Prospectus") which will be used by selling securityholders (the "Selling Securityholders") in connection with an offering to be made on a delayed, non-underwritten basis by them for their accounts of 1,155,000 shares of Common Stock, 2,462,515 warrants and 25,000 shares of Common Stock to be issued upon exercise of an option held by one of the Selling Securityholders. The Alternate Prospectus will be identical to the Company Prospectus, except for the changes indicated by the alternate pages. Such changes will include alternate front and back outside cover pages (to be substituted for the cover pages of the Company Prospectus), alternate pages containing additional information concerning the Selling Securityholders and the plan of distribution disclosed under the captions "Selling Securityholders" and "Plan of Distribution." The Alternate Prospectus will omit matters not applicable to the offering to be made thereby, including "Underwriting" and the disclosures concerning the counsel to the Representative set forth under the caption "Legal Matters."

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION DATED NOVEMBER 7, 1997


                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.

                        1,650,000 SHARES OF COMMON STOCK

     Russian Wireless Telephone Company, Inc., a Delaware corporation (the "Company"), hereby offers (the "Offering") 1,620,000 shares of common stock, $.01 par value (the "Common Stock") of the Company. The initial public offering price of the Common Stock is $7.00. This Prospectus also relates to the offering (the "Selling Stockholder's Offering") of 30,000 shares of Common Stock by a selling stockholder (the "Selling Stockholder").


     Prior to this Offering, there has been no market for the Common Stock. Although it is anticipated that the Common Stock will be traded in the over-the-counter market on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board"), there can be no assurance that such a market will develop after the completion of this Offering. The offering price of the shares of Common Stock offered hereby has been determined by negotiation between the Company and J.W. Barclay & Co., Inc., the representative of the Underwriters (the "Representative"), and is not necessarily related to the Company's asset value, net worth or other established criteria of value. The Representative will not be making a market in the Common Stock being offered hereby. The absence of market making activities in the Common Stock by the Representative may have a material adverse effect on the liquidity of the Common Stock offered hereby, which could make it more difficult for investors in this Offering to purchase or sell such securities. See "Risk Factors" and "Underwriting."



     THESE ARE SPECULATIVE SECURITIES. THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" ON PAGE 13 AND "DILUTION" ON PAGE 30.


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

=====================================================================================================
                                                   UNDERWRITING                        PROCEEDS TO
                                   PRICE TO          DISCOUNTS        PROCEEDS TO        SELLING
                                    PUBLIC      AND COMMISSIONS(1)    COMPANY(2)     STOCKHOLDER(3)
-----------------------------------------------------------------------------------------------------
Per Share.....................       $7.00             $.63              $6.37            $6.37
-----------------------------------------------------------------------------------------------------
Total(4)......................    $11,550,000       $1,039,500        $10,319,400       $191,100
=====================================================================================================

(1) Does not include (i) a warrant to be issued to the Representative to purchase 165,000 shares of Common Stock at an exercise price equal to 165% of the public offering price of the Common Stock (the "Representative's Warrant"), (ii) a non-accountable expense allowance payable to the Representative equal to 3% of the gross proceeds of the Offering and (iii) a consulting agreement providing for fees totalling $125,000 which is payable to the Representative in full on the closing of this Offering. The Company has agreed to indemnify the Underwriters against, or contribute to losses arising from, certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting" and "Use of Proceeds."

(2) Before deducting estimated expenses of this Offering, including the Representative's non-accountable expense allowance (net of a $25,000 advance paid by the Company), of $1,235,200 in the aggregate (or $1,287,175 if the Underwriters' over-allotment option is exercised in full) payable by the Company.

(3) Before deducting the Representative's non-accountable expense allowance of $6,300 payable by the Selling Stockholder.

(4) The Company has granted the Underwriters an option exercisable for a period of 45 days from the date of this Prospectus to purchase up to an additional 247,500 shares of Common Stock upon the same terms and conditions as the Common Stock being offered hereby, solely to cover over-allotments, if any (the "Over-Allotment Option"). If the Over Allotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions, Proceeds to Company and Proceeds to the Selling Stockholder will be $13,282,500, $1,195,425, $11,895,975 and $191,100, respectively. See
    "Underwriting."

     In addition to the Common Stock being offered by the Company and the Common Stock being offered by the Selling Stockholder pursuant to this Prospectus, the Registration Statement of which this Prospectus is a part also covers 1,155,000 shares of Common Stock, 2,450,015 warrants (and the shares of Common Stock issuable upon exercise thereof), as well as 25,000 shares of Common Stock issuable upon exercise of an option granted by the Company to the Chairman of its Board of Directors, all of which are being offered by certain selling securityholders (the "Selling Securityholders").
                             ---------------------

     THE COMMON STOCK IS BEING OFFERED BY THE SEVERAL UNDERWRITERS NAMED HEREIN ON A FIRM COMMITMENT BASIS, SUBJECT TO PRIOR SALE, WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THEM AND SUBJECT TO CERTAIN OTHER CONDITIONS. IT IS EXPECTED THAT DELIVERY OF THE CERTIFICATES REPRESENTING THE COMMON STOCK WILL BE MADE AGAINST PAYMENT THEREFOR AT THE OFFICES OF J.W. BARCLAY & CO., INC., ONE BATTERY PARK PLAZA, NEW YORK, NEW YORK 10004, OR THROUGH THE FACILITIES OF THE
DEPOSITARY TRUST COMPANY, ON OR ABOUT                , 1997.

                            J.W. BARCLAY & CO., INC.

               The date of this Prospectus is             , 1997

    THE REPRESENTATIVE IS PROHIBITED FROM MAKING A MARKET IN OTC BULLETIN BOARD SECURITIES, AND THEREFORE, WILL NOT MAKE A MARKET IN THE SHARES OF COMMON STOCK OFFERED HEREBY. SEE, RISK FACTORS. AS A RESULT, THE REPRESENTATIVE WILL NOT EFFECT ANY TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK. THE INABILITY OF THE REPRESENTATIVE TO MAKE SUCH A MARKET AND UNDERTAKE STABILIZING TRANSACTIONS COULD MATERIALLY ADVERSELY AFFECT THE LIQUIDITY OF THE SECURITIES OFFERED HEREBY. IN CONNECTION WITH THIS OFFERING, HOWEVER, OTHER UNDERWRITERS (OTHER THAN THE REPRESENTATIVE) MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             ---------------------

                             AVAILABLE INFORMATION

    The Company has filed with the Washington, D.C. office of the U.S. Securities and Exchange Commission (the "Commission" or "SEC") a registration statement on Form SB-2 (the "Registration Statement") under the Securities Act which includes this Prospectus. This Prospectus, which constitutes a part of the Registration Statement is materially complete, but does not contain all the information set forth in the Registration Statement and exhibits thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

    The Company will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Reports, proxy and information statements and other information which the Company will be filing thereunder may be inspected without charge, and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549; and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition thereto, such reports, proxy and information statements and other information will be accessible and retrievable from the Website maintained by the Commission at http://www.sec.gov.

    The Company intends to distribute to its stockholders annual reports containing financial statements audited by its independent accountants approximately five months after the close of each fiscal year, and will distribute such other periodic reports to its stockholders as the Company may deem to be appropriate, or as may be required by law. The Company's fiscal year ends on December 31 of each year.

                        ENFORCEMENT OF CIVIL LIABILITIES

    The Company was incorporated in the State of Delaware. However, substantially all of the assets of the Company are located in the Russian Federation, and are owned by three closed joint stock companies organized under the laws of the Russian Federation, Corbina Telecommunications ("Corbina"), CompTel Ltd. ("CompTel") and Investelektrosvyaz ("Investelektro"). The Company is the owner and holder of 75% of the outstanding capital stock of Corbina and CompTel. CompTel is the owner and holder of 51% of the outstanding capital stock of Investelektro. The balance of the outstanding shares of capital stock of such companies is owned by individuals and entities domiciled in the Russian Federation, and by one individual who (a) is a former citizen of the Russian Federation, (b) is now a citizen of the United States, and (c) in his capacity as a key employee of the Company, spends the majority of his time outside of the United States. By reason of the foregoing, it may not be possible for investors to effect service of process within the United States upon such joint stock companies, such other stockholders or said key employee, or to enforce in the United States or outside of the United States judgments obtained against such joint stock companies, such other stockholders or such key employee in the United States courts, or to enforce in the United States courts judgments obtained against such joint stock companies, such other stockholders or key employee in courts in jurisdictions outside of the United States, in each case, in any action, including actions predicated upon the civil liability provisions of the United States securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in jurisdictions located outside of the United States, liabilities predicated upon the United States securities laws. No treaty exists between the United States and the Russian Federation for the reciprocal enforcement of foreign court judgments. See "Risk Factors -- Legal Risks."

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and Financial Statements and Notes thereto appearing elsewhere in this Prospectus. As used in this Prospectus, (i) "Corbina" means Closed Joint Stock Company Corbina Telecommunications, a closed joint stock company organized under the laws of the Russian Federation which is 75% owned by the Company and 25% owned by Mikhail Leibov ("Mr. Leibov"), a key executive of the Company; (ii) "CompTel" means Closed Joint Stock Company CompTel Ltd., a closed joint stock company organized under the laws of the Russian Federation which is 75% owned by the Company and 25% owned by Mr. Leibov; and (iii) "Investelektro" means Closed Joint Stock Company Investelektrosvyaz, a closed joint stock company organized under the laws of the Russian Federation which is 51% owned by CompTel and 49% owned by investors who are not employees, directors or stockholders of the Company. See Appendix A for the definitions of certain terms used in this Prospectus. See Appendix B for a description of recent historical, political and economic conditions in the Russian Federation (which is sometimes hereinafter referred to as "Russia").

     Unless otherwise indicated, all information in this Prospectus assumes no exercise of the Underwriters' over-allotment option or the Representative's Warrant, and all financial statements and data contained in this Prospectus have been presented in accordance with U.S. generally accepted accounting principles. See "Underwriting."

                                  THE COMPANY

     Russian Wireless Telephone Company, Inc., a Delaware corporation, through its Russian subsidiaries, Corbina, CompTel and Investelektro (collectively, the "Subsidiaries"), is a provider of local, domestic and international telecommunications services, principally in the metropolitan area of the city of Moscow and the suburban environs of Moscow in the Russian Federation (collectively, the "Moscow Region").

     The Company's goal is to become a preferred provider of telecommunications services initially to the business community in the Moscow Region, and subsequently to other markets in the Russian Federation. The Company believes it can achieve such goal by providing high quality, cost effective local and long distance telecommunications services in such areas. The Company intends to provide such services by using the net proceeds of this Offering to, among other things, construct a state-of-the-art wireless local loop telecommunications network and to expand its long distance telecommunications operations.

PROPOSED WIRELESS LOCAL LOOP OPERATIONS

     The Company, through Investelektro, intends to construct and operate state-of-the-art wireless local loop telecommunications systems in the cities of Moscow, St. Petersburg, Novosibirsk, Nizhny Novgorod and Ekaterinburg and the suburban environs of Moscow (the "Licensed Territory"). Investelektro, has received a license from the Ministry of Communications (the "MOC") which, pursuant to a governmental restructuring which occurred on March 17, 1997, has been renamed as the State Committee of the Russian Federation on Communications and Information (the "State Communications Committee"), authorizing it to construct and operate its proposed wireless local loop system in the Licensed Territory (the "License"), it has received preliminary approval regarding the assignment of radio frequencies for its use in connection with such operations and it is awaiting receipt of final approval of such frequency assignments. It is anticipated that the first wireless local loop system will be constructed in the Moscow Region.

     A wireless local loop system is a radiotelephone system that provides telecommunications service to fixed locations, such as homes and businesses, without the traditional network of poles and two-wire copper cables. It utilizes a conventional telephone handset that is plugged into a radio receiver unit and operates in exactly the same manner as a conventional telephone. In addition, the system provides the customer at least limited mobility; the communications system is fully accessible as long as the subscriber moves around within the system's coverage area. The primary advantage of a wireless local loop network over traditional wireline technology is speed of installation. A telephone switch typically takes several weeks to install, and individual phone lines, in both remote as well as urban areas, can require several years, depending on the size of the proposed system. With a wireless local loop system, however, several thousand customers inside a typical coverage area (with a radius of approximately 18 miles) can obtain instant access to the network when the system is activated. Deployment of a wireless local loop system drastically reduces installation time to a few weeks for an entire communications system. See
"Business -- Investelektro's Proposed Wireless Local Loop Operations."

LONG DISTANCE TELECOMMUNICATIONS OPERATIONS

     Corbina is a switch-based reseller of domestic and international long distance services primarily to business customers in the Moscow Region. Corbina began commercial operations in March, 1996. Corbina's long distance operations consist of reselling the long distance services of Russian long distance carriers including Rustelnet and Global One ("Global One"), a joint venture of Sprint Communications Company, Deutche Telekom AG and France Telecom. Pursuant to agreements that Corbina has entered into with such primary long distance carriers, it offers to its customers the long distance services of these carriers at rates lower than those available directly from the carriers.

RUSSIAN TELECOMMUNICATIONS INDUSTRY OVERVIEW

     In the Soviet era, telecommunications in the Russian Federation (and in the other republics of the former Soviet Union) was viewed as existing principally to serve the defense and security needs of the state. As a result, the Company believes that the public telecommunications network in the Soviet Union was underdeveloped. With the break-up of the Soviet Union and the liberalization of the economies of its former republics, the demand for telecommunications services has increased significantly, as evidenced by data published by the State Communications Committee revealing a waiting list for telephone line installations of 9.7 million in Russia at year end 1995. Russia and the governments of the countries of the former Soviet Union do not currently have the significant capital necessary for the development of the telecommunications infrastructure. As a result, they have actively encouraged market liberalization, privatization and foreign investment in the telecommunications sector. This has resulted in significant development in the area of fixed wire overlay systems, private networks and cellular and data services. As modern telecommunications capability is critical to the successful transition to a market economy, it is expected that the next stage of development will focus on basic local telecommunications infrastructure.

     The Company believes that the lack of highly developed local and long distance telecommunications systems in Russia has created a significant market opportunity for the Company. Inadequate investment in public telecommunications during the Soviet era and restrictions on access to advanced Western technology have resulted in an underdeveloped telephone system in the Russian Federation. As private enterprise has developed in the Russian Federation since the break-up of the former Soviet Union, the demand for quality telecommunications services has increased dramatically. According to the State Communications Committee, there were approximately 26 million telephone lines in Russia at year end 1995. This fact, coupled with the above-mentioned waiting list for telephone line installation of 9.7 million at year end 1995, has led the Company to conclude that significant pent-up demand for local and long distance telephone services exists in Russia, and that the lack of highly developed wireline telecommunications systems in Russia has resulted in some subscribers looking to wireless telecommunications systems, primarily cellular, as a substitute, rather than a supplement, to wireline systems. The Company believes that the high cost and lengthy time required to build the infrastructure necessary to install and upgrade local wireline services makes it feasible for the Company to provide wireless local loop services as a primary form of telecommunications in certain ares of the Moscow Region where wireline services are inadequate or non-existent.

     The Company believes, based upon its review of population data published by the State Communications Committee, that the Moscow Region, as the commercial and political center of the Russian Federation, has the greatest demand for quality telecommunications services. According to the State Communications Committee, in the Moscow Region there was a waiting list for line installation of over 164,000 at December 31, 1995. The Company believes that the Moscow Region, which has a per capita income level approximately three times the national average of the Russian Federation, has the ability to support a significant increase in local telecommunications subscribers.

     The telecommunications market in the Moscow Region, an area with a population of approximately twelve million, is characterized by low activated penetration rates, substantial bottlenecks on the public network and outdated switching technology. The Company believes the Moscow Region is an attractive market for the provision of integrated telecommunications services due to the current inadequacies of the public network as well as the rapid development of Russian and foreign businesses in the city.

RUSSIAN LONG DISTANCE MARKET

     The size of the Russian long distance market, according to data published by the State Communications Committee, has grown significantly, with international and long distance services accounting for approximately 57% of the estimated $4.5 billion market which currently exists for telecommunications services throughout the Russian Federation. The Company believes that the volume of international and long distance telephone services will continue to grow as current and planned improvements to the Russian Federation's long distance telecommunications network infrastructure are made by Rostelecom, the government controlled provider of national and long distance telecommunications services, and other privately held licensed long distance carriers.

COMPANY INFORMATION


     The Company was organized in April 1994 under the name Telcom Group USA, Inc., and was certified by the New York Public Service Commission to operate as a reseller of all forms of telephone services via landline telephone company or other common carrier facilities located in the state of New York. The Company was engaged principally as a provider of long distance telecommunications services in the New York metropolitan area. With the passage of the Federal Telecommunications Act of 1996, and the subsequent entry of long distance carriers into local markets, the Company began to phase out operations in New York and focused its efforts on the international markets, particularly the Russian Federation. In July 1996, the Company purchased from Mr. Leibov for $5,000 an option to acquire 105 of the 140 issued shares (i.e., 75%) of the capital stock of Corbina for $190,000. On January 28, 1997, the Company exercised its option, and acquired said 75% ownership interest in Corbina. As of the date of this Prospectus, the Company's sole operations and revenue source consists of the long distance reselling activities conducted by Corbina in the Moscow Region. The Company is wholly dependent on the proceeds of this Offering to construct its proposed wireless local loop network and to expand its long distance telecommunications reselling operations in the Moscow Region. During the year ended December 31, 1996, the Company incurred a net loss of $1,470,878 on total revenues of $8,043, and Corbina incurred a net loss of $209,813 on total revenues of $1,011,914. During the six month period ended June 30, 1997, the Company (excluding Corbina) incurred a net loss of $7,835,118 (including a one time compensation charge of $5,250,000 to account for the merger of Russian Wireless Telephone Company, Inc. ("Russian Wireless") with and into the Company) on minimal revenues, and Corbina incurred a net loss of $78,111 on total revenues of $1,265,435. See "Risk Factors" and "Business -- General Overview."


     The Company's office is located at 575 Lexington Avenue, New York, New York 10017, and its telephone number is (212) 486-2900. The Subsidiaries' offices are located at 30/15 Ryazansky Prospect, Moscow, Russian Federation.

RECENT DEVELOPMENTS


     In December 1996, the Company borrowed $750,000 from three non-affiliated persons and issued to such persons an aggregate of 450,000 shares of Common Stock (the "Bridge Financing"), none of which are being registered for sale in this Offering. The Company must repay said $750,000, together with interest thereon accruing at a rate of 8% per annum on the earlier to occur of (i) three business days following the receipt by the Company of the net proceeds of the Offering or (ii) October 31, 1998. The Company did not make such repayment on October 31, 1997. It intends to make such repayment with a portion of the proceeds of this Offering.

                                  THE OFFERING

Securities offered by The Company...     1,620,000 shares of Common Stock

The Selling Stockholder.............     30,000 shares of Common Stock

Common Stock Outstanding Before the
  Offering(1).......................     2,485,000 shares

Common Stock to be Outstanding After
the Offering(2).....................     4,105,000 shares

Use of proceeds.....................     The net proceeds of the Offering will
                                           be used, among other purposes, to
                                           provide additional capital to
                                           Corbina, to purchase switching
                                           hardware and software for connection
                                           of Investelektro's customers to the
                                           Moscow public telephone system, to
                                           purchase equipment and to acquire
                                           antenna sites to be used in
                                           connection with the development and
                                           construction of Investelektro's
                                           proposed wireless local loop
                                           telecommunications system in the
                                           Moscow Region, to repay $3,309,000 of
                                           indebtedness and for working capital.
                                           See "Use of Proceeds;" and
                                           "Management's Discussion and Analysis
                                           of Financial Condition and Results of
                                           Operations -- Liquidity and Capital
                                           Resources."

OTC Bulletin Board Symbol(3)........     RWTC

Risk Factors........................     The Offering involves a high degree of
                                           risk including, but not limited to,
                                           (i) risks of a political, economic
                                           and social nature regarding the
                                           Russian Federation; (ii) currency,
                                           and dividend payment restrictions
                                           pertaining to the Company's Russian
                                           subsidiaries; (iii) risks pertaining
                                           to the Russian legal system; (iv)
                                           risks relating to the loss of
                                           Investelektro's wireless local loop
                                           license; (v) risks relating to the
                                           Company, such as its limited
                                           operating history, its dependence on
                                           key management in the US and the
                                           Russian Federation, the Company's
                                           ability to manage the growth and
                                           expansion that will be necessary to
                                           achieve profitability, the
                                           competitive environment for long
                                           distance services in the Russian
                                           Federation, the problems inherent in
                                           introducing new telecommunications
                                           technology such as wireless local
                                           loop service; and (vi) other risks,
                                           such as the absence of a prior market
                                           for the Company's securities, the
                                           large number of shares of the
                                           Company's Common Stock that will be
                                           available for future sale and
                                           substantial immediate dilution. See
                                           "Risk Factors" beginning on page 13.
---------------
(1) Does not include up to 4,237,515 shares of Common Stock consisting of (i) 750,000 shares issuable upon exercise of common stock purchase warrants issued to investors in the Company's first private placement of securities (the "First Private Placement Warrants"); (ii) 462,500 shares issuable upon exercise of common stock purchase warrants issued to investors in the Company's second private placement of securities (the "Second Private Placement Warrants"), all of which are being offered for sale pursuant to a separate prospectus by certain Selling Securityholders; (iii) 2,000,015 shares issuable upon exercise of common stock purchase warrants issued to investors in the Company's third private placement of securities (the "Third Private Placement Warrants"), all of which are being offered for sale pursuant to a separate prospectus by certain Selling Securityholders; (iv) 25,000 shares issuable upon exercise of an option issued to Jack W. Buechner, the Chairman of the Company's Board of Directors (the "Buechner Option"); and (v) 1,000,000 shares reserved for issuance under the Company's Omnibus Stock Option Plan (including 250,000 shares thereof issuable to Mr. Leibov pursuant to his employment agreement with the Company upon the occurrence of certain events. See "Description of Securities;" "Management;" and "Concurrent Registration of Securities."

(2) Does not include up to 4,650,015 shares of Common Stock issuable in the events that (i) all of the 750,000 First Private Placement Warrants, the 462,500 Second Private Placement Warrants and the 2,000,015 Third Private Placement Warrants are fully exercised; (ii) the Company issues 165,000 shares of Common Stock upon exercise of the Representative's Warrant; (iii) the Company issues 247,500 shares of Common Stock upon full exercise of the Underwriters' over-allotment option; (iv) all 1,000,000 of the shares of Common Stock which have been reserved for issuance under the Company's Omnibus Stock Incentive Plan shall be issued (including up to 250,000 shares of Common Stock issuable to Mr. Leibov pursuant to his employment agreement); and (v) the 25,000 shares of Common Stock underlying the Buechner Option are issued. See "Management;" "Description of Securities;" and "Underwriting."

(3) The Company anticipates that the Common Stock will be quoted on the OTC Bulletin Board. An OTC Bulletin Board quotation listing does not imply that a liquid and active market will develop or be sustained for the securities upon completion of the Offering. Pursuant to the terms of the restriction letter (the "Restriction Letter") between the Representative and the National Association of Securities Dealers, Inc. (the "NASD"), the Representative is prohibited from making a market in securities listed on the OTC Bulletin Board. Accordingly, the Representative will not make a market in the shares of Common Stock offered hereby. However, the Representative is not prohibited from executing buy and/or sell orders for its customers on an agency basis. See "Risk Factors -- Representative Will Not Make a Market in the Common Stock."

                     HISTORICAL AND PROFORMA FINANCIAL DATA

     The following historical financial data relating to the Company for the year ended December 31, 1996 has been derived from the audited financial statements appearing elsewhere herein. Such information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the Financial Statements and notes thereto appearing elsewhere therein. The income statement data with respect to the six month period ended June 30, 1997 are derived from the unaudited financial statements appearing elsewhere herein. In the opinion of management of the Company, such unaudited financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation thereof. The income statement data for the six month period ended June 30, 1997 is not necessarily indicative of the results which may be expected for any interim period or the full fiscal year.

     The Proforma Combined Company information includes and accounts for the effects of the merger of Russian Wireless with and into the Company and the Company's acquisition of a 75% ownership interest in Corbina (i) on the statement of operations for the year ended December 31, 1996 as if the merger and acquisition had occurred on December 31, 1995; and (ii) on the statement of operations for the six months ended June 30, 1997 as if the merger and acquisition had occurred on December 31, 1996. The aforementioned information does not include financial results of CompTel or Investelektro, since the effects thereof were immaterial.

     The Proforma as Adjusted information includes and accounts for the effects of (a) the payment of the principal and accrued interest on certain indebtedness owed by the Company to a former stockholder and pursuant to the Second Private Placement, the Third Private Placement and the Bridge Financing, and (b) the anticipated results of the completion of the sale of 1,620,000 shares of Common Stock offered hereby (not including 247,500 shares of Common Stock subject to the Underwriters' Over-allotment Option) at an assumed offering price of $7.00 per share after deduction of the estimated underwriting discounts and commissions and the expenses of the Offering) upon (i) the balance sheet as if the aforementioned events had occurred on June 30, 1997; (ii) on the statement of operations for the year ended December 31, 1996 as if such events had occurred on December 31, 1995; and (iii) on the statement of operations for the six months ended June 30, 1997 as if such events had occurred on December 31, 1996.

     The Company's employment agreement with Mr. Leibov contains certain performance based compensation provisions which provide, among other things, that, in the event that Corbina's operating income for any of its fiscal years ending during the five year term of the employment agreement shall be greater than $3,400,000, then, the Company shall transfer, subject to certain restrictions on transfer and a right of first refusal, such number of Corbina shares held by it equal to 10% of the total number of outstanding shares of Corbina, thereby reducing the Company's ownership of Corbina to 65%. If Corbina's revenues exceed $3,400,000 in any fiscal year following the transfer of such shares to Mr. Leibov, his employment agreement further provides that he shall be entitled to receive up to 250,000 shares of the Company's Common Stock calculated by dividing the difference between Corbina's operating income and $3,400,000 by the share price, as defined. The issuance of any shares to Mr. Leibov under his employment agreement will be charged to compensation expense and will be valued at the then present market price of such shares. See "Risk Factors -- Effect of Minority Ownership Interest Upon Potential Revenues and Net Income from Subsidiaries" and "Management -- Executive Employment Agreements."

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1996:


                                    RUSSIAN
                                   WIRELESS         CORBINA                      PROFORMA                  PROFORMA COMBINED
                       THE         TELEPHONE        TELECOM-       PROFORMA      COMBINED    TRANSACTION     COMPANIES AS
                     COMPANY     COMPANY, INC.   MUNICATIONS(1)   ADJUSTMENTS    COMPANY     ADJUSTMENTS       ADJUSTED
                    ----------   -------------   --------------   -----------   ----------   -----------   -----------------
                                            (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues..........          --           --         $  1,012             --     $    1,012          --        $     1,012
Cost of
  Services........          --           --              827             --            827          --                827
                       -------      -------          -------        -------        -------     -------            -------
Gross Profit......          --           --              185             --            185          --                185
Commission
  Income..........  $        8           --               --             --              8          --                  8
                       -------      -------          -------        -------        -------     -------            -------
Net Revenues......           8           --              185             --            193          --                193
Operating
  Expenses:
  Officer's
    Salaries......                                                  $ 5,250(2)
                           100           --               --        $   175(4)       5,525     $   175(7)           5,700
  Selling, General
    and
    Administrative
    Expenses......         483      $    35              372            (70)(4)        820          25(5)             845
  Writedown of
    Equipment.....                                                                                  --                 --
  Depreciation and
   Amortization...         210                                           65(3)         275                            275
                       -------      -------          -------        -------        -------     -------            -------
Total Operating
  Expenses........         793           35              372          5,420          6,620         200              6,820
                       -------      -------          -------        -------        -------     -------            -------
Operating Loss....        (785)         (35)            (187)        (5,420)        (6,427)       (200)            (6,627)
Other (Income)
  Expenses:
  Interest and
    financing
    costs.........         686           --               --             --            686        (618)(6)             68
  Foreign Exchange
    Loss..........          --           --               13             --             13                             13
                       -------      -------          -------        -------        -------     -------            -------
Loss Before
  Provision for
  Income Taxes and
  Extraordinary
  Items...........      (1,471)         (35)            (200)        (5,420)        (7,126)        418             (6,708)
Provision for
  Income Taxes....                                        (9)                           (9)                            (9)
                       -------      -------          -------        -------        -------     -------            -------
Loss Before
  Extraordinary
  Items...........  $   (1,471)     $   (35)        $   (209)       $(5,420)    $   (7,135)    $   418        $    (6,717)
                       -------      -------          -------        -------        -------     -------            -------
Net Loss Per
  Share...........  $     (.67)     $(14.00)        $ (1,499)                   $    (2.41)                   $     (2.28)
Weighted Average
  Shares (8)......   2,210,000        2,500              140                     2,960,000                      2,940,100

STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1997:


                                                                                                  PROFORMA
                                         THE                        PROFORMA                      COMBINED
                                       COMPANY        PROFORMA      COMBINED     TRANSACTION      COMPANIES
                                     CONSOLIDATED    ADJUSTMENTS     COMPANY     ADJUSTMENTS     AS ADJUSTED
                                     ------------    -----------    ---------    ------------    -----------
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues............................  $    1,266           --       $   1,266           --        $   1,266
Cost of Services....................       1,197           --           1,197           --            1,197
                                         -------         ----         -------        -----          -------
Gross Profit........................          69           --              69           --               69
                                         -------         ----         -------        -----          -------
Net Revenues
Operating Expenses:
  Officers' Salaries................       5,335           88(4)        5,423          175(7)         5,598
  Selling, General and
     Administrative Expenses........         473          (36)(4)         437           21(5)           458
  Depreciation and Amortization.....       1,680           --           1,680           --            1,680
                                         -------         ----         -------        -----          -------
Total Operating Expenses............       7,488           52           7,540          196            7,736
Operating Loss......................      (7,419)         (52)         (7,471)        (196)          (7,667)
Other (Income) Expenses:
  Interest and financing costs......         420           --             420         (386)(6)           34
  Foreign Exchange Gain.............          (4)          --              (4)          --               (4)
                                         -------         ----         -------        -----          -------
Loss Before Provision for Income
  Taxes.............................      (7,835)         (52)         (7,887)         190           (7,697)
Provision for Income Taxes..........          --           --              --           --               --
                                         -------         ----         -------        -----          -------
Net Loss............................  $   (7,835)       $ (52)      $  (7,887)      $  190        $  (7,697)
                                         =======         ====         =======        =====          =======
Net Loss Per Share..................  $    (2.78)                   $   (2.64)                    $   (2.60)
Weighted Average Shares(9)..........   2,815,110                    2,985,000                     2,965,100


---------------
Statement of Operations Proforma Adjustments:

(1) Corbina's data is presented for the period from December 1, 1995 (inception) through December 31, 1996. Corbina commenced business operations in March 1996.

(2) To record increase in compensation expense resulting from the merger of Russian Wireless with and into the Company, based on the assumed public offering price of the Common Stock of $7.00 per share.

(3) To record amortization of goodwill in connection with the acquisition of Corbina. Goodwill is being amortized over a five year period.

(4) To record additional salary expense based upon the Company's employment agreement with Mr. Leibov. See "Management -- Executive Employment Agreements."

Transaction Adjustments:

(5) To amortize prepaid consulting fees aggregating $125,000 over a period of three years. See "Underwriting."

(6) To reduce interest expense based upon an assumed application of a portion of the proceeds of the Offering to reduce debt. See "Use of Proceeds."

(7) To record issuance of 25,000 additional shares of Common Stock valued at the assumed $7.00 offering price of the Common Stock pursuant to this Prospectus. Such shares are issuable pursuant to the Company's employment agreement with Mr. Leibov. See "Management -- Executive Employment Agreements."


(8) The weighted average number of shares outstanding was calculated using the historical weighted average number of shares of Common Stock outstanding at December 31, 1996 (2,210,000 shares), adjusted for the Proforma Combined Company to account for the issuance of all of the 750,000 shares of Common

    Stock issued in connection with the merger of Russian Wireless with and into the Company (the "Merger"), as though such transaction had occurred on January 1, 1996, and further adjusted for the Proforma Combined Companies As Adjusted to account for (a) 25,000 shares of Common Stock to be issued to Mr. Leibov pursuant to his employment agreement; (b) 500,000 shares of Common Stock canceled by the Company after the contribution thereof by Mr. Nathan; and (c) the sale of approximately 455,100 shares of Common Stock at an assumed net offering price of $6.37 per share ($7.00 less Underwriters' Discounts and Commissions), the proceeds of which would be necessary to fund the retirement of debt.



(9) The weighted average number of shares outstanding was calculated using the historical weighted average number of shares of Common Stock outstanding at June 30, 1997 (2,815,110 shares), adjusted for the Proforma Combined Company to include 169,890 shares of Common Stock, i.e., that portion of the 750,000 shares Common Stock issued in connection with the Merger which were not included in said 2,815,110 shares, as though such transaction had occurred on January 1, 1997, and further adjusted for the Proforma Combined Companies As Adjusted to account for (a) 25,000 shares of Common Stock to be issued to Mr. Leibov pursuant to his employment agreement; (b) 500,000 shares of Common Stock canceled by the Company after the contribution thereof by Mr. Nathan; and (c) the sale of approximately 455,100 shares of Common Stock at an assumed net offering price of $6.37 per share ($7.00 less Underwriters' Discounts and Commissions), the proceeds of which would be necessary to fund the retirement of debt.

BALANCE SHEET AT JUNE 30, 1997:

                                                            THE        TRANSACTION      PROFORMA AS
                                                          COMPANY      ADJUSTMENTS       ADJUSTED
                                                          --------     ------------     -----------
                                                                   (DOLLARS IN THOUSANDS)
Current Assets:
Cash and Cash Equivalents...............................  $     25       $ 11,340(a)     $   5,615
                                                                           (2,381)(b)
                                                                           (3,369)(c)
Accounts Receivable, Net................................       515                             515
Prepaid Expenses and Other Current Assets...............       284            125(b)           409
                                                          --------       --------         --------
Total Current Assets....................................       824          5,715            6,539
Property and Equipment, Net.............................       210                             210
Deferred Registration Fees..............................       762           (762)(d)            0
Goodwill in Corbina, Net................................       294                             294
Organization Costs......................................         2                               2
                                                          --------       --------         --------
          Total Assets..................................  $  2,092       $  4,953        $   7,045
                                                          ========       ========         ========
Current Liabilities:
  Notes Payable.........................................     2,899         (2,899)(c)            0
  Accrued Interest Payable..............................       494           (470)(c)           24
  Accounts Payable and Accrued Expenses.................     1,848           (762)(d)        1,086
                                                          --------       --------         --------
Total Current Liabilities...............................     5,241         (4,131)           1,110
Long Term Debt..........................................       389                             389
Stockholders' Equity (Deficiency):
  Common Stock..........................................        30             11(a)            41
Additional Paid In Capital..............................     7,583         11,329(a)        16,656
                                                                           (2,256)(b)
Accumulated Deficit.....................................   (11,151)                        (11,151)
                                                          --------       --------         --------
Total Stockholders' Equity (Deficiency).................    (3,538)         9,084            5,546
                                                          --------       --------         --------
Total Liabilities and Stockholders' Equity
  (Deficiency)..........................................  $  2,092       $  4,953        $   7,045
                                                          ========       ========         ========

---------------
Transaction Adjustments:

(a) To reflect the issuance of 1,620,000 shares of Common Stock at $7.00 per share, and the cancellation of 500,000 shares of Common Stock which were returned by Mr. Nathan.

(b) To record offering costs as follows: offering expenses consisting of professional fees, Blue Sky fees and expenses, printing and engraving costs and miscellaneous charges aggregating $920,000 (of which $762,000 already has been accrued), the Underwriters' discounts and commissions aggregating $1,020,600, the Representative's non-accountable expense allowance (net of a $25,000 advance) aggregating $315,200 and the Representative's pre-paid financial consulting fee of $125,000. See "Underwriting."

(c) To record the repayment of debt and accrued interest at June 30, 1997 and to write-off unamortized discounts on notes payable to additional paid in capital.

(d) To write-off $762,000 of deferred registration fees, including a $25,000 advance with respect to the Representative's non-accountable expense allowance against paid in capital.

                                  RISK FACTORS

     An investment in the Common Stock and Warrants offered hereby involves a high degree of risk. Prospective investors should carefully consider all of the information in this Prospectus including the following risk factors.

LIMITED OPERATING HISTORY; NO EXPERIENCE IN OPERATING BUSINESSES LOCATED IN THE RUSSIAN FEDERATION; EARLY STAGE OF DEVELOPMENT IN RUSSIA; CONTINUING LOSSES AND STOCKHOLDERS' DEFICIENCIES; COMPANY'S AND CORBINA'S ABILITIES TO CONTINUE AS GOING CONCERNS

     Since 1994, the Company has engaged in limited business activities as a reseller of long distance telephone services in the United States. Although it has engaged in such business activities since 1994, it has not heretofore engaged in any business activities in, and has no experience regarding the operation of any business in, the Russian Federation. During the past nine months, the Company's resources have been principally dedicated to identifying business opportunities in the telecommunications industry in the Russian Federation. The establishment and operation of a proposed wireless local loop telecommunications system by the CompTel may require further capital investments, development and regulatory approvals. The Company may be faced with problems, delays, expenses and difficulties which are typically encountered by companies in an early stage of development, many of which may be beyond the Company's control. These include, but are not limited to, undercapitalization, unanticipated problems and costs related to development, regulatory compliance, production, marketing, economic and political factors and competition. There can be no assurance that the Company will be able to develop, provide at reasonable cost, or market successfully, any of its products or services. Furthermore, during the year ended December 31, 1996, the Company incurred losses from operations of $784,848, had a working capital deficiency of $849,259, a stockholders' deficiency of $953,610 and an accumulated deficit of $3,316,218; and Corbina incurred losses from operations of $209,813, had a working capital deficiency of $214,257 and a stockholders' deficiency of $126,629. Moreover, during the six months ended June 30, 1997, the Company incurred losses from operations of $7,418,632 (including a one time charge of $5,250,000), had a working capital deficiency of $4,418,579 (including Corbina's deficiency of $395,605), a stockholders' deficiency of $3,538,728 and an accumulated deficit of $11,151,336; and Corbina incurred losses from operations of $78,111, had a working capital deficiency of $395,605 and a stockholders' deficiency of $204,740. Such factors raise substantial doubt about the Company's and Corbina's respective abilities to continue as going concerns. In this regard, see the Reports of Independent Auditors accompanying the Company's and Corbina's audited financial statements appearing elsewhere herein which cite substantial doubts about the Company's and Corbina's abilities to continue as going concerns. There can be no assurance that the Company or Corbina will achieve profitability in the future, if at all. If the Company and Corbina fail to achieve profitability, the Company's growth strategies could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON KEY MANAGEMENT; NO KEY MAN INSURANCE COVERAGE

     The Company's various businesses will be managed by a small number of key management personnel, both expatriate and local. The Company's proposed business operations are dependent upon Ronald G. Nathan, the Company's Chief Executive Officer, and Mr. Leibov, the Executive Vice President of the Company and Chief Executive Officer of Corbina, CompTel and Investelektro, for technical guidance and management. In 1995, the Company entered into an employment agreement with Mr. Nathan for a term of two years which has been extended through December 1999. Such agreement provides that Mr. Nathan must devote substantially all of his time (approximately 40 hours per week) to the Company as its Chief Executive Officer. The Company has also entered into an employment agreement with Mr. Leibov which provides for his rendition of services as Executive Vice President of the Company, and as Chief Executive Officer of Corbina, CompTel and Investelektro during the five year term which commenced on February 1, 1997. The Company does not have any agreement with Mr. Leibov which would prohibit him from competing with the Company upon termination of his employment with the Company. In the event that Mr. Leibov's services were to become unavailable to the Company for any reason, the Company's existing and proposed operations in the Russian Federation would be severely jeopardized. The Company has applied for key man insurance coverage in the amount of $1,000,000 on each of such individuals. No assurance can be given that such insurance will be issued covering any or all of such persons. See "Management -- Executive Employment Agreements."

MINORITY OWNERSHIP OF INVESTELEKTRO; ABSENCE OF CONTROL OF SUBSIDIARIES' OPERATIONS; DEPENDENCE ON MR. LEIBOV

     The Company's principal assets are its equity interests in Corbina, CompTel and Investelektro. Through its 75% ownership interest in Corbina and CompTel, and CompTel's 51% ownership interest in Investelektro, the Company controls the operations of each of the Subsidiaries. However, by reason of the fact that the Company's ownership interest in Investelektro is indirect (through its 75% ownership of CompTel), the Company actually owns only 38.25% of Investelektro, and only will be entitled to receive 38.25% of any profit distributions generated by Investelektro. Furthermore, the Company is completely dependent upon Mr. Leibov, who owns the remaining 25% of each of Corbina and CompTel, and is in complete control of the management of the Subsidiaries' operations. In the event that the Company and Mr. Leibov were to become embroiled in a serious and/or protracted dispute regarding the management or control of any of the Subsidiaries, the Company would have to engage in a very time consuming process to find a suitable replacement for Mr. Leibov. Furthermore, in light of the uncertainties of enforcement of contractual rights, as well as the rights of controlling shareholders, under Russian law, no assurance can be given that the Company would be successful in replacing Mr. Leibov with its chosen successor within any reasonably foreseeable time frame. The inability to replace Mr. Leibov in a reasonable period of time, or with a suitable replacement, would have a material adverse effect on the Company and its operations.

GOVERNMENT REGULATION -- INVESTELEKTRO'S INABILITY TO CONDUCT OPERATIONS IF CONDITIONS OF LICENSE ARE NOT SATISFIED

     In February 1997, Investelektro received a license from the State Communications Committee authorizing it to construct and operate the proposed wireless local loop system in the Licensed Territory. It has received preliminary permission to utilize certain segments of the radio frequency spectrum in connection therewith, and it is awaiting receipt of final approval of such frequency assignments. The License requires Investelektro to commence providing wireless local loop operations no later than February 21, 1998, and to establish an installed customer base of not less than 20,000 lines by February 2002. In the event that Investelektro fails to satisfy any of such requirements, its License and/or frequency allocations would be subject to immediate suspension or revocation. Although the Company believes that Investelektro will receive final approval of its frequency assignments, and that Investelektro will not experience difficulties in satisfying the above-mentioned requirements, no assurance can be given in either regard. Furthermore, no assurance can be given that Investelektro will be able to maintain its License, that its terms will not be altered to Investelektro's disadvantage or that it will be renewed upon its expiration. The failure to receive final approval of frequency allocations, the non-renewal, or a suspension or revocation of such License and/or frequency allocations, would jeopardize the Company's entire investment in its proposed wireless local loop system, and would have a material adverse effect on the Company's financial condition and its ability to conduct the business it intends to undertake in the Russian Federation. See "Business -- Proposed Wireless Local Loop Operations -- Telecommunications License."

USE OF SUBSTANTIAL PORTION OF OFFERING PROCEEDS TO REPAY INDEBTEDNESS

     The Company intends to use approximately $3,159,000 (34.8%) of the net proceeds of the Offering to repay indebtedness to investors, and approximately $150,000 of such proceeds to satisfy an obligation owed to Harvey Bloch, a former stockholder, in connection with the redemption of the shares of Common Stock that he formerly owned. As a result, such funds will not be available to fund the Company's proposed operations. See "Use of Proceeds;" "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources;" and "Certain Relationships and Related Transactions."

EFFECT OF MINORITY OWNERSHIP INTEREST UPON POTENTIAL REVENUES AND
NET INCOME FROM SUBSIDIARIES

     By reason of the fact that the Company is the owner of 75% of the outstanding capital stock of each of Corbina and CompTel, and CompTel is the owner of 51% of the capital stock of Investelektro, the Company will only be entitled to report 75% of the revenues and net income, if any, and to receive 75% of any distributions thereof which each of Corbina and CompTel derives from the operation of its respective business. CompTel's revenues and net income will be primarily, if not completely, derived from its 51% ownership interest in Investelektro. Thus, the Company's net indirect share of Investelektro's revenues and net income will be 38.25%. In addition, the Company's employment agreement with Mr. Leibov contains certain performance based compensation provisions which provide, among other things, that, in the event that Corbina's operating income for any of its fiscal years ending during the five year term of the employment agreement shall be greater than $3,400,000, then, the Company shall transfer, subject to certain restrictions on transfer and a right of first refusal, such number of Corbina shares held by it equal to 10% of the total number of outstanding shares of Corbina, thereby reducing the Company's ownership of Corbina to 65%. In such event, the Company's ownership interest in Corbina, its right to report the revenues and net income derived from Corbina, and its right to receive any distributions thereof, would be reduced from 75% to 65%. See "Management -- Executive Employment Agreements."

REPRESENTATIVE WILL NOT MAKE A MARKET IN THE COMPANY'S COMMON STOCK

     Pursuant to the terms of the Representative's Restriction Letter with the NASD, the Representative is prohibited from acting as a "market maker" in securities traded on the OTC Bulletin Board. As a result thereof, the Representative will not make a market in the shares of the Common Stock offered hereby. The Representative's inability to make such a market may have a material adverse effect on the liquidity of the Common Stock offered hereby, which could make it more difficult for investors in this Offering to purchase or sell such securities. The Representative, however, may execute buy and sell orders for its customers on an agency basis. Although no assurance can be given, the Representative may apply to the NASD, in the future, to have its Restriction Letter amended to allow it to make markets in OTC Bulletin Board securities. No assurances can be given when, if ever, the Representative will make such application, or if made, when, if ever, the NASD would approve such application. See "Underwriting."

OTC ELECTRONIC BULLETIN BOARD; ABSENCE OF PRIOR PUBLIC MARKET; DETERMINATION OF OFFERING PRICE

     Although no assurances can be given, it is anticipated that the Company's Common Stock will be traded in the over-the-counter market and quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in the NASDAQ SmallCap Market or NASDAQ National Market. Currently, securities traded on the OTC Bulletin Board experience less liquidity than securities traded on the New York or American Stock Exchanges, or on the NASDAQ National or SmallCap Markets. Accordingly, investors in this Offering may incur difficulties in purchasing or selling the Common Stock. Prior to this Offering, there has been no public trading market for the Common Stock, and there can be no assurance that an active public market for the Common Stock will develop or continue following the Offering. The initial public offering price of the Common Stock has been determined by negotiation between the Company and the Representative and may not necessarily bear any relationship to the Company's assets, book value, revenues or other established criteria of value, and should not be considered indicative of the price at which the Common Stock will trade after completion of the Offering. There can be no assurance that the market price of the Common Stock will not decline below the initial public offering price. See "Underwriting."

NEED FOR ADDITIONAL CAPITAL; NO ASSURANCES OF ABILITY TO OBTAIN NEEDED ADDITIONAL CAPITAL

     The Company requires substantial capital to pursue its operating strategy. The Company does not intend to employ any portion of the net proceeds of this Offering in connection with the construction of wireless local loop systems in the cities of St. Petersburg, Novosibirsk, Nizhny Novgorod or Ekaterinburg. The Company estimates that, in order to fulfill all of the obligations imposed upon Investelektro pursuant to the License, it will need an aggregate of approximately $3 million, in addition to the proceeds of this Offering, to build the basic wireless local loop networks in the cities other than the Moscow Region which comprise the Licensed Territory, and that it may need as much as $20 -- 30 million, in the aggregate, to build wireless local loop systems capable of handling all of the telecommunications traffic which could be generated by all of the potential subscribers for such services located throughout the Licensed Territory. The Company expects to obtain the capital necessary to undertake such activities from projected operating profits and/or from other financing sources. The Company's management believes that the net proceeds of the Offering will enable it to undertake its proposed business activities described herein during the 12 month period after the closing of the Offering. However, any number of unanticipated events, over many of which the Company will have no control, could increase the Company's projected operating costs and/or decrease the number of potential and actual subscribers for its Subsidiaries' services, which would decrease its projected available cash flow. Moreover, as of the date of this Prospectus, the Company has no commitment from any person or entity to provide additional capital to the Company following this Offering. Inasmuch as there can be no assurance that the Company's business interests will generate sufficient cash to satisfy current or future projected capital requirements, or that the Company will be able to obtain any other financing, either for the purpose of carrying out or expanding its proposed business operations, there can not be any assurance that such additional financing will be available when needed or, if available, that the terms upon which it is available will be favorable or acceptable to the Company. Furthermore, if such additional financing can be obtained on terms acceptable to the Company, such financing may result in dilution to stockholders, or a diminution in the value of the Company or both and, consequently, a reduction in the fair market value of the Common Stock. See "Use of Proceeds;" and "Business -- Proposed Wireless Local Loop Operations -- Network Build-Out."

POLITICAL AND ECONOMIC SITUATION IN THE RUSSIAN FEDERATION; LACK OF POLITICAL RISK INSURANCE

     A favorable political climate in the Russian Federation and the openness of its markets to United States trade is essential to the success of the Company. The Russian Federation appears to have embraced political reforms and market economies. However, there are no local procedures for such vast changes; the region has known only totalitarianism and a centrally-planned economy for most of this century. Any reversal in such perceived new political and economic trends and policies, or in international trade policy generally, could materially adversely affect the Company's operations. Moreover, the political situation in the Russian Federation, where the Company expects to generate all of its revenues in the near future, remains in constant transition. Since the arrival of the Yeltsin government in December 1991, the Russian Federation has experienced a proliferation of political parties, an increase of nationalist sentiment, and a fragmentation of its economic and political institutions. In addition, there has been a dramatic increase in crime, including organized crime which may target businesses in the Russian Federation. The viability of the Russian government has been tested by various political factions gaining strength and unsuccessful coup d'etats; there can be no assurance that a coup d'etat will not again be attempted or that any future attempts will not be successful. In addition, the privatization process in the Russian Federation has been sporadic.

     Because the Russian Federation is in the early stages of development of a market economy, its commercial framework in still developing. New market-oriented laws are being enacted, but their application is still uncertain. Although the Company believes that the Russian Federation has advanced in the area of commercial law, Russian laws and courts are not well tested in contract enforcement. Similarly, although Russian law regarding foreign investment provides protection against nationalization and confiscation, there is little or no judicial precedent in this area. In addition, a Presidential Decree issued in September 1993 provides certain other guarantees to foreign companies and Russian companies with foreign investments that detrimental changes in Russian regulations which come into effect following the date of registration of a company will not apply to that company for a period of three years, and that only Russian laws and decrees of the Russian President may place restrictions on the activities of foreign investors. However, the position of the Russian authorities has been that this decree applies only to changes that are directed specifically at foreign investors, and no foreign company has been able to obtain an official exemption from detrimental changes under the decree. There can be no assurance that additional detrimental changes in Russian regulations will not occur.

     The various government institutions and the relations between them, as well as the government's policies and the political leaders who formulate and implement them, are subject to rapid and potentially violent change. The Constitution of the Russian Federation (the "Russian Constitution") gives the President of the Russian Federation substantial authority, and any major changes in, or rejection of, current policies favoring political and economic reform by the President may have a material adverse effect on the Company and the operations of its Subsidiaries.

     The Russian Federation is constituted as a federation of republics, territories, regions (one of which is an autonomous region), cities of federal importance and autonomous areas, all of which are equal members of the Russian Federation. The delineation of authority among the regions, the internal republics and the federal governmental authorities is, in many instances, uncertain, and in some instances, contested. In Chechnya, for example, regional and local authorities openly defied the powers of the federal government, resulting in a protracted military confrontation. Lack of consensus between local and regional authorities and the federal government often results in the enactment of conflicting legislation at various levels and may result in political instability. This lack of consensus may have negative economic effects, which could be material to the Company and its Subsidiaries.

     Furthermore, the political and economic changes in Russia in recent years have resulted in significant dislocations of authority, as previously existing structures have collapsed and new structures are only beginning to take shape. The local press and international press have reported that significant organized criminal activity has arisen, particularly in large metropolitan centers. Moreover, the combination of the sudden loss of the tight social control that was characteristic of the Soviet Union, a large but poorly paid police force, an increase in unemployment, an influx of unemployed persons from outlying areas to metropolitan centers and a decline in real wages has led to a substantial increase in property crime in large cities. In addition, the local press and international press have reported high levels of official corruption in the Moscow Region, and elsewhere in the Russian Federation. In an effort to decrease the levels of criminal activity and corruption, President Yeltsin has issued a series of decrees granting the security forces very broad powers. It has been acknowledged that many provisions of these anti-crime decrees violate the Russian Constitution as well as the Criminal Code of the Russian Federation and these decrees have been viewed by many as a threat to civil rights. While the Company and Corbina have not been adversely affected by these factors to date, no assurance can be given that the depredations of organized or other crime will not in the future have a material adverse effect on the Company and both of its Subsidiaries.

     The failure of many state-controlled enterprises to pay full salaries on a regular basis, and the failure of salaries and benefits generally to keep pace with the rapidly increasing cost of living have led in the past, and could lead in the future, to labor and social unrest. Such labor and social unrest may have political, social and economic consequences, such as increased support for a renewal of centralized authority, increased nationalism (with restrictions on foreign involvement in the economy of the Russian Federation) and increased violence, any of which could have a material adverse effect on the Company and its Subsidiaries.

     In addition, a lack of consensus exists over the manner and scope of government control over the telecommunications industry. Because the telecommunications industry is widely viewed as strategically important to the Russian Federation, there can be no assurance that, in light of possible changes in political power, recent government policies liberalizing control over the telecommunications industry will continue. Any change in or reversal of such governmental policies could have a material adverse effect on the Company.

     The health of Russia's current president, Boris Yeltsin, is poor and, as a result, he could be forced to step down, could become incapacitated or could die. In such event, under the Russian Constitution the prime minister would become acting president and would be required to call new presidential elections. This could result in a period of political instability that could have a material adverse effect on companies operating in Russia.

     Foreign firms operating in this region may be subject to numerous other risks that are not present in domestic operations, including political strife, the possibility of expropriation, inadequate distribution facilities, restrictions on royalties, dividends and currency remittances, inflation, fluctuations of foreign currencies, high and unpredictable levels of taxation, requirements for governmental approvals for new ventures and local participation in operations. Such problems could have a material adverse effect on the Company's operations abroad.

CURRENCY RISKS

     The recent history of trading in the rouble as against the U.S. Dollar has been characterized by significant declines in value and considerable volatility. Although in recent months, the rouble has experienced relative stability against the U.S. Dollar, there is a risk of further declines in value and continued volatility in the future. Corbina's tariffs are denominated, and CompTel's tariffs will be denominated, in U.S. dollars, but charges are and will be invoiced and collected in roubles, while their respective major capital expenditures are and/or will be generally denominated and payable in various foreign currencies, predominantly, roubles. To the extent such major capital expenditures involve importation of equipment and the like, current law permits the Subsidiaries to convert their rouble revenues into foreign currency to make such payments. The rouble is generally not convertible outside Russia. A market exists within Russia for the conversion of roubles into other currencies, but it is limited in size and is subject to rules limiting the purposes for which conversion may be effected. The limited availability of other currencies may tend to inflate their values relative to the rouble and there can be no assurance that such a market will continue to exist indefinitely. Moreover, the banking system in Russia is not yet as developed as its Western counterparts and considerable delays may occur in the transfer of funds within, and the remittance of funds out of, Russia. Any delay in converting roubles into a foreign currency in order to make a payment or delay in the transfer of such foreign currency could have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Foreign Currency Translation."

CURRENCY CONTROLS; RESTRICTIONS ON REPATRIATION OF PAYMENTS

     While applicable legislation in the Russian Federation currently permits the repatriation of profits and capital and the making of other payments in hard currency, the ability of the Company to repatriate such profits and capital and to make such other payments is dependent upon the continuation of the existing legal regimes for currency control and foreign investment, administrative policies and practices in the enforcement of such legal regimes and the availability of foreign exchange in sufficient quantities in those countries.

     The illness of President Yeltsin could result in a change in such administrative policies in Russia, to the extent that the government and the Central Bank of the Russian Federation (the "Central Bank") feel constrained (or may be forced, if there is any risk of significant movements of capital from Russia in the wake of the elections) to limit the ability of Russian citizens and foreign investors to transfer capital out of Russia.

     In addition, under current currency regulations in Russia, while there do not appear to be additional administrative requirements for the payment of dividends or interest on debt, specific licenses from the Central Bank are required for the making of equipment lease payments to a foreign lessor and for repayments of principal on debt with a term of more than 180 days. Failure to obtain such currency licenses where required can result in the imposition of fines and penalties. While the requirements for obtaining such licenses largely involve the production of documentation, not only are the documentary requirements themselves burdensome, but there can be no assurance that the entity granting the licenses may not impose additional, substantive requirements for the grant of a license or deny a request for a license on an arbitrary basis. Furthermore, the time typically taken by the Central Bank to issue such licenses varies from two to six months.

     Finally, the Company's ability to repatriate distributions and other payments in hard currency will be dependent upon the ability of the Company's Subsidiaries to bill their customers in U.S. Dollars or the equivalent amount of local currency, as well as their ability to freely exchange local currency receipts into U.S. Dollars.

     Accordingly, there can be no assurance that, because of various local currency regulations, the Company will be able fully and/or timely to realize benefits from its operations in Russia through the receipt of hard currency payments.

LEGAL RISKS

     Russia lacks a fully developed legal system. Russian law is evolving rapidly and in ways that may not always coincide with market developments, resulting in ambiguities, inconsistencies and anomalies, and ultimately in investment risk that would not exist in more developed legal systems. For example, the ability of a creditor both to obtain a lien or other similar priority in payment and to enforce such priority is uncertain. Furthermore, effective redress in Russian courts in respect of a breach of law and regulation, or in an ownership dispute, may be difficult to obtain.

     Risks associated with the Russian legal system include: (i) the untested nature of the independence of the judiciary and its immunity from economic, political or nationalistic influences; (ii) the relative inexperience of judges and courts in commercial dispute resolution, and generally in interpreting legal norms; (iii) inconsistencies among laws, presidential decrees and governmental and ministerial orders and resolutions; (iv) oftentimes conflicting local, regional and national laws, rules and regulations, particularly in the Russian Federation; (v) the lack of judicial or administrative guidance on interpreting the applicable rules; and (vi) a high degree of discretion on the part of government authorities and arbitrary decision making which increases, among other things, the risk of property expropriation. The result has been considerable legal confusion, particularly in areas such as company law, property, commercial and contract law, securities law, foreign trade and investment law and tax law. No assurance can be given that the uncertainties associated with the existing and future laws and regulations of Russia will not have a material adverse effect on the Company.

     In January 1995 and March 1996, respectively, newly legislated provisions of the First and Second Parts of the Civil Code of the Russian Federation (the "Civil Code") became effective. Also, in January 1996 and April 1996, respectively, the Federal Law on Joint Stock Companies and the Federal Law on the Securities Market became effective. The recent creation of many Russian laws, the lack of consensus about the scope, content and pace of economic and political reform and the rapid evolution of the Russian legal system in ways that may not always coincide with market developments, could lead to ambiguities, inconsistencies and anomalies, the enactment of laws and regulations without a clear constitutional or legislative basis, and ultimately in investment risks that do not exist in more developed legal systems. In addition, Russian legislation often contemplates implementing regulations that have not yet been promulgated, leaving substantial gaps in the regulatory infrastructure. No assurance can be given that, in some instances, the evolution of Russia's laws and the enactment of new legislation will not have a material adverse effect on the Company and/or its Subsidiaries.

     Disclosure and reporting requirements, and anti-fraud and insider trading legislation have only recently been enacted and most Russian companies and managers are not accustomed to such restrictions on their activities. The concept of fiduciary duties on the part of management or directors to their companies or shareholders is also relatively new and is not well developed. Moreover, Russia has not yet recognized the concept of class action lawsuits and has only recently enacted legislation providing for shareholder derivative lawsuits. To date, Russian courts do not have experience with respect to such derivative suits.

     Both the independence of the judicial system and its immunity from economic, political and nationalistic influences, remain largely untested. Judges and courts are generally inexperienced in the area of business and corporate law, and judicial precedents generally have no binding effect on subsequent decisions. There is no guarantee that a foreign investor would obtain effective redress in any court. Substantially all of the assets of the Company are located in the Russian Federation, and are, or will be, owned by Corbina, CompTel and Investelektro, three closed joint stock companies organized under the laws of the Russian Federation. The Company is the owner and holder of 75% of the outstanding capital stock of Corbina and CompTel. CompTel is the owner and holder of 51% of the outstanding capital stock of Investelektro. The balance of the outstanding shares of capital stock of Corbina and CompTel is owned by Mikhail Leibov, a former citizen of the Russian Federation who is now a citizen of the United States, and who, in his capacity as a key employee of the Company, spends the majority of his time outside of the United States. The balance of the outstanding shares of capital stock of Investelektro is owned by citizens of and entities organized under the laws of, the Russian Federation. By reason of the foregoing, it may not be possible for investors to effect service of process within the United States upon the Company's Subsidiaries, Mr. Leibov or such Russian citizens or entities, or to enforce in the United States or outside of the United States judgments obtained against the Company's Subsidiaries, Mr. Leibov or such Russian citizens or entities in the United States courts, or to enforce in the United States courts judgments obtained against the Company's Subsidiaries, Mr. Leibov or such Russian citizens or entities in courts in jurisdictions outside of the United States, in each case, in any action, including actions predicated upon the civil liability provisions of the United States securities laws. In addition, it may be difficult for investors to enforce, in original actions brought in jurisdictions located outside of the United States, liabilities predicated upon the United States securities laws. No treaty exists between the United States and the Russian Federation for the reciprocal enforcement of foreign court judgments. See "Enforcement of Civil Liabilities" and "Business -- Proposed Wireless Local Loop Operations -- Ownership of Investelektro."

     Furthermore, the relative infancy of business and legal cultures in Russia is reflected in the inadequate commitment of local business people, government officials and agencies, and the judicial system to honor legal rights and agreements, and generally to uphold the rule of law. Accordingly, the Company may, from time to time, confront threats of, or actual, arbitrary or illegal revision or cancellation of its licenses and agreements, and face uncertainty or delays in obtaining legal redress, any of which could have a material adverse effect on the Company.

SOCIAL RISKS

     The political and economic changes in Russia since the break up of the former Soviet Union have resulted in significant social dislocations, as existing structures of authority have collapsed and new ones are only beginning to take shape. The resulting broad decline in the standard of living has resulted in substantial political pressure on the government to slow or even reverse the economic policies currently being pursued.

     In addition, the local and international press have reported significant organized criminal activity, particularly in large metropolitan centers, directed at revenue-generated businesses, and an increased integration of Russian organized crime and major international criminal organizations. In addition, a substantial increase in property crime in large cities has been reported. Finally, the local and international press have reported high levels of official corruption in the locations where the Company operates. No assurance can be given that organized or other crime or claims that the Company or any of its Subsidiaries has been involved in official corruption will not in the future have a material adverse effect on the Company.

INFLATION

     The Russian economy is in transition and has been characterized by high rates of inflation. The Russian Government adopted a number of measures in 1995 and 1996 and these have begun to have a favorable impact on inflation rates. In 1994, the average monthly inflation rate was 10.0%. In 1995, the average monthly inflation rate decreased to 7.2% and during 1996, the average monthly inflation rate was 1.8%. The devaluation of the rouble in recent years has not kept pace with inflation. Corbina prices its services, and CompTel intends to price its equipment and services in U.S. dollars thereby mitigating the effects of the devaluation of the rouble. However, the Company believes that such pricing may not be able to fully offset the effects of inflation because a substantial portion of all collections will be in roubles. In addition, the Company also believes that Corbina and CompTel may experience increased costs in hard currency terms due to the devaluation of the rouble. If the Subsidiaries are unable to maintain prices in line with inflation, due to competitive pressures or otherwise, it may have a material adverse effect on the Company.

TAXATION

     Generally, taxes payable by Russian companies are substantial. In addition, taxes payable by Russian companies are numerous, they are charged by federal, regional and local authorities and they are subject to frequent change. The profit tax, which is imposed pursuant to federal legislation, is payable at the rate of 13% to the federal tax authorities, and it is payable to the regional tax authorities at such rates as they deem to establish, subject to an absolute ceiling on such rates of 22%. Businesses engaged in commercial operations in Russia must be registered with the taxing authorities in each location in which they conduct business, and must submit an annual tax declaration. Social Security contributions by employers are payable to four different governmental funds, and aggregate 38.5% of wages and salaries paid to Russian employees. A value-added tax (the "VAT") is imposed at the rate of 20% of the customs value of imported goods, on goods supplied within the Russian Federation and on certain services, including the services provided by Corbina, and which CompTel intents to provide. At the local level, the Moscow taxing authorities impose an advertising tax which is currently 5% of the value of advertising services purchased, transport and education taxes each of which is currently levied at the rate of 1% of salary expenses and housing and road-users taxes which are currently levied at the rates of 1.5% and 2.5% of revenues, respectively. Currently, dividends are taxed at 15% and the payor is required to withhold the tax when paying the dividend.

     The taxation system in Russia is at an early stage of development and is subject to varying interpretations, frequent changes and inconsistent enforcement at the federal, regional and local levels. In certain instances, new taxes have been given retroactive effect. Although the Russian Government has initiated a revision of the Russian tax system, including the enactment of a tax code with the assistance of tax experts from throughout the world, no assurance can be given that this proposed legislation will be enacted and, if enacted, will result in a reduction of the tax burden on Russian companies and the establishment of a more efficient tax system. To date, the system of tax collection has been relatively ineffective, resulting in the continual imposition of new taxes in an attempt to raise government revenues. This history, plus the existence of large government budget deficits, raises the risk of a sudden imposition of arbitrary or onerous taxes, which could adversely affect investments in Russia, including an investment in the Company.

UNCERTAINTY OF MARKET ACCEPTANCE; LIMITED MARKETING EXPERIENCE;
DEVELOPMENT OF NEW TELECOMMUNICATIONS SYSTEMS

     Although the Company believes that there will be a substantial and receptive market for services and products which it expects to market in the Russian Federation, wireless local loop services have not, as of the date of this Prospectus, been offered in the Russian Federation. Given the limited economic resources of the newly privatized businesses which will encompass a material portion of the proposed market for the Company's services and products, there can be no assurance that the wireless local loop services and products to be offered by the Company will achieve commercial acceptance or that a sufficient number of customers will be able to afford such services. In addition, achieving market acceptance for the Company's proposed products and services will require substantial marketing efforts to inform potential customers of the distinctive characteristics and benefits thereof. The Company has limited marketing experience in the United States, and no marketing experience in the Russian Federation. There can be no assurance that its proposed products and services will ultimately be accepted by its targeted Russian customers.

     The Company has not previously developed a telecommunications system. The Company believes that the wireless loop telecommunications system it is planning to develop through Investelektro, and the long distance telephone service that it is planning to expand through Corbina, will be able to operate effectively. There can be no assurance that such systems will be able to provide services on a competitive basis. In addition, there can be no assurance that the Company's estimates of the ultimate costs of such systems will prove to have been accurate or that the proceeds allocated will be sufficient to construct and/or expand such systems.

POTENTIAL NEED FOR ADDITIONAL PARTNERS; RELIANCE ON PARTNERS

     The Company's strategy for providing telecommunications services in the Moscow Region and other parts of the Russian Federation may require it, or one or both of its Subsidiaries, to enter into collaborative arrangements with other parties. Such arrangements may include the provision of long distance telecommunications, wireless local loop services and/or technical assistance through joint ventures with strategic Russian manufacturing conglomerates or governmental authorities which own or operate, local telecommunications exchange networks, or with other entities who have contracts to provide such services to the owners and operators of such local networks. No assurance can be given that the Company will be able to successfully identify and/or negotiate acceptable agreements with other parties, or that if such agreements are consummated, that the Company will be successful in completing the transactions contemplated thereby.

COMPETITION

     Competition for business by Western companies in the Russian Federation is intense. The Moscow City Telephone Network ("MGTS") has entered into joint ventures for the provision of long distance telecommunications services to consumers and businesses located in the Moscow Region with several of the world's largest telecommunications companies, including AT&T (TelMos), Belgacom and Alcatel Bell (Combellga), British Telecom (Comstar) and Global Telesystems (Sovintel). Each of such joint ventures has greater financial, technical and marketing resources than the Company. Investelektro will not have an exclusive license to provide telecommunications services in the Moscow Region, and a number of other entities, including Russian companies and the above mentioned international joint ventures, may compete with Investelektro for shares of the local telecommunications market in the Moscow Region. Many of such companies (and all of the above-mentioned joint ventures) will be larger than Investelektro and have significantly greater financial and other resources. There can be no assurance that the Company will be able to compete effectively in any aspect of its current or proposed business activities or that developments by others will not render the Company's products and services noncompetitive. Moreover, the Company may have to compete with unlicensed businesses or with businesses capitalizing on personal relationships with the fluid power structure in the Russian Federation. In the Russian Federation, in addition to competition from private telecommunications companies, the Company may be competing with partially and wholly state-owned communications enterprises. There can be no assurance that the implementation of the Company's strategy of having local partners will give it any competitive advantage. In addition, there can be no assurances that competition in the Company's targeted markets will not increase as economic activity grows and that larger, better capitalized competitors will not enter the market in these areas. See
"Business -- Proposed Wireless Local Loop Operations -- Competition;" and
"-- Corbina's Long Distance Telecommunications Operations -- Competition."

WIRELESS LOCAL LOOP NETWORK CONSTRUCTION AND OPERATIONAL RISKS

     General. The proposed development and operation of Investelektro's wireless local loop network involves a high degree of risk. Investelektro has completed the selection of the hardware and software components of the equipment which it intends to employ in connection with the construction of its network in the Moscow Region and it has determined the location of two of the three antenna sites that it intends to use for its proposed Moscow Region network. Investelektro intends to commence marketing efforts and launch commercial service in 1997 and expects to complete initial construction of its network in the Moscow Region by the end of 1998. There can be no assurance that Investelektro will be able to construct its network in accordance with its current construction plan and schedule. If Investelektro is not able to implement its construction plan, it may not be able to provide services comparable to those provided by MGTS and providers of cellular telecommunications services in its market and, as a result, Investelektro's anticipated subscriber growth may be limited. Failure to comply with the License's requirements could cause revocation or forfeiture of the License which has been issued to Investelektro by the State Communications Committee, or the imposition of fines upon Investelektro by the State Communications Committee. The construction of Investelektro's wireless local loop network is subject to successful completion of the network design, site and facility acquisitions, the purchase and installation of the network equipment and network testing. Delays in any of these areas could have a material adverse effect on Investelektro's ability to construct its network in a timely manner.

     Location of Base Station Transmitter Equipment. The construction of Investelektro's wireless local loop network will depend, to a significant degree, on Investelektro's ability to lease or acquire sites for the location of the equipment which will receive the radio signals emanating from buildings and other locations from which Investelektro's customers will be placing and receiving telecommunications transmissions, and/or re-transmit such signals directly to other buildings or locations within Investelektro's proposed network, or through the public telephone network operated by MGTS, or to Corbina or another provider of long distance telecommunications services. The site selection process in the Moscow Region will require the negotiation of lease or acquisition agreements for approximately three sites for the proposed network, and may require Investelektro to obtain governmental approvals or permits. The Company expects that the site acquisition process will continue throughout the construction of Investelektro's network. Each stage of the process involves various risks and contingencies, many of which are not within the control of Investelektro and any of which could adversely affect the construction of the network should there be delays or other problems. No assurance can be given that Investelektro will be able to obtain such governmental approvals or permits, or that it will be able to successfully negotiate such site leases or site acquisition agreements, or that it will be able to obtain such sites, or lease same at costs which it will be able to afford or within a time frame which will enable it to establish and commence operations in a timely manner.

     Demands on Managerial, Operational and Financial Resources. The development, construction and operation of Investelektro's wireless local loop network and the expansion of Corbina's long distance telecommunication services are expected to place significant demands on the Company's managerial and operational and financial resources. The Company's future performance will depend, in part, on the Company's ability to implement and improve its operational and financial systems and to attract, train and manage its employee base and those of its Subsidiaries, including customer support and marketing and sales personnel. There can be no assurance that the Company will be able to manage planned operations successfully. Any failure to manage growth effectively (including implementing adequate systems, procedures and controls in a timely manner) could have a material adverse effect on the Company's financial condition and the results of current and proposed operations.

     Dependence on Interconnect Parties. In order to operate its proposed network successfully, Investelektro must maintain interconnection agreements with the telephone companies, including MGTS, operating or providing service in the areas where it intends to deploy its proposed wireless local loop network. Although, Investelektro believes that it will be able to negotiate agreements providing for favorable tariffs for interconnection fees and carrier charges with MGTS and such other telephone companies, no assurance can be given in this regard. If Investelektro does not consummate an interconnection agreement with MGTS providing for reasonable terms and tariffs, or it is completely unable to obtain such an agreement, it would not be able to connect its subscribers' telecommunications traffic to the Moscow local public switched telephone network. Such an eventuality would materially adversely affect Investelektro's proposed business activities. See "Business -- Proposed Wireless Local Loop Operations -- Billings, Tariffs and Interconnection Charges."

TECHNOLOGICAL OBSOLESCENCE AND NEW TECHNOLOGY

     The telecommunications industry is undergoing rapid and significant technological change. Future technological advances may result in new services or products directly competitive with the telecommunications services which the Company proposes to provide. Large manufacturers have dominated the technological development of a variety of wireless one-way and two-way communication technologies, including cellular telephone service, personal communications services, enhanced specialized mobile radio, low-speed data networks, and mobile satellite services, all of which currently are in use or under development. There can be no assurance that the Company would not be adversely affected by further developments of such technologies, or any changes therein. The Company will need access to improving technology in order to remain competitive. There can be no assurance that it can obtain access to such new technology through licensing agreements, joint ventures or otherwise. The Company does not intend to allocate any of the proceeds of the Offering to basic research and has not devoted any resources to research and development thus far. Such technology has generally been available on an "off-the-shelf" basis, but such technology may not be available to the Company in the future, or may render the Company's systems obsolete. If such technology is no longer available on an "off-the-shelf" basis, the Company's small size may hinder its ability to obtain necessary technology.

SUSCEPTIBILITY TO POLITICAL AND OTHER PRESSURES

     Although the governments of the Russian Federation and geographic locales in which the Company intends to operate (such as the Moscow Region) may be limited in the extent to which they can legally direct the Company's policies, in practice they may be able to exercise significant influence. As a consequence, not only may the Company's activities be restrained if a governmental entity or instrumentality is not supportive, but the Company may be forced to take action to support policies or agendas of the government which are not in its commercial or other interests.

RISKS ASSOCIATED WITH ACQUISITIONS

     The Company is not currently considering the acquisition of any business, or a joint venture with any other business or individual. From time to time in the future, the Company and/or its Subsidiaries may enter into negotiations with respect to potential acquisitions or joint ventures, some of which may result in preliminary agreements. In the course of such negotiations and/or due diligence, these negotiations and/or preliminary agreements may be abandoned or terminated. No assurance can be given that the Company and/or its Subsidiaries will find suitable acquisition or joint venture candidates, or that future acquisitions or joint ventures will be financed and made on acceptable terms, or if completed, that such acquisitions or ventures will be successful.

OFFICIAL DATA RELIABILITY

     The official data published by the Russian federal, regional and local governments and federal agencies are substantially less reliable than the comparable data published in the United States. There can be no assurance that the official sources from which certain of the information set forth in this Prospectus has been drawn are reliable. Official statistics may also be produced on different bases than those used in the United States. Any discussion of matters relating to the Russian Federation must therefore be subject to uncertainty due to concerns about the completeness and reliability of available official and public information.

EFFECT OF CERTAIN SECURITIES TRANSACTIONS UPON THE COMPANY'S EARNINGS

     As a result of the Company's issuance of Common Stock to certain of its stockholders during the 12 month period which preceded the date of initial filing of the Registration Statement of which this Prospectus forms a part for consideration which was less than the per share offering price of the Common Stock in this Offering, the Company incurred deferred financing costs of $1,890,000, debt discounts of $465,000, and amortization of deferred financing costs and debt discounts of $416,500. In the event that the Company issues up to 250,000 shares of Common Stock to Mr. Leibov pursuant to the incentive compensation provisions of his employment agreement, the Company will recognize a substantial noncash charge to earnings equal to the fair value of such shares on the date of their issuance. Such charge would have the effect of significantly increasing the Company's loss or reducing or eliminating earnings, if any, at such time. The recognition of such expense may have a depressive effect on the market price of the Company's securities. See "Management -- Executive Employment Agreements;" and "Certain Relationships and Related Transactions."

DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock. The Board of Directors does not anticipate paying cash dividends on its Common Stock in the foreseeable future as it intends to retain future earnings to finance the growth of the business. The payment of future cash dividends on the Common Stock will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors. See "Dividend Policy."

82% DILUTION

     Purchasers of the Common Stock offered by this Prospectus will suffer an immediate and substantial dilution in the net tangible book value per share of the Common Stock from the initial public offering price. At an assumed initial public offering price of $7.00 per share, new investors will experience a dilution of $5.73 per share based upon a pro forma net tangible book value per share after the Offering. This represents a dilution of 82% from the initial public offering price. By reason of the fact that the Company's stockholders and Russian Wireless' stockholders acquired their shares of the Company's Common Stock at prices which were substantially below the assumed public offering price of the Common Stock, purchasers of the Common

Stock pursuant to this Offering will be bearing a substantial proportion of the risks which the Company will be encountering subsequent to the closing of this Offering. See "Dilution."

AUTHORIZATION OF PREFERRED STOCK

     The Company's Certificate of Incorporation authorizes the issuance of preferred stock with designations, rights and preferences determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. The issuance of preferred stock with anti-takeover measures could have a depressive effect on the market price of the Common Stock (should a market develop for the Common Stock) and could discourage hostile bids in which shareholders may receive premiums for their shares. See "Description of Securities -- Preferred Stock."

IMPACT ON ANY MARKET FROM POSSIBLE EXERCISE OF REPRESENTATIVE'S WARRANTS

     The holders of the Representative's Warrants may exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital by the sale of securities on terms more favorable than those provided by the Representative's Warrants. If the Representative's Warrants are exercised, the dilution of the voting and equity interests of the Company's shareholders which shall result therefrom could cause a decrease in the market price of the Company's securities. See "Description of Securities -- Representative's Warrants."

SALES OF SHARES BY THREE PRINCIPAL STOCKHOLDERS

     Each of Messrs. J.P. Downey, Ernest Ferrante and Paul Signoracci, none of whom has ever been an employee, officer or director of the Company, is the owner of 285,000 shares of Common Stock (855,000 shares, in the aggregate). All of such 855,000 shares are being registered for sale pursuant to the Registration Statement of which this Prospectus forms a part. The sale of all or a substantial portion of such shares could adversely affect the pricing of, and/or any market for, the Company's securities that may develop following the date hereof. See "Principal Security Holders" and "Concurrent Offering of Securities."

SHARES ELIGIBLE FOR FUTURE SALE

     Sales of the Common Stock in the public market after this Offering could adversely affect the market price of the Common Stock. Upon completion of this Offering, the Company will have outstanding, assuming no exercise of any outstanding warrants or options, 4,105,000 shares of Common Stock (4,352,500 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, 1,650,000 shares will be freely tradeable without restriction under the Securities Act, and 1,155,000 shares will be registered for sale pursuant to a separate prospectus under the Securities Act. However, 1,150,000 of said 1,155,000 shares will be restricted from sale pursuant to the lockup agreements described below. The remaining 1,300,000 shares of Common Stock held by existing shareholders are restricted securities within the meaning of Rule
144. In accordance with Rule 144, all of such shares are presently eligible for sale to the public notwithstanding the fact that they have not been registered under the Securities Act. The Representative has required, as a condition to the closing of the Offering, that (a) each of the directors and officers of the Company and its Subsidiaries, (b) the holders of substantially all of said 1,155,000 shares and said 1,300,000 shares, as well as (c) the holders of substantially all of the warrants to purchase 2,462,515 shares of Common Stock issued in October 1994 and February 1996 in connection with the Company's second and third private placements, and the holder of an option to purchase 25,000 shares of Common Stock must execute written lockup agreements providing that, for a period of 24 months from the date of this Prospectus, they shall not offer, sell, contract to sell, grant an option for the sale of, issue, assign, transfer or otherwise dispose of any of the Company's securities held by them without the Representative's prior written consent. By reason of the registration rights which the Company conferred to the investors who purchased 750,000 warrants of Common Stock pursuant to the Company's first private placement of securities in June 1994, the Representative did not require any of such warrantholders to agree to lockup their securities. As of the date of this Prospectus, the holders of 1,150,000 of said 1,155,000 shares, the holders of 1,280,000 of said 1,300,000 shares, the holders of warrants to purchase 2,404,181 of said 2,462,515 shares, the holder of warrants issued in said first private placement to purchase 50,000 shares and the holder of said option have executed lockup agreements. In the event that the Representative fails to receive lockup agreements from all of the above-described holders of the Company's securities, but nevertheless agrees to proceed with the closing of this Offering, the ability of the holders of said securities to sell the shares of Common Stock which are being registered for sale by them pursuant to a separate prospectus to sell their respective shares could adversely affect the pricing of, and/or any market for, the Common Stock that may develop. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources," "Description of Securities -- Registration Rights," "Shares Eligible for Future Sale" and "Underwriting."

INDEMNIFICATION OF DIRECTORS AND OFFICERS; POSSIBLE INABILITY TO OBTAIN OFFICERS' AND DIRECTORS' LIABILITY INSURANCE

     The Company's Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by law. The Company has entered into indemnification agreements with each of its officers and directors which also provide for their indemnification to the fullest extent permitted by law. The Company intends to apply for officers' and directors' liability insurance providing limits of $1,000,000 per occurrence. There can be no assurance that the Company will be able to obtain or maintain such insurance on acceptable terms. Failure to maintain such insurance could have a material adverse effect on the Company's ability to attract and retain directors and officers. Any amounts which the Company may be required to pay under such indemnification agreements which are not reimbursed by insurance, either because no insurance policy is then in effect or because the amount of such required payments exceeds the policy limit, could have a material adverse effect on the Company. See "Management -- Indemnification of Directors and Officers."

REGISTRATION RIGHTS HELD BY THE HOLDERS OF THE FIRST PRIVATE PLACEMENT WARRANTS

     The holders of the First Private Placement Warrants have the right to demand on one occasion, that the Company file a registration statement with the SEC registering the First Private Placement Warrants and the Common Stock issuable upon exercise thereof for sale under the Securities Act. Such demand registration rights may be exercised at any time during the five year period commencing six months from the date of this Prospectus, and must be exercised by the holders of a majority of the First Private Placement Warrants. If such rights are exercised, the Company must prepare and file a registration statement on an appropriate form to register for public sale the First Private Placement Warrants and the Common Stock issuable upon the exercise thereof, and keep such registration statement effective for a period of nine months. The Company must bear all costs of such registration, except for filing fees, underwriter's discounts and commissions, stock transfer taxes and the fees and expenses of such holders' counsel. The above-described registration rights pertaining to the First Private Placement Warrants could result in substantial future expense to the Company and could adversely affect the Company's ability to complete future equity or debt financings. Furthermore, the registration and sale of securities of the Company held by or issuable to the holders of such registration rights, or even the potential of such sales, could have an adverse effect on the market price of the securities offered hereby. See "Description of Securities -- Registration Rights."

RISKS OF LOW-PRICED STOCKS; POSSIBLE ADVERSE EFFECTS OF "PENNY STOCK" RULES

     It is anticipated that the Common Stock will initially be traded in the over-the-counter market on the NASD's OTC Bulletin Board. As a consequence, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Common Stock. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks. The SEC regulations generally define a penny stock to be any equity security that has a market price or exercise price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on Nasdaq and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three (3) years, (ii) net tangible assets of at least $5,000,000 if such issuer has been in continuous operation for less than three years, or
(iii) average annual revenue of at least $6,000,000 during such issuer's last three years of operations. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. Furthermore, in connection with any transaction in a penny stock, brokers must also provide investors with current bid and offer quotations therefor, the compensation of the broker and its salesperson in connection therewith and monthly account statements showing the market value of each penny stock in the investor's account.

     In addition, if the Common Stock is not quoted on Nasdaq, or the Company does not have $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") for non-Nasdaq and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities also are exempt from this rule if the market price is at least $5.00 per share.

     As of the date of this Prospectus, the Company believes that, by reason of the $7.00 offering price of the Common Stock, that such security will be outside the definitional scope of a penny stock. In the event the Company's Common Stock were subsequently to become characterized as a penny stock, the market liquidity for such securities could be adversely affected. In such an event, the regulations on penny stocks could limit the ability of broker/dealers to sell the Common Stock, and thus the ability of purchasers of the Common Stock to sell such securities in the secondary market would be adversely affected.

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of the 1,620,000 shares of Common Stock offered by the Company hereby at the assumed initial public offering price of $7.00 per share, are estimated to be $9,084,200 ($10,608,800 if the over-allotment option granted to the Underwriters is exercised in full) after deducting the underwriting discounts and commissions, the Underwriters' non-accountable expense allowance and the other estimated expenses of this Offering. The Company expects to use the net proceeds, as follows:

                                                                            AMOUNT       PERCENT
                                                                          ----------     -------
Contribution of capital to Corbina for its use in connection with the expansion of its services as a switch-based provider of long distance telecommunications services in the Moscow Region (see
"Business -- Corbina's Long Distance Telecommunications Operations")....  $  655,000        7.2%
Purchase of switching hardware and software for connection of
Investelektro's customers' telecommunication transmissions to the Moscow public switched telephone network and to Corbina's long distance
carriers*...............................................................   2,400,000       26.4%
Purchase of equipment (in-building network wiring components, wireless local loop transmitters and receivers and telephone handsets) to be employed by Investelektro with respect to the creation and expansion of
its proposed wireless local loop network in the Moscow Region*..........     500,000        5.5%
Purchase of three antennas and ancillary equipment to be employed by
Investelektro for interconnection of telecommunication transmissions
throughout its proposed wireless local loop network*....................     250,000        2.8%
Payment of antenna site rents for three antenna sites in the Moscow
Region during first year of Investelektro's operations*.................      60,000        0.7%
Working capital to be employed by Investelektro during the period of approximately seven-twelve months following the closing of this
Offering*...............................................................     650,000        7.1%
Retirement of promissory notes issued in connection with the Company's
Second and Third Private Placements (including accrued interest) (See
"Capitalization" and "Management's Discussion and Analysis of Financial
Condition and Results of Operations -- Liquidity and Capital
Resources").............................................................   2,329,000       25.6%
Retirement of Bridge Financing owed to three non-employee, non-director stockholders (including accrued interest) (See "Capitalization" and
"Management's Discussion and Analysis of Financial Condition and Results
of Operations -- Liquidity and Capital Resources")......................     780,000        8.6%
Pre-payment of fee due pursuant to a financial consulting agreement to be entered into by the Company with the Representative at the closing of
the Offering (See "Underwriting")(1)....................................     125,000        1.4%
Final payment due on agreement to cancel and rescind $100,000 investment made by Colonial Electric Consulting Corp. ("Colonial") pursuant to the
Second Private Placement -- (See "Management's Discussion and Analysis
of Financial Condition and Results of Operations -- Liquidity and
Capital Resources").....................................................      50,000        0.6%
Retirement of promissory note issued in connection with the redemption of Common Stock previously owned by Harvey Bloch, a former stockholder
(see "Certain Relationships and Related Transactions")..................     150,000        1.7%
Working capital(1)......................................................   1,135,200       12.4%
                                                                          -----------     -----
                                                                          $9,084,200      100.0%
                                                                          ===========     =====

---------------
(1) If the over-allotment option is exercised in full, the Company will realize additional net proceeds of approximately $1,524,600. All of such additional proceeds will be used for the following purposes: $400,000 will be used to purchase additional equipment to be employed by Investelektro with respect to the creation and expansion of its proposed wireless local loop network in the Moscow Region, $500,000 will be used to purchase switching hardware for connection of Investelektro's customers' telecommunication transmissions to the Moscow public switched telephone network and to Corbina's long distance carriers which possesses greater capacity than the switch which the Company will purchase in the absence of the exercise of the over-allotment option and the balance of such proceeds will be incorporated into the Company's working capital and used for general corporate purposes. The proceeds, if any, from the exercise of the Warrants and any outstanding warrants and options will be added to working capital and used for general corporate purposes.

     Proceeds of the Offering which are not immediately required for the purposes described above will be invested in United States government securities, short-term certificates of deposit, money market funds and other high-grade, short-term interest-bearing investments.

     The Company believes that the proceeds from the Offering, together with cash flow from operations (if any), will be sufficient to fund its operations, including the proposed expansion of Corbina's operations and the proposed build-out and operation of Investelektro's wireless local loop operations, during the 12 month period commencing on the date of this Prospectus. However, there can be no assurance that events affecting the Company's operations will not result in the Company depleting its funds before such time. The Company may need to raise substantial additional capital to continue to fund its proposed operations. The Company may seek such capital through public or private financings, corporate collaborations or other sources. However, there can be no assurance that additional financing will be available through any of such sources or, if available, that such financing will be on acceptable terms. See "Risk Factors -- Need for Additional Capital; Limited Sources of Liquidity;" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Allocation of the net proceeds of this Offering by the Company, as set forth above, represents the Company's best estimate, based upon its present plans and certain assumptions regarding general economic and industry conditions. If any of such plans or assumptions should change, the Company may find it necessary or advisable to reallocate some of the Offering proceeds within the above-described categories, or to other purposes.
---------------
* In the event that Investelektro failed, for any reason, to receive allocations from the State Communications Committee of the frequencies that it will need in order to construct and operate its proposed wireless local loop system, the Company, in lieu of using $4,460,000 of the net proceeds of this Offering to pay for the items marked above with an asterisk symbol, would use such proceeds to expand Corbina's long distance telecommunications operations in the Moscow Region and in the cities of St. Petersburg, Novosibirsk, Nizhny Novgorod and Ekaterinburg (the "Branch Office Cities"). In connection therewith, such proceeds would be used, as follows: upgrade of switching equipment for expansion of business in the Moscow Region -- $500,000; purchase of switching equipment, antennas, satellite uploading and downloading links and ancillary equipment for establishment of digitally based fiber-optic network facilities similar to the facilities employed by Corbina in its Moscow office in each of the Branch Office Cities -- $2,000,000; acquisition of office leases, and purchase of office equipment and furnishings in the Branch Office Cities -- $800,000; working capital for Corbina's Moscow office -- $400,000; and working capital to finance the start-up phase of Corbina's operations in the Branch Office Cities -- $760,000.

                                    DILUTION

     The difference between the initial public offering price per share of Common Stock and the proforma net tangible book value per share of Common Stock after this Offering constitutes the dilution to investors in this Offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets reduced by the amount of total liabilities) by the number of outstanding shares of Common Stock. The following discussion allocates no value to the Warrants.

     The proforma net negative tangible book value of the Company, as of June 30, 1997 was approximately $(4,595,000) or $(1.85) per share of Common Stock, after giving effect to the cancellation of 500,000 shares of Common Stock returned by Mr. Nathan. After giving effect to the estimated net proceeds from the sale of the securities offered by the Company at the assumed initial public offering price of $7.00 per share, the proforma net tangible book value of the Company as of June 30, 1997 would have been approximately $5,226,000 or $1.27 per share of Common Stock. This represents an immediate increase in proforma tangible book value of $3.12 per share to existing common stockholders and an immediate dilution of $5.73 per share (or 82%) to new investors. The following table illustrates the per share dilution in proforma net tangible book value to new investors:

    Assumed public offering price per share...........................               $7.00
    Proforma net tangible book value per share before offering........    $(1.85)
    Increase per share attributable to new investors..................      3.12
                                                                          ------
    Proforma net tangible book value per share after offering.........                1.27
                                                                                     -----
    Proforma dilution per share to new investors......................               $5.73
                                                                                     =====

     The following table summarizes on a pro forma basis as of June 30, 1997, the differences in the total consideration paid and the average price per share paid between existing holders of Common Stock and new investors with respect to the number of shares of Common Stock purchased from the Company assuming an initial public offering price of $7.00 per share:

                                          SHARES PURCHASED          TOTAL CONSIDERATION        AVERAGE
                                        ---------------------     -----------------------       PRICE
                                         NUMBER       PERCENT       AMOUNT*       PERCENT     PER SHARE
                                        ---------     -------     -----------     -------     ---------
Existing Shareholders(1)..............  2,485,000       60.5%     $   276,350        2.4%       $0.11
New Investors.........................  1,620,000       39.5%      11,340,000       97.6%       $7.00
                                        ---------      -----      -----------      -----
Total(1)..............................  4,105,000      100.0%     $11,616,350      100.0%       $2.83
                                        =========      =====      ===========      =====

---------------
 *  Prior to deduction of expenses of the Offering.

(1) Adjusted to reflect the effects of the merger of Russian Wireless with and into the Company, and the return and cancellation of 500,000 shares of Common Stock.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1997. The Proforma Offering information includes and accounts for the effects of the anticipated results of the completion of the sale of 1,620,000 shares of Common Stock offered hereby (not including 247,500 shares of Common Stock subject to the Underwriters' over-allotment option) at an assumed public offering price of $7.00 per share (after deduction of the estimated underwriting discounts and commissions, and expenses of the Offering).

                                                                   OFFERING       PROFORMA AS
                                                JUNE 30, 1997     ADJUSTMENTS       ADJUSTED
                                                -------------     -----------     ------------
    Notes Payable...........................    $   2,899,000     $(2,899,000)              --
    Long Term Debt..........................          389,000                     $    389,000
    Stockholders' Deficiency
      Common Stock -- $.01 par value,                  29,850          11,200           41,050
      authorized 15,000,000, issued and
      outstanding: 2,985,000 shares at June
      30, 1997; 4,105,000
      shares(1) -- Proforma Offering........
    Preferred Stock -- $.01 par value,                     --              --               --
      authorized 1,000,000 shares, issued
      and outstanding at June 30, 1997: 0...
    Additional Paid in Capital..............        7,583,000       9,073,000       16,556,000
    Accumulated Deficit.....................      (11,151,000)             --      (11,151,000)
                                                -------------     -----------     ------------
    Total Stockholders' Equity
      (Deficiency)..........................       (3,538,150)      9,084,200        5,546,050
                                                -------------     -----------     ------------
    Total Capitalization....................    $     250,150     $ 6,185,200     $  5,935,050
                                                =============     ===========     ============

---------------
(1) Reflects a 500,000 share reduction in outstanding Common Stock resulting from the cancellation of such shares upon the contribution thereof to the Company by Ronald G. Nathan, a director and Chief Executive Officer of the Company, on October 20, 1997.

                                DIVIDEND POLICY

     The Company has never paid cash dividends on its Common Stock. The Board of Directors does not anticipate paying cash dividends on its Common Stock in the foreseeable future as it intends to retain future earnings to finance the growth of the business. The payment of future cash dividends on the Common Stock will depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     The discussion set forth below with regard to the Company relates to the business operations conducted by the Company from the time of its organization in April 1994, through June 30, 1997. The operations in which the Company engaged prior to July 1, 1996 were conducted on a limited basis while the Company's management devoted the bulk of their time and resources to the tasks of developing what was then anticipated to be the Company's intended business, i.e., the provision, as a competitive access provider (a "CAP"), of single source local and long distance telecommunications services to commercial customers in the New York Metropolitan area. See "Business -- General Overview." The limited operations which the Company conducted during said period consisted of the provision of services as an agent to a reseller of long distance telecommunications services to commercial customers. Since July 1, 1996, the Company has devoted its efforts to the development of its business operations in the Russian Federation. Corbina maintains its books and records on the basis of a fiscal year which ends on September 30. The discussion set forth below with regard to Corbina relates to the business operations conducted by it during the period from December 1, 1995 (Corbina's date of organization) through June 30, 1997. Neither CompTel nor Investelektro engaged in anything other than de minimis activities between their respective dates of organization (November 21, 1996 and October 3, 1996, respectively) and June 30, 1997. Accordingly, no discussions of the financial condition or results of operations of either of those two Subsidiaries have been included herein.

RESULTS OF OPERATIONS

  The Company

     YEAR ENDED DECEMBER 31, 1995 COMPARED WITH YEAR ENDED DECEMBER 31, 1996

     The Company generated revenues in the form of commission income earned with regard to the income generated by long distance telephone service providers for whom the Company acted as an agent during 1995 and 1996 in the amount of $21,172 and $8,043, respectively. The 62% decrease in such revenues was directly attributable to the conclusion reached by the Company in mid-1996 that it would have to reposition the Company in a different segment of the telecommunications industry.

     Operating expenses amounted, in the aggregate, to $851,318 and $792,881 during the years ended December 31, 1995 and 1996, respectively. Although the comparative difference between the aggregate amounts varied by less than 7% between 1995 and 1996, the primary components thereof, consisting of officers' salaries and selling, general and administrative expenses varied significantly between such years. By reason of a reduction from three executives to one which took place during and at the end of 1995, officers' salaries were reduced by approximately 51% from $203,125 in 1995 to $100,000 in 1996. The Company's employee salary payment obligations began to increase on February 1, 1997, i.e., the date of commencement of Mr. Leibov's employment by the Company. See "Management -- Executive Employment Agreements."

     Selling, general and administrative expenses increased by approximately 13% from $426,228 in 1995 to $482,891 in 1996. Such expenses were incurred by the Company in 1995 as it undertook to create, with the proceeds of its first and second private placements of securities, the infrastructure which it would need to engage in business as a single source local and long distance telecommunications service provider to commercial customers in the New York Metropolitan area. Although the Company curtailed expenditures relating to its originally anticipated business activities by mid-1996, it continued to incur general and administrative expense obligations while it undertook to explore opportunities involving the delivery of various categories of telecommunications products and services in the Russian Federation and other countries which comprised the former Soviet Union, e.g., Georgia, Khazakstan and Azerbaijan.

     During 1995 and approximately the first half of 1996, the Company conducted business on a limited basis as a reseller of long distance telecommunications services to commercial customers while it undertook to develop and establish its anticipated business activities as a competitive access provider of telecommunications services. By reason of the high level of general and administrative expenses incurred during such periods, as compared to the minimal revenues generated from the Company's limited long distance telephone reselling activities, the Company incurred operating losses of $830,146 and $784,848, respectively, in 1995 and 1996. Such operating losses, when coupled with the interest expense incurred by the Company in connection with its outstanding principal indebtedness aggregating $1,724,000 at December 31, 1995 and $3,524,000 at December 31, 1996, resulted in net losses of $1,227,502 ($.34 per share) in 1995 and, $1,470,878 ($.67 per share) in 1996.

  Corbina

     PERIOD ENDED DECEMBER 1, 1995 (INCEPTION) THROUGH DECEMBER 31, 1996

     Corbina was organized on December 1, 1995 and began providing long distance telecommunications services to customers in the Moscow Region in March 1996. During the thirteen month period which ended on December 31, 1996, the first five of which were primarily devoted to organizational and start-up activities, Corbina generated revenue of $1,011,914. During the 11 month period between May 1996 and March 1997, Corbina's business has grown from a few customers purchasing approximately 30,000 minutes of long distance services per month to approximately 350 customers purchasing approximately 282,000 minutes per month.

     During the year ended December 31, 1996, one customer accounted for 22% of Corbina's revenues, and that same customer accounted for 42% of Corbina's accounts receivable at December 31, 1996. No customer is currently responsible for 10% or more of Corbina's revenues or accounts receivable.

     By reason of the facts that (a) the efforts of Corbina's management during the 13 month period ended December 31, 1996 were primarily directed toward (i) negotiating agreements with Rustelnet and Global One, and (ii) the establishment of a network of field services representatives to market Corbina's services; and
(b) Corbina's operations were in the early stages of expansion in business volume that is still taking place, the selling, general and administrative expenses incurred by Corbina in providing the services purchased by its customers were $372,203, which was $187,518 greater than the $184,685 gross profit which Corbina generated from its revenues during said period. By reason thereof, Corbina sustained a loss from operations, and a net loss for the period amounting to $200,574 and $209,813, respectively.

     SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO THE SIX MONTHS ENDED JUNE 30,
1997

  The Company

     The Company acquired its 75% ownership interest in Corbina in January 1997. In accordance with applicable accounting rules, by reason of the fact that the losses generated by Corbina exceeded the minority interest investment, the Company recorded 100% of Corbina's operations for the six months ended June 30, 1997. At such time when Corbina generates sufficient income from operations to offset prior losses, only 75% of Corbina's income and expenses will be taken into account on the Company's consolidated financial statements. During the first six months of 1996, the Company's sole revenues were commissions of $4,589 received from long distance telephone service providers for whom the Company acted as an agent. Inasmuch as the Company only engaged in minimal operations during 1996, the sources and amounts of such revenues were substantially different from the sources of revenues the Company began to generate in February 1997 and the amounts thereof which the Company expects to generate in the future from Corbina's and Investelektro's operations. Accordingly, there is no meaningful comparison that can be made from the data regarding the Company's revenues for the three month periods ended March 31, 1996 and 1997.

     Operating expenses amounted to $254,648 and $7,487,422 during the six months ended June 30, 1996 and 1997, respectively. Such expenses for the period ended June 30, 1997 consist of a combination of the Company's and Corbina's operating expenses during the six months ended June 30, 1997. The primary components of such expenses consisted of officers' salaries, amortization of deferred financing costs and selling, general and administrative expenses. In accordance with the accounting rules applicable to the merger of Russian Wireless with and into the Company, the 750,000 shares of the Company's Common Stock which were issued in exchange for all of the outstanding shares of Russian Wireless' common stock were valued at the $7.00 initial public offering price of the Common Stock. A one time, non-recurring charge in the $5,250,000 aggregate amount thereof was made to officers' salaries. The officers' salaries component of operating expenses increased, excluding such one time charge, by a factor of
1.5 from $54,166 during the first six months of 1996 to $85,000 during the comparable period of 1997 as a result of the fact that the Company only paid Mr. Nathan's salary during the former period, and paid both his and Mr. Leibov's salaries during the latter period. The twelve fold increase in amortization of deferred financing costs reflects the significant increase in the costs incurred by the Company with respect to its financing activities during the first half of 1997 when compared to the same period of 1996. Selling, general and administrative expenses increased by a factor of seven from $63,368 during the first six months of 1996 to $472,422 during the comparable period of 1997. As discussed above, the comparatively low amount recorded as selling, general and administrative expenses during the first six months of 1996 resulted from the low level of business activity engaged in by the Company during that period as it undertook to explore opportunities involving the delivery of various categories of telecommunications products and services in the Russian Federation and other countries which comprised the former Soviet Union. The major components of the much higher expenditures incurred during the first six months of 1997 were: Corbina's operating expenses during that period ($150,582); the commission paid by the Company with respect to the Bridge Financing ($75,000), travel and entertainment expenses ($8,000); office rents and utility expenses ($19,000) and employee compensation expenses ($67,000).

     By reason of the significant charges to income with respect to amortization of the Company's financing costs, and the high level of general and administrative expenses incurred by the Company in comparison to its revenues during both six month periods ended June 30, 1996 and 1997, the Company incurred operating losses of $250,059 and $7,418,632, respectively, during such periods. Such operating losses, when coupled with the interest expense incurred by the Company in connection with its outstanding principal indebtedness, resulted in net losses of $539,719 ($.18 per share) and, $7,835,118 ($2.78 per share), respectively, during the six months ended June 30, 1996 and 1997.

  Corbina

     During the six months ended June 30, 1997, Corbina incurred a net loss from operations of $78,111 on revenues of $1,265,435, as compared to the net loss of $71,144 which it incurred on revenues of $155,984 during the comparable period of 1996. As indicated above, Corbina's efforts during the first three months of 1996 were primarily devoted to organizational and start-up activities. Accordingly, its revenues, and the loss incurred during that period, reflected the fact that Corbina was not then focusing its efforts on revenue generation activities. By contrast, management believes that the revenues generated by Corbina during the six months ended June 30, 1997 signify that Corbina has reached a point in the process of its maturation as a business where it is almost breaking even. Management further believes that, the application of those portions of the proceeds of this Offering which have been allocated to the expansion of Corbina's business, will enable Corbina to increase its customer base, and concomitantly increase the volume of telephone traffic purchased by such customers to a point where it will be able to generate profits from its operations within the next 12 months. However, by reason of the facts that management can not state with certainty that such increases in Corbina's customer base and/or revenues will continue at the rates heretofore experienced, or at all, or that Corbina will not incur increases in its operating costs from unforeseen increases in the telecommunications services that it purchases for resale to its customers, or otherwise, no assurances can be given in that regard. In the event of a slowdown or cessation of such growth, Corbina would continue to suffer operating losses which would have a material adverse effect on Corbina and the Company.

     Management further believes that the investment it has heretofore made in creating its existing operating infrastructure, coupled with the investment that it will be making with the proceeds of this Offering, will be sufficient to support its operations at a profitable level. Corbina's management further believes that Corbina's business operations, as they are currently being implemented, will result in an increase in its customer base, and a concomitant increase in telephone traffic purchased by such customers.

LIQUIDITY AND CAPITAL RESOURCES

     The Company financed its initial operations, and it has been financing the activities it has been conducting in the Russian Federation, with the investment capital that it has raised through three private placements of its securities and the Bridge Financing.

     The Company obtained $750,000 pursuant to its initial private placement (the "First Private Placement") which was completed in June 1994. In connection therewith, the Company issued 12% unsecured promissory notes in the aggregate principal amount of $735,000, and warrants to purchase 750,000 shares of Common Stock. See "Description of Securities -- Warrants Issued in Private Placements."


     The Company obtained $1,000,000 pursuant to its second private placement (the "Second Private Placement") which was completed in October 1994. In connection therewith, the Company issued 12% unsecured promissory notes in the aggregate principal amount of $980,000, and warrants to purchase 500,000 shares of Common Stock. The Company used $750,000 of the proceeds of the Second Private Placement to pay off the indebtedness its owed to the holders of the promissory notes issued in the First Private Placement. In June, 1997, all but one of the investors in the Second Private Placement agreed to extend the maturity of said notes from June 19, 1997 to October 31, 1997, or the date of closing of this Offering, whichever first occurs. The Company agreed with Colonial, the investor which did not agree to such extension, to rescind Colonial's original $100,000 investment, pursuant to an agreement providing for the payment of four monthly installments of $25,000 each on the 15th day of each month during the period between February and May, 1997. As a result thereof, the Company's $98,000 Second Private Placement Note payable to Colonial, and a 50,000 share Second Private Placement warrant which had been issued to Colonial were canceled. After paying $50,000 of the $100,000 due and owing to Colonial pursuant to said agreement, the Company, in order to conserve cash, requested Colonial to modify the provisions of the agreement to provide for payment of the $50,000 balance due thereunder on the closing date of this Offering. In consideration for Colonial's agreement to such modification, the Company reissued a Second Private Placement warrant to Colonial entitling it to purchase 12,500 shares of Common Stock, the provisions of which were identical in all respects to Colonial's original Second Private Placement warrant. The Company did not repay such indebtedness on October 31, 1997. The Company intends to use a portion of the proceeds of this Offering to pay its indebtedness under the notes issued in the Second Private Placement and to Colonial. See "Use of Proceeds;" and "Description of Securities -- Warrants Issued in Private Placements."



     The Company obtained $1,050,000 pursuant to its third private placement (the "Third Private Placement") which was completed in February 1996. In connection therewith, the Company issued 8% unsecured promissory notes in the aggregate principal amount of $1,050,000, 300,000 shares of Common Stock and warrants to purchase 2,000,015 shares of Common Stock. The Company's indebtedness to the holders of the promissory notes issued in the Third Private Placement will become due and payable on October 31, 1997, or upon closing of this Offering, whichever first occurs. The Company did not repay such indebtedness on October 31, 1997. The Company intends to use a portion of the proceeds of this Offering to pay such indebtedness in full. See "Use of Proceeds;" "Description of Securities -- Warrants Issued in Private Placements;" and "Selling Securityholders."



     Pursuant to a private placement transaction in December 1996, the Company borrowed $250,000 from each of Messrs. L.W. Cave, James Condakes and Howard M. Pack, none of whom is affiliated with the Company (the "Bridge Financing"). The Company must repay said $750,000, together with interest thereon accruing at a rate of 8% per annum on the earlier to occur of (i) three business days following the receipt by the Company of the net proceeds of the Offering or (ii) October 31, 1998. As an inducement to such lenders to make such loans, the Company issued 150,000 shares of Common Stock to each of them, for no additional consideration. The Company paid a 10% commission ($75,000) to a registered representative of the Representative in connection with the Bridge Financing. The Company did not repay such indebtedness on October 31, 1997. The Company intends to use a portion of the proceeds of this Offering to pay off its indebtedness to the Bridge Financing Lenders. See "Use of Proceeds."


     The Company will rely exclusively upon the proceeds of the Offering to provide the financing that it will need to expand Corbina's operations, and to develop Investelektro's proposed wireless local loop network in the Moscow Region.

BASIS OF PRESENTATION OF FINANCIAL RESULTS

     Corbina, CompTel and Investelektro maintain their records and prepare their statutory financial statements in accordance with Russian accounting principles and tax legislation. The financial statements presented in this Prospectus have been prepared from Russian accounting records for presentation in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). These financial statements and results differ from the financial statements issued for statutory purposes in Russia in that they reflect certain adjustments not recorded in either Corbina's, CompTel's or Investelektro's Russian accounting records, which are appropriate to present the financial position, results of operations and cash flows in accordance with U.S. GAAP. The principal adjustments relate to: (i) revenue recognition; (ii) recognition of interest expense and other operating expenses; (iii) valuation and depreciation of property and equipment; (iv) foreign currency translation;
(v) deferred income taxes; (vi) capitalization and amortization of telephone line capacity; (vii) valuation allowances for unrecoverable assets; and (viii) capital leases.

     Corbina pays, and CompTel and Investelektro will pay, taxes computed on income reported for Russian tax purposes. This computation is based on Russian accounting principles which differ substantially from U.S. GAAP. Certain items that are capitalized under U.S. GAAP are recognized under Russian accounting principles as an expense in the year paid. See Note 2 to Corbina's Financial Statements.

INFLATION

     The Russian economy is in transition and has been characterized by high rates of inflation. The Russian Government adopted a number of measures in 1995 and 1996 and these have begun to have a favorable impact on inflation rates. In 1994, the average monthly inflation rate was 10.0%. In 1995, the average monthly inflation rate decreased to 7.2% and during 1996, the average monthly inflation rate was 2.0%. The devaluation of the rouble in recent years has not kept pace with inflation. Corbina prices its services, and Investelektro intends to price its equipment and services in U.S. dollars thereby mitigating the effects of the devaluation of the rouble. However, the Company believes that such pricing may not be able to fully offset the effects of inflation because a substantial portion of all collections will be in roubles. In addition, the Company also believes that Corbina and Investelektro may experience increased costs in hard currency terms due to the devaluation of the rouble. If the Subsidiaries are unable to maintain prices in line with inflation, due to competitive pressures or otherwise, it may have a material adverse effect on the Company.

FOREIGN CURRENCY TRANSLATION

     Corbina reports, CompTel and Investelektro will report, to the Russian tax authorities in roubles and its accounting records are maintained in that currency. The financial statements of Corbina contained elsewhere in this Prospectus have been prepared in accordance with U.S. GAAP and are stated in U.S. dollars. Corbina's functional currency is, and Investelektro's functional currency will be, the U.S. dollar because the majority of their respective revenues, costs, property and equipment purchased, and debt and trade liabilities are, or will be in the case of Investelektro, either priced, incurred, payable or otherwise measured in U.S. dollars. Accordingly, transactions and balances not already measured in U.S. dollars have been remeasured into U.S. dollars in accordance with the relevant provision of FAS No. 52, "Foreign Currency Translation" as applied to entities in highly inflationary economies. Under FAS No. 52, revenues, costs, capital and nonmonetary assets and liabilities are translated at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are translated at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from remeasurement of monetary assets and liabilities that are not denominated in U.S. dollars are credited or charged to operations.

     The operating currency of Corbina, CompTel and Investelektro is Russian roubles. This currency is not convertible outside of Russia and has been very volatile in the past. From 1995 to date, the Russian Government and Central Bank have successfully kept the rouble trading within a fixed band and as a result the currency has been declining at a relatively stable rate. Corbina does not engage, and neither Corbina nor CompTel or Investelektro plan to engage, in hedging or other transactions intended to manage risks relating to fluctuations in foreign currency exchange rates, inflation or interest rates. However, to minimize the risk of rouble fluctuations and consequent devaluation, the Subsidiaries have adopted a number of measures, including listing tariffs for customers in U.S. dollars and calculating customers' monthly bills in U.S. dollars and requesting payment in roubles (in accordance with the applicable law) based on the exchange rate on the date the bill is sent to the customer. All invoices include a 1% charge to cover the devaluation exposure for the 15-day payment period. Payments received after 15 days are converted into U.S. dollars at the prevailing rate of exchange on the date payment is received and adjustments due to any rouble fluctuations from the date of billing are made to the customer's account in the next billing period. See "Risk Factors -- Currency Risks."

                                    BUSINESS

GENERAL OVERVIEW

     The Company through its Subsidiaries, is a provider of local, domestic and international telecommunications services, principally in the Moscow Region. It intends to increase the volume of telecommunications business that it conducts within the Moscow Region, and expand its business by offering its telecommunications services in other urban areas of the Russian Federation.

     The Company was formed in April 1994 under the name of Telcom Group USA, Inc. ("Telcom Group"). On August 19, 1994, the Company was certified by the New York State Public Service Commission to operate as a reseller of all forms of telephone services via landline telephone company and other common carrier facilities located in New York. During the period between the Company's inception and December 31, 1996, the Company conducted business on a limited basis as a reseller of long distance telecommunications services to commercial customers. Such services were provided by the Company while it attempted to finance and establish the business which it originally had intended to undertake, i.e., the provision, as a CAP, of single source local and long distance telecommunications services to commercial customers in the New York Metropolitan area. CAPs enable users of local and long distance telephone services to connect the network of telephones and other telecommunication devices which comprise the telephone system employed within the customer's business via dedicated telephone transmission lines leased by the CAP from the local exchange carrier (e.g., NYNEX) directly to their long distance carriers, thereby bypassing all, or most of the local exchange carrier's network and charges. By integrating local and long distance services on a single network, the Company believed that its prospective customers would be able to obtain less expensive local and long distance service through it by reason of its anticipated ability to make volume purchases of local telephone transmission lines, and the ability of the long distance carrier to avoid payment of a portion of the access charges imposed by the local exchange carrier on switched access long distance telephone traffic. However, with the passage of the Federal Telecommunications Act of 1996 (and the subsequent entry into the local telephone markets by long distance carriers) the Company determined that future growth lay in the international arena -- particularly in the Russian Federation.

     In 1996, the Company's management undertook to explore opportunities involving the delivery of various categories of telecommunications products and services throughout the former Soviet Union. On January 28, 1997, TelCom Group exercised an option to purchase 75% of the outstanding capital stock of Corbina which had been granted to it by Mr. Leibov in July 1996. See "Business -- The Company's Acquisition of Corbina" and "Certain Relationships and Related Transactions."

     In October 1996, Messrs. Nathan and Leibov Incorporated Russian Wireless Telephone Company, Inc., a Delaware corporation ("Russian Wireless"), to engage in business separately from TelCom Group by providing wireless local loop telecommunications services to business customers in the Moscow Region. Subsequent to TelCom Group's acquisition of its ownership interest in Corbina, the managements of TelCom Group and Russian Wireless determined that their ability to succeed in business would be enhanced by providing long distance and wireless local loop telecommunications services in the Russian Federation through one parent entity. Accordingly, on February 10, 1997, Russian Wireless merged with and into the Company. In connection therewith, the Company changed its name from TelCom Group USA, Inc. to Russian Wireless Telephone Company, Inc.

TELECOMMUNICATIONS INDUSTRY

     General. The Company believes that the current international telecommunications landscape is being reshaped by the convergence of three major trends: (i) the accelerating growth in demand for high speed, high capacity digital telecommunication services, (ii) the deregulation of telecommunications markets; and (iii) the rapid advances in wireless technologies. The growth in demand for high speed digital telecommunications services is being driven by the revolution in microprocessor power and advances in new multimedia and on-line applications such as the Internet. The ability to access and distribute information quickly has become critical to business and government users of telecommunications services. The rapid growth of local area networks ("LANs"), Internet services, video teleconferencing and other data intensive applications is significantly increasing the volume of broadband telecommunications traffic. The inability of the existing infrastructure to meet this demand is creating a "last mile" bottleneck in the copper wire networks of the incumbent local exchange carriers ("LECs"). This increasing demand, together with changes in the regulatory environment, is creating, in the Company's view, an opportunity to offer cost effective, high capacity access using wireless local loop solutions.

     Russia. In the Soviet era, telecommunications in the Russian Federation (and in the other republics of the former Soviet Union) was viewed as existing principally to serve the defense and security needs of the state. As a result, the public telecommunications network in the Soviet Union was underdeveloped. With the break-up of the Soviet Union and the liberalization of the economies of its former republics, the demand for telecommunications services has increased significantly. However, Russia and the governments of the countries of the former Soviet Union do not currently have the significant capital necessary for the development of the telecommunications infrastructure. As a result, they have actively encouraged market liberalization, privatization and foreign investment in the telecommunications sector. This has resulted in significant development in the area of fixed wire overlay systems, private networks and cellular and data services. As modern telecommunications capability is critical to the successful transition to a market economy, it is expected that the next stage of development will focus on basic local telecommunications infrastructure.

     According to the State Communications Committee, there were approximately 26 million telephone lines in Russia with a waiting list for telephone line installation of 9.7 million at year end 1995, indicating significant pent-up demand. The lack of highly developed wireline telecommunications systems in Russia has resulted in some subscribers looking to wireless telecommunications systems, primarily cellular, as a substitute, rather than a supplement, to wireline systems. The Company believes that the high cost and lengthy time required to build the infrastructure necessary to install and upgrade local wireline services makes it feasible for the Company to provide wireless local loop services as a primary form of telecommunications in certain ares of the Moscow Region where wireline services are inadequate or non-existent.

     The Company believes that the Moscow Region, as the commercial and political center of the Russian Federation, has the greatest demand for quality telecommunications services. According to the State Communications Committee, in the Moscow Region there was a waiting list for line installation of over 164,000 at December 31, 1995. The Company believes that the Moscow Region, which has a per capita income level approximately three times the national average of the Russian Federation, has the ability to support a significant increase in local telecommunications subscribers.

     The telecommunications market in the Moscow Region, an area with a population of approximately twelve million, is characterized by low activated penetration rates, substantial bottlenecks on the public network and outdated switching technology. The Company believes the Moscow Region is an attractive market for the provision of integrated telecommunications services due to the current inadequacies of the public network as well as the rapid development of Russian and foreign businesses in the city.

                    PROPOSED WIRELESS LOCAL LOOP OPERATIONS

     The Company intends to construct and operate, through Investelektro, a state-of-the-art wireless local loop telecommunications system in the Moscow Region.

     A wireless local loop system is a radiotelephone system that provides telecommunications service to fixed locations, such as homes and businesses, without the traditional network of poles and two-wire copper cables. It utilizes a conventional telephone handset that is plugged into a radio receiver unit and operates in exactly the same manner as a conventional telephone. In addition, the system provides the customer at least limited mobility; the communications system is fully accessible as long as the subscriber moves around within the system's coverage area. The primary advantage of wireless local loop network over traditional wireline technology is speed of implementation. The current worldwide backlog of telephone service, estimated by the Company at over forty million lines, is, in the Company's estimation, a direct result of the labor intensive nature of the traditional deployment process involving laying cables and hard-wiring each line to the switch. A

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

telephone switch typically takes several weeks to install, and individual phone lines, in both remote as well as urban areas, can require several years, depending on the size of the proposed system. With a wireless local loop system, however, several thousand customers inside a typical coverage area (with a radius of approximately 18 miles) can obtain instant access to the network when the system is activated. Deployment of a wireless local loop system drastically reduces installation time to a few weeks for an entire communications system.

     The "local loop" is the critical segment of a telecommunications network that connects a customer's premises to the nearest local telephone company switch or central office. The Company believes that Investelektro's technical expertise and management capability will enable it to provide subscribers with fully integrated "bundled" telecommunications services, including access to high quality local, and cost-effective long distance and international telecommunications services (through Corbina), cellular and paging (as an agent for Moscow Region-based providers) as well as value-added services including prepaid calling cards, Internet, ISDN, voice mail, call-waiting, call-forwarding and three-way call conferencing features. It is the Company's intention that Investelektro will provide to its subscribers, primarily telecommunications intensive Russian and foreign commercial enterprises, non-profit organizations, diplomatic missions, and governmental authorities "one stop" shopping (and a single bill) for all telecommunications services and equipment. It will "bundle" this package of local, long distance and other services in a manner similar to the integrated services provided by AT&T prior to its divestiture and now offered in certain cities in the United States by carriers previously designated as primarily "local" (e.g. Ameritech) or "long distance" (e.g. MCI) carriers.

OWNERSHIP OF INVESTELEKTRO

     CompTel, ZAO Kortek ("Kortek"), a private joint stock company organized under the laws of the Russian Federation, OOO Evrial ("Evrial"), a limited liability company organized under the laws of the Russian Federation and Mr. Igor Nikolenko own, respectively, 51%, 20%, 24% and 5% of Investelektro's outstanding capital stock. Kortek is directly engaged in business as a provider of telecommunications services in the Moscow Region. Through an agreement that Corbina has maintained with Kortek, Corbina has acquired access to TelMos' long distance telecommunications facilities in consideration for which Corbina has permitted Kortek to route portions of its telecommunications traffic through Corbina's telecommunications facilities and has agreed to pay Kortek 0.1% of the revenues generated by Corbina on telecommunications traffic routed over TelMos' facilities. See "-- Corbina's Long Distance Telecommunications Operations." Evrial and Mr. Nikolenko are engaged in business as consultants to the telecommunications industry in the Russian Federation. The Company believes that Mr. Vladimir Veronin and Ms. Elena Basina are the principal owners of Evrial and Kortek, respectively. Messrs. Veronin and Nikolenko, and Ms. Basina, none of whom is an officer, director or employee of the Company or the Subsidiaries (or a stockholder of the Company or either of the other two Subsidiaries), are citizens of, and reside in, the Russian Federation. See "Enforcement of Civil Liabilities" and "Risk Factors -- Legal Risks."

TELECOMMUNICATIONS LICENSE

     On February 21, 1997, the State Communications Committee issued the License to Investelektro granting it permission to construct and operate wireless local loop telecommunications systems in the Licensed Territory. The License requires Investelektro to commence providing wireless local loop operations no later than February 21, 1998. During the term of the License, which, in the absence of its renewal, will expire on February 21, 2002, Investelektro must establish an installed customer base of not less than 20,000 lines. The allocation of such lines among the various geographic subdivisions comprising the Licensed Territory are, as follows: Moscow, 10,000 lines, St. Petersburg, 2,000 lines, Novosibirsk, 2,000 lines, Nizhny Novgorod, 2,000 lines, Ekaterinburg, 2,000 lines and the suburban environs of Moscow, 2,000 lines. In addition to the foregoing, the License authorizes Investelektro to operate its wireless local loop system on designated radio frequencies in the 330 megahertz band, subject to issuance by the State Communications Committee of final approval of the allocation of such frequencies. In the event that Investelektro fails to satisfy any of the above-described requirements, its License and/or frequency allocations would be subject to immediate suspension or revocation. Although the Company believes that Investelektro will not experience any difficulties in receiving final approval of its frequency allocations, or in satisfying the above-mentioned requirements, no assurance can be given in either regard. Furthermore, no assurance can be given that Investelektro will be able to maintain its License, that its terms will not be altered to Investelektro's disadvantage or that it will be renewed upon its expiration. The non-renewal, or a suspension or revocation of such License and/or frequency allocations, would jeopardize the Company's entire investment in its proposed wireless local loop system, and would have a material adverse effect on the Company's financial condition and its ability to conduct the business it intends to undertake in the Russian Federation. See "Risk
Factors -- Government Regulation -- Investelektro's Inability to Conduct Operations if Conditions of License are Not Satisfied."

NETWORK BUILD-OUT

     Investelektro currently anticipates commencing the initial build-out of its wireless local loop network in the Moscow Region during the second half of 1997, and will immediately begin to provide coverage to customers in built-out areas as such areas come "on-line." The Company expects that Investelektro will complete its Moscow Region build-out by the last calendar quarter of 1998 or the first quarter of 1999. The Company anticipates that Investelektro will be able to provide full wireless local loop service to as many as 3,000 customers within the Moscow Region by the end of 2000. However, no assurances can be given that the build-out will be completed within such time frame, or that Investelektro will be able to attract and maintain as many customers as it is planning to service.

     Investelektro intends to construct its wireless local loop network with equipment designed by Tadiran Telecommunications, Ltd. ("Tadiran"), a publicly owned Israeli company which has a class of securities which trades on the Nasdaq National Stock Market. The Tadiran system is closest in design to a cordless low power radio system and utilizes small radio ports rather than high power base stations. In the Company's estimation, it is best suited for deployment in dense urban areas, such as the Moscow Region. A wireless local loop system utilizing the Tadiran equipment is currently in place in Ryazan, Russia and Glasgow, Scotland.

     The build-out of Investelektro's network will involve systems design (the initial stages of which, i.e., the selection of the hardware and software components of the equipment which it intends to employ in connection with the construction of its network in the Moscow Region, have been completed by Investelektro), acquisition of antenna sites (two of the three sites needed for Investelektro's proposed wireless local loop operations in the Moscow Region have been identified), equipment procurement (negotiations regarding the purchase of operating hardware and software have resulted in the receipt of a written contract proposal from Tadiran), interconnection with other communications providers, purchase and installation of switches, and the purchase and implementation of advanced management information and billing systems. A planning and engineering team, comprised of engineering and operations employees and independent contractors and consultants, all of whom will be hired upon, and subject to completion of the Offering, will complete the design of Investelektro's network based on the marketing and product requirements necessary to meet the Company's targets for consistency, uniformity and reliability.

     Investelektro's proposed equipment vendor, Tadiran will, in conjunction with Investelektro's management, oversee the deployment of the network. It is anticipated that a final contract, based upon the negotiations which Mr. Leibov has already undertaken with, and the above-mentioned written proposal that he has already received from, Tadiran, will be executed during the first 30 days following the closing of this Offering. It is further anticipated that delivery and installation of such equipment will take place within 30-60 days after execution of such contract. The initial coverage of the network will include a major metropolitan area within the Moscow Region. Investelektro expects to complete the initial build-out of its network by the last calendar quarter of 1998 at which time its network is expected to cover approximately 80% of the population within the geographic area of the Moscow Region.

     The Company intends, in the future, to expand its wireless local loop operations to the other areas in the Licensed Territory by constructing and operating, through Investelektro, additional state-of-the-art wireless local loop telecommunications systems in the cities of St. Petersburg, Novosibirsk, Nizhny Novgorod and Ekaterinburg. Such expansion plans, however, are contingent upon the Company's receipt of substantial additional financing following completion of this Offering. The Company estimates that, in order to fulfill all of the obligations imposed upon Investelektro pursuant to the License, it will need an aggregate of approximately

$3 million, in addition to the proceeds of this Offering, to build the basic wireless local loop networks in the cities other than the Moscow Region which comprise the Licensed Territory, and that it may need as much as $20-30 million, in the aggregate, to build wireless local loop systems capable of handling all of the telecommunications traffic which could be generated by all of the potential subscribers for such services located throughout the Licensed Territory. Although management of the Company has undertaken discussions with several international banks, to date, the Company has not obtained any commitment from any person or entity to provide additional capital to the Company following this Offering, and no assurances can be given that it will ever be able to obtain any such additional financing on terms acceptable to the Company, if at all. Inasmuch as there can be no assurance that the Company's business interests will generate sufficient cash to satisfy current or future projected capital requirements, or that the Company will be able to obtain any other financing which will permit it to expand its proposed wireless local loop operations, there can not be any assurance that the Company will be able to undertake or complete any expansion of its proposed wireless local loop operations beyond the Moscow Region. In the event that the Company fails to secure the necessary capital to complete the buildout of its proposed wireless local loop network in accordance with the terms of the License, such License may be canceled, or renewal thereof may be denied. If either of such events were to occur, the Company's business and financial condition would be substantially and materially impaired as a result thereof. See "Risk Factors -- Need for Additional Capital; No Assurances of Ability to Obtain Needed Additional Capital;" "-- Wireless Local Loop Network Construction and Operational Risks;" and "-- Government Regulation -- Investelektro's Inability to Conduct Operations if Conditions of License are Not Satisfied." See also "Business -- Proposed Wireless Local Loop Operations -- Telecommunications License."

PRODUCTS AND SERVICES

     Investelektro intends to provide to its customers (i) direct dial local, i.e., within the cities comprising the Licensed Territory, telecommunications services utilizing wireless local loop technology; (ii) direct dial interzonal, i.e.. between the cities comprising the Licensed Territory, and international long distance services (utilizing, the Company's Corbina subsidiary, as well as other long distance carriers) for transmission services; (iii) value added services including prepaid phone cards, Internet, ISDN, voice-mail call waiting, call forwarding and three-way conferencing; and (iv) access to cellular and paging services as an agent for Moscow Region-based providers of these services.

     Local Telecommunications Services. Investelektro intends to provide wireless local loop telecommunications services initially to customers in the Moscow Region, and as and when additional financing becomes available, or profits from its operations permit, it intends to extend such services to customers in the cities of St. Petersburg, Novosibirsk, Nizhny Novgorod and Ekaterinburg. Once "connected," an Investelektro customer will have complete access to any other telephone -- whether or not on the Investelektro network -- as Investelektro will, in accordance with the provisions of its license, connect with the local public network for transmission and termination of local and/or long distance calls, as the case may be, in each of the geographic areas comprising the Licensed Territory.

     Long Distance Services. Investelektro intends to provide its customers both interzonal and international long distance services through the Company's Corbina subsidiary as well as through primary long distance carriers. The telecommunications traffic of Investelektro's customers within the Russian Federation will be connected at Corbina's switching station in the Moscow Region for delivery throughout the Russian Federation, usually via the long distance network owned and operated by Global One. Investelektro intends to route its customers' international telecommunications traffic through Corbina, or such traffic will be directed to other carriers via Corbina's existing switching facility to their final destination. See "-- Corbina's Long Distance Telecommunications Operations -- Network and Operations."

     Value Added Services. Investelektro intends to introduce a number of value-added services to complement the basic fixed local and long distance services it intends to provide to its customers. Management believes that the ability to provide such services on Investelektro's proposed network will be a key competitive advantage in the Moscow Region marketplace. Planned services include the following: operator/prepaid calling card services, audiotext services offering a combination of recorded information and live entertainment, equipment sales offering Investelektro's customers a wide range of telecommunications equipment as a means of enhancing its service, including PBXs, key systems, handsets, and a full range of customer terminals and maintenance service for the equipment and Internet access through Corbina which is currently offering services to its customers as an internet service provider.

BILLING, TARIFFS AND INTERCONNECTION CHARGES

     Billing. Investelektro intends to provide monthly and/or semimonthly itemized bills to its customers denominated in U.S. Dollars. Installation and use/number charges, equipment charges, monthly line rental, value added services and local and domestic long distance call charges will be paid in Roubles at the U.S. Dollar/Rouble exchange rate on the date when the customer makes payment. Currency regulations govern the currency in which international call charges may be paid and, usually, depend on the residency status of the customer. Russian resident customers are required to pay in Roubles while nonresident companies may pay in Roubles or U.S. Dollars. By denominating its bills in U.S. Dollars (and exchanging Roubles at the then current U.S. Dollar/Rouble Exchange rate), Investelektro will limit the exchange rate risk otherwise associated with transacting business in a foreign currency. See Risk Factors -- Currency Controls; Restrictions on Repatriation of Payments.

     Tariffs. Currently, there are no specific regulations regarding tariffs which may be charged by Investelektro for its various proposed product and service offerings. Investelektro will set its tariffs taking into account those rates charged by MGTS (and long distance providers) and competitive pressures in the marketplace. Investelektro will charge its customers separately for equipment, installation, line/number charges, and for local, domestic long distance, international long distance and value added services.

     Interconnection. Investelektro's proposed network in the Moscow Region will connect to the Moscow public switched telephone network, (MGTS). Such interconnection is required to facilitate originating and terminating traffic between Investelektro's facilities and both MGTS and long distance carriers. In accordance with its License, Investelektro must connect its customers located in the cities of St. Petersburg, Novosibirsk, Nizhny Novgorod and Ekaterinburg through the public switched telephone networks operated in those cities by the Petersburg Telephone Network Company, the City of Novosibirsk Telephone Network Company, Svyazinform Company and the City of Ekaterinburg Telephone Network Company, respectively. Investelektro is negotiating, or intends to negotiate, interconnection agreements with each of such telephone companies. Investelektro believes, based upon the tariff structures that other telephone service providers have been able to negotiate with MGTS, management believes that Investelektro also will be able to negotiate favorable tariffs for interconnection fees and carrier charges with MGTS and such other telephone companies. However, no assurances can be given in that regard. The failure to obtain an interconnection agreement with MGTS or any of the other above-mentioned telephone companies would have a material adverse effect on the Company's business, in general, and Investelektro's proposed business operations, in particular. See "Risk Factors -- Dependence on Interconnect Parties."

MARKETING, SALES AND DISTRIBUTION

     The Company's marketing objective is to create demand for Investelektro's services by clearly differentiating its service offerings from those of other providers of similar services. It is anticipated that Investelektro will use both mass marketing and specific customer segment marketing. Mass marketing efforts will emphasize the value of the high-quality, innovative services which it intends to provide. Investelektro also plans to create marketing programs for particular customer segments. For each targeted segment Investelektro intends to create a specific marketing program including a service package, pricing plan, promotional strategy and distinctive distribution channels. Initially, Investelektro plans to be positioned as a provider of high quality telecommunications services to a select group of potential commercial customers including Russian and foreign businesses, governmental organizations, diplomatic missions, non-profit groups and wealthy individuals with high monthly telecommunications expenditures. In addition to these market segments, substantial demand is expected to come from new customer segments as the number of small and mid-sized Russian and foreign businesses increase in the Moscow Region.

     Investelektro intends to develop a distribution network to market its telecommunications services including an in-house sales force as well as independent dealer/agents. It plans to solicit direct sales from entities such as large corporate accounts and embassies with each such account having a designated account representative. It is anticipated that independent agents engaged for such purposes will receive a one-time payment per customer installation as well as ongoing commissions based on the monthly volume of traffic -- local and long distance -- of the subscribers enrolled by such dealer/agent.

COMPETITION

     The Company believes, based upon Mr. Leibov's experience, that providers of strictly local telecommunications services in Russia do not currently compete to attract and retain customers on the basis of services and enhancements offered, customer service and price. Nevertheless, Investelektro intends to initially build and operate its business in a highly competitive Moscow Region environment, as MGTS is an entrenched provider. Investelektro will not have an exclusive license to provide telecommunications services in the Moscow Region, and a number of other entities, including Russian companies and international joint ventures, may compete with Investelektro for shares of the local telecommunications market in the Moscow Region. Many of such companies will be (or their joint venture partners are) larger than Investelektro and have significantly greater financial and other resources. MGTS and Investelektro must be regarded as competitors inasmuch as MGTS can offer its customers the same core local services as Investelektro intends to offer to its customers. Although Investelektro believes that MGTS would require substantial additional capital to modernize its network, MGTS is free, at any time, to enter into joint venture arrangements with other foreign partners to modernize its network. See "Risk Factors -- Competition"

     As and when Investelektro undertakes to commence wireless local loop operations in the other geographic subdivisions of the Licensed Territory it will face competition from Petersburg Telephone Network Company, the City of Novosibirsk Telephone Network Company, Svyazinform Company and the City of Ekaterinburg Telephone Network Company, the main providers of basic telephony services in each of such cities.

     Other local and long distance competitors to Investelektro currently include: (i) Combellga, a joint venture of Comin Com, BelgaCom, Alcatel Bell and MGTS which operates an international overlay network in the Moscow Region; (ii) Global One, which provides national and international voice and data services to certain destinations; and (iii) Metrocom, which provides local data access in St. Petersburg and has additional capacity through Comstar in Moscow. In addition, there are currently three Russian cellular operators in the Moscow Region who will be competitors of Investelektro as they, too, offer local, long distance and international access. Potential users of wireless local loop systems may find their communications needs satisfied by other current and developing technologies, particularly in the broadband personal communications services. In the future, cellular service may also compete more directly with traditional wireline as well as wireless local loop telephone service providers. Continuing technological advances in telecommunications make it impossible to predict the extent of future competition. Several consortiums including Motorola Corporation, Globalstar, Odyssey and ICO, have plans to provide mobile satellite service in Russia for low-orbit or medium-orbit satellite systems that would offer a customer worldwide voice and data mobile communications coverage. See "Risk Factors -- Technological Obsolescence and New Technology."

     There can be no assurance that the Company will be able to compete effectively in any aspect of its current or proposed business activities or that developments by others will not render the Company's products and services noncompetitive. Moreover, the Company may have to compete with unlicensed businesses or with businesses capitalizing on personal relationships with the fluid power structure in the Russian Federation. In the Russian Federation, in addition to competition from private telecommunications companies, the Company may be competing with partially and wholly state-owned communications enterprises. There can be no assurance that competition in the Company's targeted markets will not increase as economic activity grows and that larger, better capitalized competitors will not enter the market in these areas.

             CORBINA'S LONG DISTANCE TELECOMMUNICATIONS OPERATIONS

     Corbina is engaged primarily as a provider of long distance telecommunications services to commercial customers in the Moscow Region. Corbina does not operate on the basis of a telecommunications license, and instead, operates through agreements entered into with long distance companies, primarily Rustelnet and Global One, through which it offers long distance service via its private telecommunications network. Corbina also operates over the long distance service facilities of TelMos through an agreement that Corbina has maintained with Kortek, which, among other things, is engaged in business as a reseller of long distance telecommunications services provided by TelMos. Pursuant to such agreement, Kortek has provided Corbina with access to TelMos' facilities in consideration for which Corbina has permitted Kortek to route portions of its telecommunications traffic through Corbina's telecommunications facilities, and has agreed to pay Kortek a commission equal to 0.1% of the revenues generated by Corbina on telecommunications traffic routed over TelMos' facilities.

     Inasmuch as Corbina contracts with other long distance carriers to provide network transmission, it has not needed to commit significant capital for its own network and transmission facilities. As a result, Corbina's ability to expand has not been limited by the capacity, geographic coverage or configuration of a particular network. As the volume of its customers' traffic has reached sufficient levels in certain metropolitan markets, Corbina has expanded and upgraded its switch capacity to direct call traffic over selected transmission networks. Such flexibility in the routing of calls (which is referred to as "least cost routing") enables Corbina to realize higher per call profit margins by directing a call over the network which, at the particular time of day, and to the destination in question, costs Corbina the least amount.

     Although the long distance resale business in the United States is a major component of the overall long distance industry with annual revenue estimated in excess of one billion dollars, in Russia it is still in its infancy. As is the case in the United States, however, primary carriers in Russia require alternative means of marketing their long distance services in order to increase total traffic volume. Providers, such as Corbina, by offering effective and dedicated marketing efforts, are able to attract customers more effectively (and with fewer direct costs) than the carriers themselves. In order to attract (and retain) this new customer base, the primary carriers are willing to accept lower per-minute rates than the rates offered to their direct customers. Corbina's customers include numerous offices of major Western and Russian businesses located within the Moscow Region.

     An integral component of long distance telecommunications transmission is the switching equipment necessary to direct calls or data over the appropriate transmission line. Facilities-based providers, like Corbina, maintain their own switches as part of their networks. Smaller non-facilities-based providers generally contract for the use of switches in connection with their contractual arrangements for the use of a network.

THE CORBINA ACQUISITION

     On July 23, 1996, the Company acquired from Mr. Leibov, the then sole owner of all of Corbina's 140 shares of outstanding capital stock, an option (the "Option") expiring on December 31, 1997 to purchase 105, i.e., 75%, of such shares for $190,000.

     Between July 23, 1996, and November 20, 1996, the Company made loans to Mr. Leibov in the aggregate principal amount of $190,000. Each of said loans was payable on demand, and bore interest at the rate of 8% per annum. On January 28, 1997, the Company exercised the Option, and paid the $190,000 exercise price by canceling and returning to Mr. Leibov the promissory notes which had been issued by him to the Company in the aggregate amount of $190,000.

RUSSIAN LONG DISTANCE TELECOMMUNICATIONS -- INDUSTRY BACKGROUND

     The Company believes, based upon Mr. Leibov's experience and observations, that the Russian long distance market remains relatively underdeveloped, with poor network infrastructure resulting in limited network capacity. The size of the Russian long distance market, according to data published by the State Communications Committee, has grown significantly, with international and long distance services accounting for approximately 57% of the estimated $4.5 billion market which currently exists for telecommunications services throughout the Russian Federation. The Company also believes, based upon Mr. Leibov's experience and observations, that the volume of international and long distance telephone services will continue to grow as current and planned improvements to the Russian Federation's long distance telecommunications network infrastructure are made by Rostelecom, and other privately held licensed long distance carriers.

     There are several impediments impacting expansion of long distance telecommunications services in Russia, among which are: (1) relative backwardness of the currently installed systems; (2) Soviet style structure and management of major telephone companies; (3) lack of capital for infrastructure development; (4) slow development of market-oriented economic environment, limiting capital investment and the attraction of Western services; and (5) limited adherence to international telecommunications standards. The Company believes that significant opportunities exist in the Russian Federation (and the former Soviet Union) for long distance companies capable of establishing and maintaining telephone services typically available throughout the United States and Western Europe.

PRODUCTS AND SERVICES

     Through contractual arrangements with facilities-based carriers and other providers, Corbina offers a wide variety of long distance telecommunications services. To date, substantially all of Corbina's revenues have been generated by basic outgoing long distance services. Corbina offers switched and dedicated outbound long distance services carried by large national or regional long distance carriers such as Global One and Rustelnet. The Company believes that Corbina has been successful as a provider of these basic services because of the discounts it has been able to negotiate with its underlying carriers, and its ability to route its customers' traffic over the transmission networks of more than one carrier. Corbina can direct a single customer's calls among different carriers' networks to take advantage of the most favorable rates to different destinations at different times of the day.

     Direct Dial. Corbina's primary focus has been the provision of domestic and international long distance services to business customers in the Moscow Region including those which generate significant amounts of outgoing international traffic. Corbina targets both foreign and, increasingly, Russian businesses which have requirements for high quality and cost-effective long distance and international telecommunications services. As of March 31, 1997, foreign businesses represented approximately 52% of Corbina's business customers and Russian businesses represented the balance. Corbina intends to expand its provision of direct dial capability by entering into agreements with various international carriers to lease capacity on private lines (e.g. Moscow -- New
York) which will significantly increase Corbina's gross profit margins on such traffic. By so doing, it will no longer rely on its present carriers for transmission, but will, in effect operate its own long distance network and enhanced switching facilities.

     Value Added Services. In addition to basic outgoing services, Corbina has recently expanded its product line to provide its customers with access to the Internet. Corbina intends to further expand its product line to provide its customers with additional value-added services that generally produce higher margins than basic long distance service including, voicemail and information services, private lines for voice and data transmission over all-digital fiber-optic transmission facilities, fax broadcast services that will allow a user to send a facsimile to many destinations simultaneously, fax mailbox services which will provide for the storage and retrieval of facsimiles in a manner similar to electronic mail and prepaid phone cards which will permit users to place long distance and international calls from touchtone telephones, eliminating the need for coins and collect calls. Card users will be able to easily access telephone service by dialing a toll-free number and entering a personal identification number (PIN) printed on the back of the card.

     Corbina intends to use approximately $150,000 of the $655,000 capital contribution which the Company will be paying to it upon completion of this Offering to enable it to provide voicemail and information services, fax and debit card services through its existing switch. Corbina anticipates that it will be offering such enhanced services during the fourth calendar quarter of 1997. No assurance can be given that the offer of such enhanced services will increase Corbina's revenues, or that it will derive any profits with respect thereto. See "Use of Proceeds."

MARKETING AND SALES

     Corbina markets its services by direct sales and through independent distributors. Corbina targets commercial customers with telecommunications usage of under $10,000 per month. Corbina's target customers generally do not qualify for the major carriers' volume discounts or for the level of support services made available to higher volume users. Corbina intends to use approximately $155,000 of the $655,000 capital contribution which the Company will be paying to it upon completion of this Offering to purchase print and other forms of advertising through which it intends to create greater awareness among potential customers of Corbina and its services.

     Corbina relies heavily on its direct sales and field service representatives. Typically, businesses become customers of Corbina by purchasing long distance service from its direct sales representatives, who receive an initial commission for securing the sale and a trailing commission so long as that customer remains with Corbina. Thereafter, Corbina's field service representatives follow up with existing customers by offering them new value-added services, for which the representatives also receive a commission. On April 30, 1997, Corbina had eight direct sales and field service representatives. Corbina's future growth will depend in part on expansion of its direct sales force.

     Corbina intends to supplement its direct sales efforts by increasing to approximately 20, the number of independent distributors, who solicit customers for Corbina and receive commissions on the business they generate for Corbina. Corbina anticipates that some of its new distributors will employ telemarketing programs, and it is expected that sales through this channel will increase the number of Corbina's customers with smaller volumes of use. Although there are higher costs associated with sales to smaller customers, sales to such customers generally have higher margins. At April 30, 1997, Corbina had seven independent distributors.

NETWORK AND OPERATIONS

     Corbina currently operates an advanced telecommunications network consisting of a digital switch capable of handling up to 1,000 concurrent telephone communications, leased fiber-optic transmission lines and sophisticated network management systems designed to optimize traffic routing. Corbina's network currently originates traffic within the entire Moscow Region. Corbina operates an "open network," meaning that any customer within the Moscow Region can access Corbina's long distance network by dialing one of Corbina's access codes, or by pre-subscribing to the Company as its long distance service provider and utilizing its routes.

     Switching Facilities. Corbina currently operates a digital telecommunications switch in Moscow. Switches are digital computerized routing facilities that receive calls, route calls through transmission lines to their destination and record information about the source, destination and duration of the calls. The Company's switch, a Northern Telecom Meridian Model 61 is capable of handling up to 1,000 simultaneous telephone transmissions. As Corbina's long distance traffic routing needs increase, it intends to expand its existing switch and acquire additional switches to increase its call routing capacity. The Company believes that Corbina's intended acquisition of additional switching equipment will improve Corbina's gross margins and provide greater control over its customers.

     Leased Fiber-Optic Transmission Lines. Corbina presently leases fiber-optic transmission lines from the Moscow Area Communications Network ("Macomnet"), an unaffiliated company which has constructed a fiber-optic telecommunications transmission network in the Moscow Region. Through its Macomnet lines, Corbina's switching facilities are directly connected to the international fiber-optic transmission lines operated by Global One. Corbina also employs its Macomnet-provided fiber-optic lines to establish direct fiber-optic connections between Corbina's long distance customers and its switching facilities. Corbina may also lease fiber-optic and wire-based transmission lines from a variety of facilities-based and long distance carriers. Corbina will contract with these entities with terms ranging from 12 to 60 months. Corbina may supplement its leased "on-network" capacity with "off-net" services from a variety of facilities-based long distance carriers.

     Network Management Systems. Once calls are originated over circuits, i.e., loops, connecting Corbina's customers to the Moscow public switched telephone network (MGTS), the calls are routed over the public switched network to Corbina's switching facility, and then rerouted on a least cost basis over leased digital, fiber-optic, e.g., Macomnet's, transmission facilities to one of Corbina's long distance carriers. Corbina utilizes a state-of-the-art system to electronically cross-connect circuits thereby increasing call routing and circuit provisioning efficiency and providing better network monitoring capabilities. This network protocol reduces connect time delays and provides additional technical capabilities and efficiencies for call routing.

     Network Surveillance and Diagnostics. Macomnet provides, pursuant to its five year fiber-optic transmission lines lease agreement with Corbina, network surveillance and diagnostic services which generally enable Corbina to anticipate and correct problems before they result in service interruption. Macomnet's technicians monitor Corbina's network 24 hours a day, 7 days a week. To reduce the potential impact of any equipment or transmission failure, Corbina intends to use approximately $100,000 of the $655,000 capital contribution which the Company will be paying to it upon completion of this Offering to purchase or lease an additional switch which will enable it to which will provide it with the standby transmission capacity needed to reroute or restore transmissions in the event that its primary system goes off line. Corbina's technicians monitor the network for fraud on a real-time basis, using computer systems that detect unusual or high volume calling patterns. See "Use of Proceeds."

     Customer Installation Services. Corbina maintains a staff of installation technicians who perform the services necessary to enable a customer to route its long distance calls through Corbina's switching facility. Such services typically include installation of a pre-programmable routing device at the customer's premises permits the customer to make long distance calls through Corbina without having to manually dial an access number or personal identification number. The routing device can also be programmed to route calls to other telecommunications providers and to prevent a customer's employee from attempting to route a call through an unauthorized telecommunications provider. Such installation services also may encompass the wiring of a customer's premises or the building housing the customer's business either to provide access, or increased access to the Moscow public switched telephone network. Corbina intends to use approximately $250,000 of the $655,000 capital contribution which the Company will be paying to it upon completion of this Offering as working capital to be used, among other purposes, for the purchase of an inventory of the above-described routing devices, and to finance the costs which it incurs in providing the above-mentioned building and premises wiring services.

     Billing and Management Reports. Corbina is currently able to collect many call data items for each phone call placed by a customer, including employee name, call origination point, call destination point, billing code, minutes, date, time and rate code. From this data, Corbina can organize the customer's monthly phone calls into a wide variety of report formats. The Company believes that Corbina's focus on billing as a differentiating service has been and will continue to be an important factor in its ability to successfully compete for its targeted customer.

     Revenue Management Systems. Corbina has implemented a revenue management process which enables it to monitor costs and volumes of use for each of its products and services.

     Customer Information. Corbina is able to process customer information from the initiation of the customer's order by permitting its sales personnel to enter data about a new customer into the system either from Corbina's field offices or directly from a customer's office. This capability is intended to minimize both delays in provisioning and the repetition of tasks that could lead to error. Corbina has other features designed to minimize error, such as its ability to recognize and reject inconsistent or incomplete information from suppliers.

INFORMATION SYSTEMS

     The Company believes that maintaining sophisticated and reliable billing and customer service information systems that integrate billing, accounts receivable and customer support is a core capability necessary to record and process the massive amounts of data that are generated by a telecommunications service provider. Corbina has developed new proprietary information systems which will integrate customer service, manage-ment information, billing and financial reporting. These systems, which are in the process of being phased in: (i) provide sophisticated billing information tailored to the requirements of its customer base, (ii) increase the accuracy and speed of customer billing, (iii) respond promptly to customer needs, (iv) integrate acquired customer bases, (v) facilitate customer retention by identifying customers who change their usage patterns, (vi) verify payables to suppliers, and (vii) support operations and collection efforts.

LONG DISTANCE CARRIERS

     Corbina has supply contracts with Rustelnet, Global One and TelMos for long distance telecommunications services. Corbina determines which carrier to use for its traffic on the basis of routing costs per unit of time. All of such costs are programmed into Corbina's switch which makes all routing decisions instantaneously on the basis of such programmed data.

     During 1996, TelMos, Rustelnet and Global One were responsible for carrying traffic representing approximately 15%, 60% and 25%, respectively, of Corbina's revenues. During the three months ended March 31, 1997, TelMos, Rustelnet and Global One were responsible for carrying traffic representing approximately 40%, 5% and 55%, respectively, of Corbina's revenues.

     In addition to its contracts with TelMos, Rustelnet and Global One, Corbina intends to enter into contracts with other carriers. Corbina has not been required to commit to purchase minimum volumes of long distance services during stated periods.

     Each month Corbina receives invoices from its underlying carriers. Due to the multitude of billing rates and discounts which must be applied by carriers to the calls completed by Corbina customers, Corbina has disagreements, at times, with its carriers concerning the sums invoiced for its customers' traffic. It has been Corbina's experience that the amounts it is invoiced often do not precisely reflect actual call traffic. Accordingly, the carrier may consider Corbina to be in arrears in its payments until the amount in dispute is resolved. These disputes have generally been resolved on terms favorable to Corbina, although there can be no assurance that this will continue to be the case. In accordance with generally accepted accounting principles, Corbina records as expense amounts in dispute that correspond to the aggregate amount that the Company believes it will be required to pay and adjusts that amount as the underlying disputes are resolved.

COMPETITION

     The long distance telecommunications industry in Russia is highly competitive and affected by regulatory and rapid technological change. Many competitors, including among them, Rostelecom, Sovintel (a joint venture between Global Telesystems and Rostelecom), Comstar, TelMos, Combellga and Global One, have considerably greater resources than those of the Company and Corbina, and there can be no assurance that Corbina will remain competitive in this environment. The Company believes that the principal competitive factors in Corbina's business include pricing, customer service, network quality, value-added services and the flexibility to adapt to changing market conditions. While the Company believes that Rostelecom and Corbina's other larger competitors, all of whom are considered by Corbina to be dominant in the Russian long distance telecommunications industry, historically have chosen not to concentrate their direct sales efforts at Corbina's target group of customers, i.e., smaller commercial users, these carriers have recently introduced new services and pricing options that are attractive to smaller commercial users, and there can be no assurance that they will not market to these customers more aggressively.

     The Company believes that Corbina currently competes favorably in its targeted market segment, principally due to its economies of scale, personalized service and enhanced billing and reporting. The Company also believes that Corbina's ability to succeed as a competitor in the Russian long distance telecommunications industry will increasingly depend on its ability to offer on a timely basis new services based on evolving technologies and industry standards. There can be no assurance that new technologies or services will be made available to Corbina on favorable terms.

     Regulatory trends in the Russian Federation have had, and may have in the future, significant effects on competition in the telecommunications industry. Under current industry conditions, the underlying carriers do not have access to information regarding Corbina's customers for which they provide the actual call transmissions. If this situation were to change and since these carriers are potential competitors of Corbina, they could use information about its customers, such as their calling volume and patterns of use, to their advantage in attempts to gain such customers' business, although the Company believes that such practices could be unlawful. In addition, Corbina's future success will depend, in part, on its ability to continue to buy transmission services from these carriers at a significant discount below the rates these carriers otherwise make available to Corbina's target customers.

     International Telecommunications Services. In providing international circuits and direct dial services to business customers in the Moscow Region, Corbina faces competition from a number of operators in the Moscow Region offering similar services. Such operators, including Comstar, Combellga, Telmos and Sovintel, all of whom are significantly larger and better capitalized than Corbina, are primarily targeting Russian and foreign businesses in the Moscow Region, replicating the services that Corbina is providing. In terms of providing international circuits, Corbina faces direct competition from Rostelecom, the state owned operator which transmits calls both to Intelsat and the Russian satellites, and indirectly from Rostelecom, which also owns capacity in and operates the international cable facilities connecting the Russian Federation to the telecommunications networks of the major global carriers.

     Russian Long Distance Services. In terms of the Russian long distance market, Corbina's competition will come from a number of sources both on a national and regional basis. Nationally, Corbina will face competition from Rostelecom, as the operator of the terrestrial public long distance network of the Russian Federation. There are no other commercial national networks of the same scale as the Rostelecom network, although there are a number of private networks, including those of the Ministries of Defense and Railways, that could, if funding were made available, provide further competition to Corbina. In addition, Sviazinvest has been offered a long distance carrier's license and may, if it becomes adequately capitalized, become a serious competitor. See "Risk Factors -- Competition."

     Corbina will face satellite-based competition from Russian TeleSystems ("RTS"), an affiliate of Global TeleSystems Group, a privately owned US-Russian joint venture which has been developing a digital overlay satellite network for transmission of long distance and international telecommunications traffic within the countries which comprised the former Soviet Union. Management believes that RTS has a small number of regional sites in operation offering connectivity between regions of the Russian Federation and the Moscow Region. Corbina will also face competition from a number of satellite-based service providers focusing on providing service in and between specific regions of the Russian Federation.

EMPLOYEES

     As of the date of this Prospectus, the Company had four employees, including Messrs. Nathan and Leibov, Corbina had 25 full time employees, including Mr. Leibov, CompTel had three full time employees, including Mr. Leibov and Investelektro had three employees, including Mr. Leibov. As Investelektro's proposed network begins to grow over the next three years, it intends to hire approximately 20 full time employees, 15 of whom will provide installation services to its customers, three of whom will provide customer service, and two of whom will be involved in accounting and bill collection activities. In order to support anticipated increased growth in Corbina's service offerings, Corbina expects to hire up to five new full time employees over the next 12 months, three of whom will provide programming and technical support services, and two of whom will provide customer support services. The Company's future success will depend in significant part on the continued service Mr. Leibov, and the key technical sales and service management personnel employed by its Subsidiaries. There can be no assurance that the Company can retain such key management, sales and technical employees or that it can attract, assimilate or retain other highly qualified technical sales and management personnel in the future. Neither the Company nor either of its Subsidiaries has experienced any work stoppages, and the Company believes that its relationships with its employees, and the relationships which its Subsidiaries have with their respective employees are good.

FACILITIES

     In May, 1996, the Company began occupying approximately 2,000 square feet of space at 780 Third Avenue, Suite 1600, New York, New York, pursuant to a lease which provided for a term expiring on April 30, 2001 and an annual rent of approximately $76,000 per year. Upon concluding that the Company did not have a need for office facilities as large as such premises, management undertook to vacate such premises, to negotiate a cancellation of said lease and to find smaller premises to serve as the Company's administrative offices. In order to effectuate such lease cancellation, the Company has agreed to pay to its former landlord the sum of $20,000 and relinquish its right to the return of a $19,000 security deposit. The Company presently occupies premises located at Suite 410, 575 Lexington Avenue, New York, New York, consisting of an office comprising approximately 200 square feet, plus a conference room and reception area, on a month to month basis without a lease, at a rent of $1,000 per month. Corbina leases approximately 186 square meters of space in Moscow at 30-15 Ryazansky Prospect, Moscow, Russian Federation. In accordance with its lease, Corbina must pay rent of approximately $38,000 per year during the five year term ending in 2000. CompTel occupies, as a tenant at will, approximately 182 square meters of space on a different floor of the same building which houses Corbina's offices in Moscow at a rental cost of approximately $3,100 per month. Investelektro has entered into a lease for approximately 40 square meters of space on a different floor of the same building which houses Corbina's and CompTel's offices in Moscow. Such lease obligates Investelektro to pay rent of approximately $27,000 per year during the term of 34 months ending on December 31, 1999.

LITIGATION

     Neither the Company nor any of its Subsidiaries is involved in any legal or administrative proceedings.

REGULATION OF TELECOMMUNICATIONS IN THE RUSSIAN FEDERATION

     The provision of telecommunications services in the Russian Federation falls within federal jurisdiction. The principal legal act regulating telecommunications in the Russian Federation is the federal Law on Communications, enacted on February 16, 1995 (the "Communications Law"), which establishes the legal basis for all activities in the telecommunications sector and provides, among other things, for licensing to provide communication services, the requirement to obtain a radio frequency allocation, certification of equipment, and fair competition and freedom of pricing.

     The Communications Law is a framework law which anticipates and references various regulations to be enacted by the competent supervisory authorities. No substantial regulations have been promulgated since the enactment of the Communications Law. The practice in the Russian Federation is for regulations which were promulgated under a predecessor law to continue to be applied until new regulations are issued to the extent such preexisting regulations do not contradict the newly enacted law. There is no indication that the State Communications Committee or other regulatory authorities are taking a different approach at this time.

     The Communications Law provides for equal rights of individuals and legal entities to participate in the telecommunications operations and does not contain any special restrictions with regard to participation by foreign persons. All users and operators have access to the Interconnected Telecommunications Network ("ITN"), a centrally managed complex of telecommunications networks belonging to different enterprises and governmental agencies of the Russian Federation, and have the right to interconnect their networks with ITN in compliance with the connection conditions set forth in their licenses.

     Regulatory Authorities. Prior to March 17, 1997, the MOC and the Federal Agency of Governmental Communications and Information under the President of the Russian Federation ("FAPSI") were the federal organizations possessing executive power over the telecommunications industry. On said date, President Yeltsin signed Presidential Decree No. 249 "On the Restructuring of the System of Federal Organs of Executive Power" which, among other things, renamed the MOC as the State Communications Committee. Such restructuring has resulted in a downgrading of the status of the former MOC (unlike the government minister who headed the MOC, the head of the State Communications Committee is not a minister). The State Communications Committee is responsible for allocating federal budget resources in the telecommunications industry and has supervisory responsibility for the technical condition and development of all types of communications. The role of FAPSI is not clearly defined in the Communications Law. FAPSI is subordinate to the President of the Russian Federation on matters within the President's jurisdiction pursuant to the Russian Constitution.

     In addition, the State Commission on Radio Frequencies and the State Supervisory Commission on Communications (the "SSCC") are regulatory agencies under the State Communications Committee. The State Commission on Radio Frequencies is primarily responsible for the development and implementation of a long-term policy for frequency allocation and issues frequency permits. The SSCC is responsible for technical supervision of network and equipment throughout Russia, including supervision of compliance of network operators with applicable regulations and of licensees with the terms of their licenses.

     Licensing to Provide Services. The Communications Law requires that any person providing telecommunications services must obtain a license prior to commencing such services, unless such services are essentially "in house" (including within an automobile, on a ship, in an airplane or another means of transportation), or are for internal production or technological purposes, or are used solely to service public administration, defense, security and law enforcement authorities.

     The Communications Law expressly provides that any person, including foreign legal entities and citizens, is authorized to own and operate communication facilities, but equally provides that Russian legislation may establish a list of communications facilities which may be owned exclusively by the state. Such a list has not yet been established.

     Licenses to provide telecommunications services are issued by the State Communications Committee on the basis of a decision by the Licensing Commission of the State Communications Committee. No new licensing regulations have been issued since the enactment of the Communications Law and in practice the State Communications Committee continues to issue licenses based on the "Regulations on Licensing in the field of Telecommunications in the Russian Federation" which were enacted by decree No. 642 of the Russian Government on June 5, 1994 (the "Licensing Regulations") prior to the enactment of the Communications Law.

     Under the Licensing Regulations, licenses for rendering telecommunications services may be issued and renewed for periods ranging from 3 to 10 years and several different licenses may be issued to one person. Renewals may be obtained upon application to the State Communications Committee and verification by appropriate government authorities that the licensee has conducted its activities in accordance with the licenses. Officials of the State Communications Committee have fairly broad discretion with respect to both the issuance and renewal procedures. Both the Communications Law and the Licensing Regulations provide that a license may not be transferred. Thus, a license cannot be contributed to the capital stock of another person. Furthermore, this restriction is interpreted to prohibit assignment or pledge of a license to provide collateral for obligations of the licensee or a third party. However, pursuant to a letter issued by the Deputy Minister of Communications, a licensee may enter into agreements with third parties in connection with the provision of services under the licensee's license.

     Licenses to provide telecommunications services may be revoked or suspended by the State Communications Committee for several reasons. The Licensing Regulations provide that licenses may be suspended for the following reasons:

          - failure to comply with the terms and conditions of the license;

          - failure to provide services within three months from the start-of-service date set forth in the license;

          - provision of inaccurate information about the communication services rendered to consumers; and

          - refusal to provide documents requested by the State Communications Committee.

     Licenses may be revoked for the following reasons:

          - failure to remedy the circumstances which resulted in a suspension of the license within the established time;

          - established practices of unfair competition by the license holder in performing the licensed services; and

          - other grounds set forth by Russian law or international treaties.

     The fees for issuing licenses are established as multiples of the monthly minimum wage ("MMW") (which is currently 85,900 roubles or approximately US$15.00). Currently, licensing fees vary from 20 times the MMW for local telephone services, 30 times the MMW for mobile radio-communication services, 40 times the MMW for mobile radiotelephone and cellular communication services to 90 times the MMW for intercity and international communication services.

     Licenses generally contain a number of other detailed conditions, including a date by which service must begin, requirements for adhering to technical standards, and often a schedule of the number of lines which must be in service and percentage of the licensed territory which must be covered by specified dates.

     Corbina has been informed by the State Communications Committee that it does not need to have a license to conduct operations in the manner which it currently employs, i.e., as a reseller of long distance services provided by carriers licensed by the State Communications Committee. Investelektro has received a license for its proposed wireless local loop activities, which also includes appropriate licensing for the provision of domestic and international long distance services.

     Radio Frequency Allocation. Regulation of the use of radio frequencies and spectrum allocation are under the exclusive control of the Russian Government represented by the State Communications Committee which has for this purpose established the State Commission on Radio Frequencies within the State Communications Committee. A frequency allocation by the State Commission on Radio Frequencies is a preliminary condition to receiving a license for providing radio telephone communication services. Investelektro has received preliminary allocations of the frequencies it will require for operation of its proposed wireless local loop operations, and is awaiting receipt of final approval of such allocations from the State Commission on Radio Frequencies. The failure to receive final approval of frequency allocations, the non-renewal, or a suspension or revocation of the License and/or frequency allocations, would jeopardize the Company's entire investment in its proposed wireless local loop system, and would have a material adverse effect on the Company's financial condition and its ability to conduct the business it intends to undertake in the Russian Federation. See "-- Proposed Wireless Local Loop Operations -- Telecommunications License" and "Risk Factors -- Government Regulation -- Investelektro's Inability to Conduct Operations if Conditions of License are Not Satisfied."

     Once a licensee receives a license and general frequency allocation from the State Commission on Radio Frequencies, the licensee must develop its frequency allocation and site plan, which is subject to approval by the SSCC. The plan is then reviewed by the SSCC and may be corrected in order to ensure electromagnetic compatibility of the proposed cellular network with other radio equipment operating in the area. Based on the results of this study, the SSCC gives its final approval to use specific frequencies in specific areas.

     Each licensee must pay to the SSCC certain fees. No assurance can be given as to the effect of such fees on the Company's future results of operations.

     Equipment Certification Certain telecommunication equipment used in the Russian Federation is subject to mandatory certification to confirm its compliance with the established standards and technical requirements. Certificates of Compliance are issued to the supplier by the State Communications Committee on the basis of a decision by the Department of Certification. Certificates of Compliance have been issued by the State Communications Committee for all of the equipment currently employed by Corbina.

     Further, all radio-electronic (high-frequency) equipment (involving frequencies in excess of 9KHz) manufactured or used in, or imported into, the Russian Federation require special permission from the SSCC. Such special permissions are issued to a person for its own use and do not permit use of such radio-electronic equipment by other persons.

     In addition, a Presidential Decree requires a license and equipment certification from FAPSI to design, produce, sell, use or import encryption devices. Some commonly used digital cellular telephones are designed to be capable of encryption of communications, whether or not this feature is activated on the network in which they are used, and therefore must be certified by FAPSI.

     Competition and Pricing The Communications Law requires the federal regulatory agencies to encourage and promote fair competition in the provision of communication services and prohibits abuse of a dominant position to hinder, limit or distort competition. The Communications Law also provides that tariffs for communication services may be established on a contractual basis between the provider and the user of telecommunications services, thus confirming the liberalization of prices for telecommunications services introduced by Presidential decree in 1992. However, the Communications Law simultaneously provides that "tariffs may be regulated by the state for some types of communication services."

     Presidential Decree No. 221, dated February 28, 1995, "On Measures for Streamlining State Regulation of Prices" ("Tariffs") and its implementing Governmental Decree No. 239, dated March 7, 1995, as amended, provide that the prices and tariffs on certain telecommunications services to be established by the subjects of the Russian Government are subject to state regulation. Governmental Decision No. 793, dated August 7, 1995, as amended, has established that the following communication services are subject to such price controls by the executive authorities of the Russian Federation: subscription charges, installation fees, charges for local calls and charges for international calls using zonal systems.

     Further, Presidential Decree No. 220 of February 28, 1995 "On Certain Measures for the State Regulation of Natural Monopolies in the Russian Federation" classifies activities in the field of public telecommunications services as a "natural monopoly" and calls for the creation of a specialized federal agency to regulate providers of telecommunications services. Subsequently, the Federal Service of Regulating the Natural Monopolies of Communications was created and bestowed with responsibility for tariff regulation in the sector of public telecommunications.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The Board of Directors presently consists of four members. The Company intends to add Mr. Leibov to the Board upon completion of the Offering. The Company also intends, upon completion of the Offering, to commence a search for up to two additional directors. The search will focus on persons of high repute who possess substantial knowledge and experience regarding the operation of commercial enterprises, in general, and telecommunications businesses, in particular, in the Russian Federation.

     The executive officers and directors of the Company are as follows:

             NAME               AGE                        POSITION
------------------------------  ---     ----------------------------------------------
Jack W. Buechner..............  57      Chairman of the Board
Ronald G. Nathan..............  52      Director and President, Chief Executive
                                        Officer, Treasurer and Chief Financial Officer
Mikhail Leibov................  47      Executive Vice President and Chief Operating
                                        Officer
Richard N. Holwill............  52      Director
Steven D. Dreyer..............  51      Director and Secretary

     Former Congressman Buechner has been a director of the Company since October 1994, the Chairman of the Board of the Company since January 1995 and has been a partner in the Washington, D.C. office of Manatt, Phelps and Phillips, a Los Angeles based law firm since 1994. He specializes in Russian and Eastern European matters including those dealing with international financial institutions. Between 1993 and 1994, Mr. Buechner was engaged in various national and international government and industry related projects as a Principal of The Hawthorn Group, a Virginia based public affairs firm. Between 1991 and 1993, he served as President of the International Republican Institute, the international arm of the Republican Party. In that capacity, Mr. Buechner participated in the development of civil governance programs for countries located in the former Soviet Union and Eastern Europe. Between 1986 and 1991, he was a member of the United States House of Representatives from St. Louis County, Missouri, and served in the leadership of the House as Deputy Minority Whip and Vice Chairman of the Republican Study Committee. Mr. Buechner received a B.A from St. Benedict's College in Atchison, Kansas in 1962, and a J.D. from St. Louis University in 1965. Mr. Buechner is a member of the Audit and Compensation Committees of the Board.

     Mr. Nathan has been the Company's President and Chief Executive Officer, Treasurer (Chief Financial Officer) and a Director since its inception in April 1994, and was the Company's Chairman of the Board from April 1994 until January 1995. Mr. Nathan received a Masters degree from the London School of Economics in 1967 and a law degree from the University of Pennsylvania in 1970. He was a law clerk for the Hon. James Hunter III, at the United States Court of Appeals for the Third Judicial Circuit from 1970 to 1971, and he was employed as an associate in the Washington, D.C. law firm of Arnold & Porter from 1971 to 1978. In 1978, Mr. Nathan was appointed by President Carter (with U.S. Senate confirmation) to the Board of Directors of the National Railroad Passengers Association (AMTRAK) on which he served through 1982. From 1982 to the present, Mr. Nathan has been an independent businessman involved in various business ventures including, among other things, the structuring and financing of business opportunities in the telecommunications industry, particularly cellular telecommunications. In 1993, he formed a telecommunications company to engage in, among other things, long distance resale, the operations of which were terminated in 1994 so that he could concentrate his efforts on the business of the Company. From 1988 until 1993, Mr. Nathan was a principal of Omni Investments, a privately owned firm which specialized in acquiring energy and petrochemical assets in addition to being engaged in international petroleum marketing.

     Mikhail Leibov is the Managing Director and Chief Executive Officer of Corbina, CompTel and Investelektro, and since June 16, 1997, the Company's Executive Vice President and Chief Operating Officer. Mr. Leibov was born in Moscow, Russia in 1950, and emigrated to the United States in 1977. In 1972, Mr. Leibov earned an MS degree in applied mathematics (specializing in telecommunications and computer sciences) from Moscow University. Between 1972 and 1976, he served as project manager for the Soviet

Ministry of Railroad Transportation in connection with the creation of the first real-time railroad tracking system built in the USSR. Between 1977 and 1986, Mr. Leibov was employed by IBM, and served as a member of the software architecture group that designed and implemented one of the world's first distributed databases. From 1986 to 1987, he was employed by AT&T as project manager with respect to the design and implementation of large databases. From 1987 to 1994, Mr. Leibov was employed by Prodigy Corporation as a developer of the Prodigy Information Services. Between 1994 and 1995, Mr. Leibov was employed by Access General Corporation, a corporation he organized as a designer and developer of specialized tools for tuning very large local and remote databases. In 1995, he organized Corbina as a provider of long distance telecommunications services in Moscow, and has been involved in its management on a full time basis since its inception.

     Hon. Richard N. Holwill served as Counsellor to the United States Arms Control and Disarmament Agency from 1990 to 1993, and as United States Ambassador to the Republic of Ecuador from 1988 to 1990. From 1983 to 1988, he served as Deputy Assistant Secretary of State for Inter-American Affairs. During 1985 to 1988, Mr. Holwill also served as a member of the Board of Directors of the Panama Canal Commission. Since January 1993, Mr. Holwill has been Managing Director of Pierce Investment Banking, Inc., a privately held investment banking firm. He graduated from Louisiana State University in 1968 and has undertaken postgraduate studies in Finance at the University of Missouri and in Economics at the Wharton School of Business. Mr. Holwill was elected to the Board on February 10, 1997. Mr. Holwill is a member of the Audit and Compensation Committees of the Board.

     Mr. Dreyer has been a practicing attorney in New York City since 1971, and has specialized in representing corporations and other business entities in connection with public and private capital formation, acquisition and divestiture transactions for the last 15 years. From 1984 to February 1995, he was a partner in the law firm of Ohrenstein & Brown, and since March 1995, he has been a partner in the law firm of Hall Dickler Kent Friedman & Wood, LLP, the Company's corporate and securities counsel. Mr. Dreyer received a B.A. from the University of California at Los Angeles in 1968, and J.D. and LL.M (Taxation) degrees in 1971 and 1981, respectively, from The New York University School of Law. He was elected to the Board, and appointed as Secretary of the Company, on February 10, 1997.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Company entered into an employment with Mr. Nathan pursuant to which he has been employed as the Company's Chief Executive Officer for a term which commenced on January 1, 1995, and which has been extended from its original termination date of December 31, 1997 to December 31, 1999. Such agreement, as extended, provides that Mr. Nathan must perform services consistent with his position, and must devote substantially all of his time (approximately 40 hours per week) in the performance of his duties. In accordance with such agreement, Mr. Nathan receives an annual base salary of $100,000, and is entitled to such bonuses as the Board of Directors may deem appropriate. The agreement contains a non-competition covenant which is applicable during the term of the agreement, and the one year period immediately following such term. The agreement further provides for a severance payment of two year's salary which is payable to Mr. Nathan upon termination of his employment due to a change of control of the Company.

     The Company has entered into an employment agreement with Mr. Leibov, pursuant to which he agreed to serve as chief executive officer of Corbina and CompTel during the five year term which commenced on February 1, 1997. The agreement was amended on June 16, 1997 to provide that Mr. Leibov shall also serve as the Company's Executive Vice President and Chief Operating Officer during the balance of the term thereof. Such agreement further provides that (i) between February 1, 1997 and the last day of the month in which the closing of this Offering occurs, Mr. Leibov shall be paid a base salary by the Company of $125,000 per annum, less the aggregate amount of the annual salaries which he shall receive from Corbina and CompTel; (ii) during the balance of the term of the agreement, his base salary shall be $175,000 per annum, less the aggregate amount of the annual salaries which he shall receive from Corbina and CompTel;
(iii) he shall be paid such cash bonuses and other additional compensation as the Company's Board of Directors may, in its absolute discretion, determine to award to him, (iv) his life shall be insured to the extent of $500,000 which shall be paid to the beneficiary of his choice; (v) he and his immediate family will be covered by Company-provided and paid for health insurance; (vi) as soon after the Offering as is reasonably possible, the Company shall issue 25,000 shares of the Company's Common Stock to Mr. Leibov pursuant to the Omnibus Plan, subject to such vesting conditions as the Compensation Committee of the Company's Board of Directors shall reasonably determine; and (vii) Mr. Leibov shall receive incentive compensation benefits, as follows: 1) in the event that Corbina's operating income for any of its fiscal years ending during the five year term (the "Term") of the employment agreement (the "Income"), determined pursuant to the same US generally acceptable accounting principles which would be applicable if Corbina's financial statements were to be prepared in the same manner as the Company's annual audited financial statements, shall be greater than US$3,400,000, then, the Company shall transfer, subject to the restrictions on transfer and right of first refusal hereinbelow described, a block of the Corbina shares held by it equal to 10% of the total number of outstanding shares of Corbina (the "Corbina Incentive Shares"), thereby reducing the Company's ownership of Corbina to 65%; and 2) if, during any fiscal year of the Term which shall be subsequent to the fiscal year in which Mr. Leibov shall have earned the Corbina Incentive Shares, Corbina's Income shall be greater than $3,400,000, Mr. Leibov shall receive from the Company, pursuant to the Omnibus Plan, shares of the Company's Common Stock, valued at the mean of the bid and asked prices therefor on the ten trading dates immediately preceding the issuance thereof, equal to the difference between the Income and $3,400,000. The number of shares of the Company's Common Stock to be issued to Mr. Leibov pursuant to the foregoing provisions shall not exceed 250,000, in the aggregate. Mr. Leibov shall not be entitled to transfer any ownership interest in any of the Corbina Incentive Shares to any person, firm or entity affiliated or associated with him (a "Related Transferee") unless, prior to such transfer, the Related Transferee agrees to be bound in writing by the provisions of the right of first refusal described in the immediately succeeding sentence. In the event that Mr. Leibov intends to sell any of the Corbina Incentive Shares to any person, firm or entity who is not a Related Transferee, and who has made a bona fide offer to purchase such shares for value, the Company shall have a right of first refusal to purchase such shares subject to such offer pursuant to the same terms and conditions pertaining thereto.

EXECUTIVE COMPENSATION

     The following table sets forth compensation awarded to, earned by or paid to the Chief Executive Officer during the three years ended December 31, 1996. No other officer of the Company earned a salary and bonus of more than $100,000 during such periods. During said three year period, the Company did not grant any restricted stock awards, options, or pay compensation that would qualify as "All Other Compensation" and it did not make payments to any executive officer which may be categorized as "LTIP Payouts."

                           SUMMARY COMPENSATION TABLE

                                                                                                  SECURITIES
                                                                      OTHER         RESTRICTED    UNDERLYING
                                                                     ANNUAL           STOCK        OPTIONS/
  NAME AND PRINCIPAL POSITION   YEAR    SALARY($)    BONUS($)    COMPENSATION($)    AWARDS($)      SARS(#)
------------------------------- -----   ---------    --------    ---------------    ----------    ----------
Ronald G. Nathan, Pres......... 1996    $ 100,000          --          --               --            --
                                1995      100,000          --          --               --            --
                                1994      100,000    $180,000          --               --            --

OMNIBUS STOCK INCENTIVE PLAN

     The Company has adopted an Omnibus Stock Incentive Plan (the "Omnibus Plan") to permit the grant of awards to employees of the Company (including officers and directors who are employees of the Company or a subsidiary of the Company) of restricted shares of the Company's Common Stock, performance shares of the Company's Common Stock, stock appreciation rights relative to the Company's Common Stock and both incentive stock options and non-qualified options to purchase shares of the Company's Common Stock. A maximum of 1,000,000 shares may be issued under the Omnibus Plan. The Omnibus Plan was adopted in order that the participants in the Omnibus Plan will have financial incentives to contribute to the Company's growth and profitability, and to enhance the ability of the Company to attract and retain in its employ individuals of outstanding ability. As of the date of this Prospectus, no grants or awards have been made under the Omnibus Plan, except for one option issued to Jack Buechner. See "-- Option Issued to Non-Employee Director."

OPTION ISSUED TO NON-EMPLOYEE DIRECTOR

     On August 22, 1995, the Board of Directors of the Company granted an option to Mr. Buechner entitling him to purchase 25,000 shares of Common Stock at an exercise price of $2.00 during the three year period ending on August 21, 1998. The shares of Common Stock issuable upon exercise of said option are being offered for sale, subject to their issuance, on a non-underwritten basis by Mr. Buechner pursuant to a separate prospectus included in the Registration Statement of which this Prospectus forms a part. See "Concurrent Registration of Securities."

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Bylaws provide that, except as expressly prohibited by the Delaware Corporation Law, the Company shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person, or such person's testator or administrator was a director, officer or employee of the Company, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in connection with such action or proceeding, or any appeal therein. Such Bylaws further provide that no such indemnification shall be made if (i) a judgment establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and (ii) a settlement or other non-adjudicated disposition of a threatened or pending action or proceeding occurs without the Company's prior consent thereto.

     The Company has entered into indemnification agreements with each of its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company has applied for directors' and officers' liability insurance providing for limits of $1,000,000 per occurrence.

DIRECTORS' COMPENSATION

     Directors do not receive cash compensation for services rendered to the Company in such capacity.

     Non-employee directors are reimbursed for the reasonable costs of travel to and from meetings of the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


     In connection with the Company's organization in April 1994, Ronald G. Nathan, the then Chairman of the Board and Chief Executive Officer of the Company, received 1,178,000 shares of Common Stock for services rendered in the amount of $11,780. In addition, during December 1994, the Company granted Mr. Nathan a bonus in the amount of $180,000. In January 1995, the Company issued 600,000 shares of Common Stock to Mr. Nathan as payment for such $180,000 obligation. Such shares were subsequently resold by Mr. Nathan during January 1995 at a price of $.30 per share. In June 1995, 628,000 shares of Common Stock were contributed back to the Company by Mr. Nathan for no consideration. On October 20, 1997, 500,000 shares of Common Stock were contributed back to the Company by Mr. Nathan for no consideration.


     A founder and principal stockholder of the Company, Harvey Bloch, received 1,160,000 shares of Common Stock at inception for financial consulting services rendered prior to inception and for services rendered through June 15, 1994 in the amount of $11,600. In addition, Mr. Bloch received $74,167 and $40,832 during the period from June 16, 1994 to December 31, 1994 and the five months ended May 31, 1995, respectively, for consulting services rendered to the Company. In June 1995, 595,000 shares of Common Stock were contributed back to the Company by Mr. Bloch for no consideration. In August 1995, the Company repurchased 488,000 shares of Mr. Bloch's Common Stock in exchange for the issuance to Mr. Bloch of a promissory note in the aggregate principal amount of $244,000, bearing interest at the rate of 2% per annum. The Company paid $100,000 of said obligation in February 1996. The Company intends to apply approximately $150,000 of the net proceeds of the Offering to repay the remaining balance (including accrued interest) of the note. See "Use of Proceeds."

     Mr. Leibov and Mr. Nathan were the sole stockholders of Russian Wireless. In October 1996, Mr. Nathan subscribed for 250,000 shares of Russian Wireless' $.01 par value common stock (the "Russian Wireless Common Stock") and agreed to pay $2,500 therefor, and in January 1997, Mr. Leibov received 500,000 shares of Russian Wireless Common Stock in consideration for his services rendered during the period between October 1996 and December 1996 in organizing Russian Wireless' operations in the Russian Federation. Upon consummation of the merger of Russian Wireless with and into the Company, Messrs. Leibov and Nathan received, respectively, 500,000 shares and 250,000 shares of the Company's Common Stock in exchange for and extinguishment of their shares of Russian Wireless' common stock. In accordance with the accounting rules applicable to the merger of Russian Wireless with and into the Company, the 750,000 shares of the Company's Common Stock which were issued in exchange for the same number of shares of Russian Wireless' common stock were valued at the $7.00 initial public offering price of the Common Stock. A one time, non-recurring charge in the $5,250,000 aggregate amount thereof was made to officers' salaries which resulted in an equivalent charge to the Company's earnings for the six month period ended June 30, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     On October 20, 1997, the Company cancelled 500,000 shares of Common Stock which were contributed to the capital of the Company by Mr. Nathan at the request of the Representative. As a result thereof, Mr. Nathan's Common Stock ownership has been reduced to 300,000 shares.

     Although no specific measures to resolve conflicts of interest have been formulated, the officers and directors of the Company have a fiduciary obligation to deal fairly and in good faith with the Company. The Company's management believes that the terms and conditions pertaining to each of the foregoing transactions were comparable to and competitive with the terms and conditions which it would have obtained if such transactions had been effected with persons and entities unaffiliated with the Company. All ongoing and future transactions between the Company and any of its affiliates will be no less favorable to the Company than such transactions would be if consummated with unaffiliated third parties, and will be approved by a majority of the Company's disinterested directors. The directors intend to exercise reasonable judgment and take such steps as they deem necessary under all of the circumstances in resolving any specific conflict of interest which may occur and will determine what, if any, specific measures, such as retention of an independent advisor, independent counsel or special committee, may be necessary or appropriate. There can be no assurance that the Company will employ any of such measures or that conflicts of interest will be resolved in the best interest of the shareholders of the Company.

                           PRINCIPAL SECURITY HOLDERS

     The following table sets forth the holdings of the Common Stock of the Company as of the date of this Prospectus by (1) each person or entity known to the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock of the Company; (2) each director and named executive officer; and (3) all directors and executive officers as a group. All of the holders of the Company's Common Stock are entitled to one vote per share. See "Description of Securities."

                                                                      COMMON STOCK
                                                  ----------------------------------------------------
                                                  NUMBER OF SHARES     PERCENT OWNED     PERCENT OWNED
                                                    BENEFICIALLY         PRIOR TO            AFTER
            NAME OF BENEFICIAL OWNER                   OWNED            OFFERING(1)       OFFERING(2)
------------------------------------------------  ----------------     -------------     -------------
Ronald G. Nathan(3).............................        300,000             12.1%              7.3%
Mikhail Leibov(4)...............................        500,000             20.1%             12.2%
Paul Signoracci(5)..............................        285,000             11.5%              6.9%(6)
J. P. Downey(7).................................        285,000             11.5%              6.9%(6)
Ernest Ferrante(8)..............................        285,000             11.5%              6.9%(6)
Howard M. Pack(9)...............................        160,000              6.4%              3.9%
Royal Bank of Scotland International Ltd.(10)...        150,000              6.0%              3.7%
James Condakes(11)..............................        150,000              6.0%              3.7%
L. W. Cave(12)..................................        150,000              6.0%              3.7%
Jack W. Buechner(3).............................         25,000(13)            *                 *
All Directors and Executive Officers as a Group
  (4 Persons)...................................        825,000(13)         35.2%             20.1%

---------------
  *  Represents less than one percent

 (1) Based on 2,485,000 shares of Common Stock outstanding as of the date of this Prospectus.

 (2) Based upon 4,105,000 shares of Common Stock outstanding after the Offering. Does not include up to 5,370,015 shares of Common Stock issuable in the events that (i) all of the 750,000 First Private Placement Warrants, the 462,500 Second Private Placement Warrants and the 2,000,015 Third Private Placement Warrants are fully exercised; (ii) the Company issues 247,500 shares of Common Stock upon full exercise of the Underwriters' over-allotment option; (iii) all 1,000,000 of the shares of Common Stock which have been reserved for issuance under the Company's Omnibus Stock Incentive Plan shall be issued; (iv) the Company issues 165,000 shares of Common Stock upon exercise of the Representative's Warrant; and (v) the 25,000 shares of Common Stock underlying the Buechner Option are issued. See "Management;" and "Underwriting."

 (3) The address of Messrs. Nathan and Buechner is 575 Lexington Ave, Suite 410, New York, NY.

 (4) Mr. Leibov's address is c/o Corbina, Ryazansky Prospect 30/15, Moscow, Russian Federation.

 (5) The address of Mr. Signoracci is 2716 Grand Avenue, Belmore, NY.

 (6) The shares of Common Stock held by Messrs. Signoracci, Downey and Ferrante have been registered for sale by them under the Securities Act, pursuant to a separate prospectus in connection with an offering to be made on a delayed, non-underwritten basis by the Selling Securityholders. However, pursuant to lock-up agreements which each of such shareholders has delivered to the Representative, they cannot sell their respective shares of Common Stock for a period of two years without the Representative's prior written consent. See "Shares Eligible for Future Sale" and "Concurrent Registration of Securities."

 (7) The address of Mr. Downey is 29 Hewlett Road, Towaco, NJ.

 (8) The address of Mr. Ferrante is 88A Bay Terrace, Staten Island, NY.


 (9) The address of Mr. Pack is 12 Herkimer Road, Scarsdale, NY.


(10) The address of the Royal Bank of Scotland International Ltd. is c/o Ryder Capital Limited, 102 The Chambers, London SW10 OXF, England.


(11) The address of Mr. Condakes is 100 Everette Avenue, Chelsea, MA.

(12) The address of Mr. Cave is 3800 Airport Boulevard, Suite 201, Mobile, AL.


(13) Includes 25,000 shares of Common Stock which Mr. Buechner has the right to acquire within 60 days from the date hereof upon the exercise of options held by him. Such shares are being offered for sale by Mr. Buechner, subject to their issuance, on a non-underwritten basis pursuant to a separate prospectus included in the Registration Statement of which this Prospectus forms a part. See "Concurrent Registration of Securities."

                              SELLING STOCKHOLDER

     The Cam Neely Foundation, the Selling Stockholder, is, as of the date immediately preceding the date of this Prospectus, the beneficial and record holder of 30,000 shares of Common Stock, all of which are being offered for sale by the Selling Stockholder. Upon completion of the offering of such shares, the Selling Stockholder will not own any shares of the Company's Common Stock. Neither the Selling Stockholder, nor any employee or director thereof, was an officer, director, or employee of the Company during the past three years, or had any other relationship with the Company during such period, other than as an investor. See "Underwriting."

                     CONCURRENT REGISTRATION OF SECURITIES

     Concurrently with this Offering, 2,462,515 Warrants (and the shares of Common Stock issuable upon exercise thereof), and 1,180,000 shares of Common Stock, 25,000 of which are issuable upon exercise of the Buechner Option, have been registered for sale under the Securities Act for immediate resale. Except for Mr. Buechner, who is Chairman of the Company's Board of Directors, none of the holders of such securities or their affiliates has ever held any position or office with the Company or had any material relationship with the Company. The holders of such securities have agreed with the Representative not to sell any of the registered securities for a period of 24 months from the date of this Prospectus without the prior written consent of the Representative.

                           DESCRIPTION OF SECURITIES

GENERAL

     The Company, a Delaware corporation, is authorized to issue 15,000,000 shares, of which 14,000,000 may be Common Stock, $.01 par value, and 1,000,000 may be preferred shares, $.01 par value, which may be authorized for issuance by the Board and issued without further action by the shareholders in classes or series possessing such designations, powers, preferences and relative, participating, optional or other special rights within each class or series, and further possessing such qualifications, limitations and restrictions as the Board may determine, subject to any limitations imposed thereon by the Company's Certificate of Incorporation.

COMMON STOCK

     Except as otherwise required by law, each holder of Common Stock is entitled to one vote per share on all matters on which shareholders are entitled to vote. There are no cumulative voting rights regarding elections of directors. Holders of shares of Common Stock are entitled to share pro rata in dividends, if any, as may lawfully be declared on the Common Stock from time to time by the Company's Board of Directors.

PREFERRED STOCK

     The Board of Directors has the authority, without further action by the shareholders, to issue up to 1,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including divided rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series and the designation of such series. The issuance of preferred stock could, among other things, adversely affect the voting power of holders of Common Stock and could have the effect of delaying, deferring or preventing a change in control of the Company.

     As of the date of this Prospectus, no shares of preferred stock of any class or series have been issued, or have been authorized to be issued by the Board. The Company has no present intention to issue any preferred shares in the foreseeable future, and pursuant to the Underwriting Agreement, the Company is prohibited from issuing any of its preferred stock for a period of two (2) years from the date hereof without the Representative's express written consent.

WARRANTS ISSUED IN PRIVATE PLACEMENTS

     The Company issued warrants to purchase 3,200,015 shares of its Common Stock to investors who participated in three private placements during 1994 and 1995. In accordance with the documents which governed each of such placements, such warrants will be automatically converted into Warrants on the date of closing of this Offering.

     First Private Placement In June 1994, the Company successfully completed a $750,000 private placement of 7.5 units, each of which consisted of an unsecured 12% promissory note in the principal amount of $98,000, and a warrant to purchase 100,000 shares of Common Stock (750,000 shares in the aggregate) at an exercise price of $1.00 per share during the three year period ending on December 14, 1998 (the "First Private Placement Warrants"). The First Private Placement Warrants contain protections against dilution affecting both the exercise price of, and number of shares of Common Stock purchasable under, such warrants upon the occurrence of certain events, including a stock split of, a stock dividend on or a subdivision, combination or recapitalization of, the Common Stock. The holders of the First Private Placement Warrants have no right to vote on matters submitted to the shareholders of the Company and have no right to receive dividends. The holders of the First Private Placement Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution, or the winding up of the Company's affairs.

     In accordance with the provisions of the First Private Placement Warrants, if a registration statement with respect to an initial public offering of securities is filed under the Securities Act with the SEC by the Company during the term of the First Private Placement Warrants, but such registration statement does not include any warrants to be issued to the public, then upon the declaration of effectiveness of such registration statement, the exercise price of any unexercised First Private Placement Warrants would be automatically increased to 110% of the per share of offering price to the public of the Company's Common Stock. By reason of the facts that the Company is not selling any public warrants in this Offering, and none of the 750,000 First Private Placement Warrants has been exercised as of the date of this Prospectus, the exercise price of all of such warrants is deemed to have been automatically increased to $7.70 per share. However, all other terms of the First Private Placement Warrants, including the December 14, 1998 expiration date thereof, remain in effect. None of such warrants is being registered for sale by the holders thereof. See, "Registration Rights."

     Second Private Placement In October 1994, the Company successfully completed a $1,000,000 private placement of 10 units, each of which consisted of an unsecured 12% promissory note in the principal amount of $98,000, and a warrant to purchase 50,000 shares of Common Stock (500,000 shares in the aggregate) at an exercise price of $1.00 per share during the three year period ending on April 18, 1999 (the "Second Private Placement Warrants"). Pursuant to a cancellation and rescission agreement, which the Company executed with Colonial, one of the Second Private Placement investors, the number of outstanding Second Private Placement Warrants has been reduced to 462,500 warrants. The Company has paid $50,000 of the $100,000 which it owes to Colonial pursuant to such agreement. The Company intends to use $50,000 of the proceeds of this Offering to pay the balance of its obligation to Colonial. The holders of the Second Private Placement Warrants have no right to vote on matters submitted to the shareholders of the Company and have no right to receive dividends. The holders of the Second Private Placement Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution, or the winding up of the Company's affairs.

     In accordance with the provisions of the Second Private Placement Warrants, if a registration statement with respect to an initial public offering of securities is filed under the Securities Act with the SEC by the Company during the term of the Second Private Placement Warrants, but such registration statement does not include any warrant to be issued to the public, then upon the declaration of effectiveness of such registration statement, the exercise price of any unexercised Second Private Placement Warrants would be automatically increased to 110% of the per share of offering price to the public of the Company's Common Stock. By reason of the facts that the Company is not selling any public warrants in this Offering, and none of the 462,500 Second Private Placement Warrants has been exercised as of the date of this Prospectus, the exercise price of all such warrants is deemed to have been automatically increased to $7.70 per share. However, all other terms of the Second Private Placement Warrants including the April 18, 1999 expiration date thereof, remain in effect. All of the Second Private Placement Warrants are being offered for sale by the holders thereof on a non-underwritten basis pursuant to a separate prospectus included in the Registration Statement of which this Prospectus forms a part. See "Use of Proceeds;" "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources;" and "Concurrent Registration of Securities."

     Third Private Placement In February 1996, the Company successfully completed a $1,050,000 private placement of 30 units, each of which consisted of an unsecured 8% promissory note in the principal amount of $35,000, 10,000 shares of Common Stock (300,000 shares in the aggregate) and a warrant to purchase 66,667 shares of Common Stock (2,000,015 shares in the aggregate) at an initial exercise price of $5.75 per share during the five year period commencing on the effective date of the Registration Statement relating to the Company's initial public offering of securities (the "Third Private Placement Warrants). The Third Private Placement Warrants contain protections against dilution affecting both the exercise price of, and number of shares of Common Stock purchasable under, such warrants upon the occurrence of certain events, including a stock split of, a stock dividend on or a subdivision, combination or recapitalization of, the Common Stock. The holders of the Third Private Placement Warrants have no right to vote on matters submitted to the shareholders of the Company and have no right to receive dividends. The holders of the Third Private Placement Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution, or the winding up of the Company's affairs.

     In accordance with the provisions of the Third Private Placement Warrants, if a registration statement with respect to an initial public offering of securities is filed under the Securities Act with the SEC by the Company during the term of the Third Private Placement Warrants, but such registration statement does not include any warrants to be issued to the public, the terms and provisions of the Third Private Placement Warrants, including the five year term commencing on the date of this Prospectus, remain unchanged. All of the Third Private Placement Warrants are being offered for sale by the holders thereof on a non-underwritten basis pursuant to a separate prospectus included in the Registration Statement of which this Prospectus forms a part. See "Use of Proceeds;" "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources;" and "Concurrent Registration of Securities."

REGISTRATION RIGHTS

     The Representative's Warrant confers certain registration rights upon the holders thereof. See "Underwriting."

     The holders of the First Private Placement Warrants were given, pursuant to the First Private Placement's offering documents, the right to include in this Offering the shares of Common Stock issuable upon exercise of the First Private Placement Warrants. However, such registration rights were subject to the right of the Representative to exclude such shares from the Offering, subject to the proviso that an election by the Representative to effect such exclusion would thereupon confer upon the holders of the First Private Placement Warrants to demand on one occasion that the Company file a registration statement with the SEC registering such warrants and the shares of Common Stock issuable upon exercise thereof for sale under the Securities Act. Such demand registration rights may be exercised at any time during the period commencing six months after the date of this Prospectus and the expiration of the term of the First Private Placement Warrants, and must be exercised by the holders of a majority of the First Private Placement Warrants. If such rights are exercised, the Company must prepare and file a registration statement on an appropriate form to register the First Private Placement Warrants of the electing holders and the Common Stock issuable upon exercise thereof, so as to permit a public offering and sale thereof for a period of nine months. The Company must bear all costs of such registration, except for filing fees, any underwriter's discounts and commissions, any stock transfer taxes and the fees and expenses of such holders' counsel.

     The Representative has elected to exclude from the Registration Statement of which this Prospectus is a part the shares of Common Stock issuable upon exercise of the First Private Placement Warrants. Accordingly, the holders of such warrants now possess the above-described demand registration rights.

     In accordance with the provisions of the offering documents pertaining to the Second Private Placement Warrants and the Third Private Placement Warrants,
(i) the 462,500 Second Private Placement Warrants, and the shares of Common Stock issuable upon exercise of such warrants; and (ii) the 2,000,015 Third Private Placement Warrants, and the shares of Common Stock issuable upon exercise of such warrants, have been included in a separate prospectus included in the Registration Statement of which this Prospectus forms a part, at the Company's sole cost and expense, except the fees and expenses of the counsel for the holders of such securities, if any, and any underwriting or selling commissions or other charges of any broker-dealer acting on behalf of such holders.

     The above-described registration rights pertaining to the First Private Placement Warrants could result in substantial future expense to the Company and could adversely affect the Company's ability to complete future equity or debt financings. Furthermore, the registration and sale of securities of the Company held by or issuable to the holders of registration rights, or even the potential of such sales, could have an adverse effect on the market price of the securities offered hereby.

TRANSFER AGENT, WARRANT AGENT AND REGISTRAR

     American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, serves as the transfer agent and registrar of the Common Stock, and as warrant agent of the Warrants.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of this Offering, the Company will have outstanding 4,105,000 shares of Common Stock (4,352,500 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, 1,650,000 shares will be freely tradeable without restriction under the Securities Act, and 1,155,000 shares will be registered for sale pursuant to a separate prospectus under the Securities Act, but restricted from sale pursuant to the lockup agreements hereinbelow described. The remaining 1,300,000 shares of Common Stock held by existing shareholders are restricted securities within the meaning of Rule 144. In accordance with Rule 144, all of said 1,300,000 shares are presently eligible for sale to the public notwithstanding the fact that they have not been registered under the Securities Act.

     In general, under Rule 144 as currently in effect, an affiliate of the Company, or a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, but less than two years, will be entitled to sell in any three month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 41,050 shares immediately after the Offering) or
(ii) the average weekly trading volume during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales pursuant to Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of current public information about the Company. A person (or person whose shares are aggregated) who is not deemed to have been an affiliate of the Company at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least two years is entitled to sell such shares pursuant to Rule 144(k) without regard to the limitations described above. Rule 144A under the Act as currently in effect permits the immediate sale of restricted shares to certain qualified institutional buyers without regard to volume restrictions.

     The Representative has required, as a condition to the closing of the Offering, that (a) each of the directors and officers of the Company and its Subsidiaries, (b) the holders of substantially all of said 1,155,000 shares and said 1,300,000 shares, as well as (c) the holders of substantially all of the warrants to purchase 2,462,515 shares of Common Stock issued in the Second Private Placement and the Third Private Placement, and the holder of the Buechner Option to purchase 25,000 shares of Common Stock must execute written lockup agreements providing that, for a period of 24 months from the date of this Prospectus, they shall not offer, sell, contract to sell, grant an option for the sale of, issue, assign, transfer or otherwise dispose of any of the Company's securities held by them without the Representative's prior written consent. However, pursuant to lock-up agreements delivered by three Selling Securityholders, they may not sell their aggregate holdings of 855,000 shares of Common Stock for a period of two years from the Effective Date, notwithstanding the Registration thereof under the Securities Act, without the Representative's prior consent. By reason of the registration rights which the Company conferred to the investors who purchased 750,000 warrants of Common Stock pursuant to the First Private Placement, the Representative did not require any of such warrantholders to agree to lockup their securities. As of the date of this Prospectus, the holders of 1,150,000 of said 1,155,000 shares, the holders of 1,280,000 of said 1,300,000 shares, the holders of warrants to purchase 2,404,181 of said 2,462,515 shares, the holder of warrants issued in the First Private Placement to purchase 50,000 shares and the holder of the Buechner Option have executed lock-up agreements. Except for the possibility that the Representative might, in the exercise of its sole discretion, grant a request for relief from the provisions of the lock-up agreement, the Company is not aware of any circumstance under which the Representative would permit any of the existing stockholders or warrantholders who have executed lock-up agreements to sell his respective securities prior to the end of the lock-up period. In determining whether or not to grant such a request, the Representative's primary concern will be the potential adverse effects on the markets for the Common Stock and Warrants that may result from an increase in the amount of the pool of publicly tradeable securities of the Company. In the event that the Representative does modify, shorten or waive any of the restrictions imposed pursuant to the lock-up agreements, the Company will file a post-effective amendment to the Registration Statement of which this Prospectus forms a part if such action by the Representative affects 10% or more of the Selling Securityholders' securities, or it will add a sticker to this Prospectus if such action by the Representative affects more than 5%, but less than 10% of the Selling Securityholders' securities. The lock-up agreements will have no effect on the date on which shares become eligible for sale pursuant to Rule 144.


     There has been no prior market for the Common Stock, and there can be no assurance a significant, if any, public market for such securities will develop or be sustained after the offering. Sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock.

                                  UNDERWRITING

     The underwriters named below, for whom J.W. Barclay & Co., Inc. is acting as the Representative (the "Underwriters"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company and the Selling Stockholder, and the Company and the Selling Stockholder have agreed to sell to the Underwriters, the respective numbers of shares of Common Stock set forth opposite each Underwriter's name below:

                                                                                NUMBER OF
                                   UNDERWRITERS                                  SHARES
    --------------------------------------------------------------------------  ---------
    J.W. Barclay & Co., Inc. .................................................

                                                                                ---------
              Total...........................................................  1,650,000
                                                                                =========

     The Company and the Selling Stockholder are obligated to sell, and the Underwriters are obligated to purchase, all of the shares of Common Stock offered hereby through the Representative, if any are purchased.

     The Company and the Selling Stockholder have been advised by the Representative that, the Underwriters propose initially to offer the Common Stock to the public on the terms set forth on the cover page of this Prospectus.
The Underwriters may allow concessions of not more than $[     ] per share of
Common Stock, to selected dealers and certain other dealers. After the consummation of the Offering, the concessions to selected dealers and to other dealers may be changed by the Underwriters. The Common Stock is offered subject to receipt and acceptance by the Underwriters and to certain other conditions, including the right to reject orders in whole or in part.

     The Company has granted to the Underwriters an option to purchase up to 247,500 additional shares of Common Stock solely to cover over-allotments, if any. The option is exercisable within 45 days from the date of this Prospectus at the prices to public, less the underwriting discounts and commissions set forth for such securities on the cover page of this Prospectus. To the extent the Underwriters exercise the option, the Underwriters will be committed, subject to certain conditions, to purchase the additional shares of Common Stock.

     See "Shares Eligible For Future Sale" for a description of certain lockup agreements.

     The Company and the Selling Stockholder have agreed to indemnify the Underwriters against, or contribute to the losses arising from, certain liabilities, including liabilities arising under the Securities Act.

     The Company and the Selling Stockholder have agreed to pay the Underwriters a non-accountable expense allowance equal to 3% of the aggregate offering price of the Common Stock to be sold in the Offering. The Company has paid the Representative a $25,000 advance with respect to its expense allowance obligation.

     The Company has agreed to sell to the Representative or its designees, at a price of $10, the Representative's Warrants, which entitle the Representative to purchase up to 165,000 shares of Common Stock of the Company. The Representative's Warrants will be exercisable at a price of $11.55 per share for a period of four years commencing one year from the date of this Prospectus, and may not be sold, assigned, transferred, pledged or hypothecated for a period of one year from the date of this Prospectus, except to an officer or partner of an Underwriter or members of the selling group or their respective officers or partners. The Company has agreed, that on one occasion during the period of five years from the date of this Prospectus, it will file a post-effective amendment to the Registration Statement of which this Prospectus forms a part with respect to the registration of the Representative's Warrants and the underlying securities under the Securities Act at its expense, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggyback" registration rights for the holders of the Representative's Warrants and the underlying securities. Such piggyback registration rights will expire seven years from the date of this Prospectus.

     The Representative has informed the Company that it does not expect sales to be made to discretionary accounts to exceed 1% of the shares of Common Stock offered hereby.

     It has been agreed that for a period of two (2) years from the date hereof neither the Company, its current or future subsidiaries, if any, nor any of its officers, directors and principal stockholders, or their respective affiliates, will, without the express written consent of the Representative, sell or transfer (directly or indirectly) any of their respective securities including but not limited to preferred stock of the Company.

     The Company has agreed that, during the five year period commencing on the date of closing of the Offering, the Representative shall have the right to engage a designee of the Representative to serve as an advisor to the Company's Board of Directors who shall receive notice of, and have the right to attend, all meetings of the Board. Such advisor shall be entitled to receive compensation equal to the entitlement of all non-employee directors, and shall be entitled to reimbursement of all costs incurred in attending such meetings. In lieu of the designation of an advisor to the Board, the Representative shall have the right, during the same five year period, to designate one person for election to the Company's Board of Directors. The Company must utilize its best efforts to obtain the election of such person, and if he or she is elected, such director shall be entitled to receive the same compensation and the same rights of reimbursement enjoyed by all other non-employee directors of the Company. The Representative has advised the Company that, as of the date of this Prospectus, the Representative has not made any determination as to whether, and if so, when, it may exercise either of the above-described rights.

     Pursuant to the terms of the Representative's Restriction Letter with the NASD, the Representative is prohibited from acting as a "market maker" in securities traded on the OTC Bulletin board. As a result thereof, the Representative will be prohibited from making a market in the shares of Common Stock offered hereby. The Representative's inability to make such a market may materially affect the liquidity of the Common Stock offered hereby, which could make it more difficult for investors in this Offering to purchase or sell their shares of Common Stock. The Representative, however, may execute buy and sell orders for its customers in the Common Stock offered hereby on an agency basis. Although no assurance can be given, the Representative may apply to the NASD, in the future, to have its Restriction Letter amended to allow it to make markets in OTC Bulletin board securities. No assurances can be given when, if ever, the Representative will make such application, or if made, when, if ever, the NASD would approve such application. See "Risk Factors -- Representative Will Not Make a Market in the Company's Common Stock."

     The Company has agreed to enter into a financial consulting agreement with the Representative providing that, during the three year period commencing on the date of closing of this Offering, it will pay the Representative the aggregate amount of $125,000, all of which shall be paid at such closing.

     The foregoing is a summary of the principal terms of the Underwriting Agreement, in which all material terms have been disclosed, and does not purport to be complete. Reference is made to the forms of Underwriting Agreement and Representative's Warrant Agreement, copies of which are on file as exhibits to the Company's Registration Statement of which this Prospectus forms a part. See "Additional Information."

                                 LEGAL MATTERS

     The validity of the Common Stock and Warrants being offered hereby will be passed upon for the Company by Hall Dickler Kent Friedman & Wood, LLP, New York, New York. Steven D. Dreyer, Esq., a partner of said firm, is a director of the Company. Certain legal matters concerning Russian law will be passed upon by Irina V. Igitova, Esq., Moscow, Russian Federation, Russian counsel for the Company. Certain legal matters in connection with this Offering will be passed upon for the Representative by Gusrae, Kaplan & Bruno, New York, New York.

                                    EXPERTS

     The financial statements of Russian Wireless Telephone Company, Inc. at December 31, 1996, and for each of the two years in the period ended December 31, 1996 appearing in this Prospectus and Registration

Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the going concern mentioned in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

     The financial statements of Corbina Telecommunications at December 31, 1996, and for the period December 1, 1995 (inception) through December 31, 1996 appearing in this Prospectus and Registration Statement have been audited by Ernst & Young (CIS) Limited, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to the going concern mentioned in Note 1 to the financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as an expert in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                          AUDITED FINANCIAL STATEMENTS

                                                                                     PAGE
                                                                                  -----------
Report of Independent Auditors..................................................      F-2
Balance Sheet at December 31, 1996..............................................      F-3
Statement of Operations for the years ended December 31, 1996 and 1995..........      F-4
Statement of Shareholders' Deficiency for the years ended December 31, 1996 and
  1995..........................................................................      F-5
Statement of Cash Flows for the years ended December 31, 1996 and 1995..........      F-6
Notes to Financial Statements...................................................      F-8

                         UNAUDITED FINANCIAL STATEMENTS

Balance Sheet at June 30, 1997..................................................     F-17
Statement of Operations for the six months ended June 30, 1997 and 1996.........     F-18
Statement of Shareholders' Deficiency for the period January 1, 1997 to June 30,
  1997..........................................................................     F-19
Statement of Cash Flows for the six months ended June 30, 1997 and 1996.........     F-20
Notes to Financial Statements...................................................     F-21

                           CORBINA TELECOMMUNICATIONS

                          AUDITED FINANCIAL STATEMENTS

Report of Independent Auditors..................................................     F-27
Balance Sheet at December 31, 1996..............................................     F-28
Statement of Operations for the period December 1, 1995 through December 31,
  1996..........................................................................     F-29
Statement of Shareholders' Deficiency for the period December 1, 1995 through
  December 31, 1996.............................................................     F-30
Statement of Cash Flows for the period December 1, 1995 through December 31,
  1996..........................................................................     F-31
Notes to Financial Statements...................................................     F-32

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS

Balance Sheets at December 31, 1996 and at June 30, 1997........................     F-37
Statements of Operations for the six months ended June 30, 1997 and 1996........     F-38
Statements of Cash Flows for the six month periods ended June 30, 1997 and
  1996..........................................................................     F-39
Notes to Financial Statements...................................................     F-40

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders
Russian Wireless Telephone Company, Inc.

     We have audited the accompanying balance sheet of Russian Wireless Telephone Company, Inc. (formerly Telcom Group USA, Inc., "the Company") as of December 31, 1996, and the related statements of operations, stockholders' deficiency, and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Russian Wireless Telephone Company, Inc. (formerly Telcom Group USA, Inc.) at December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 1 to the financial statements, the Company's recurring losses from operations, a working capital deficiency and shareholders' deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans as to those matters are also described in Note 1. The 1996 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          ERNST & YOUNG LLP

New York, New York
February 28, 1997

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                                 BALANCE SHEET

                               DECEMBER 31, 1996

ASSETS
Current assets:
     Cash and cash equivalents.................................................   $   487,772
     Due from affiliate........................................................        30,000
     Deferred financing costs, net of accumulated amortization of $210,000.....     1,680,000
     Prepaid expenses and other current assets.................................        79,445
                                                                                  -----------
Total current assets...........................................................     2,277,217
Loan receivable................................................................       190,000
Equipment, net of accumulated depreciation of $15,851..........................        19,596
Security deposits and other assets.............................................        47,053
                                                                                  -----------
Total assets...................................................................   $ 2,533,866
                                                                                  ===========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
     Notes payable, net of discounts of $266,000...............................   $ 2,658,000
     Accrued interest payable..................................................       358,813
     Accounts payable and accrued expenses.....................................       109,663
                                                                                  -----------
Total current liabilities......................................................     3,126,476
Long-term debt, net of discount of $239,000....................................       361,000
Commitments and contingencies
Shareholders' deficiency:
     Preferred stock, par value $.01; 1,000,000 shares authorized;
       none issued and outstanding
     Common stock, par value $.01; 15,000,000 shares authorized;
       2,235,000 shares issued and outstanding.................................        22,350
     Additional paid-in capital................................................     2,340,258
     Accumulated deficit.......................................................    (3,316,218)
                                                                                  -----------
Total shareholders' deficiency.................................................      (953,610)
                                                                                  -----------
Total liabilities and shareholders' deficiency.................................   $ 2,533,866
                                                                                  ===========

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                            STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                 1996                1995
                                                              -----------         -----------
Commission income.........................................    $     8,043         $    21,172
                                                              -----------         -----------
Operating expenses:
     Officers' salaries...................................        100,000             203,125
     Selling, general and administrative..................        482,891             426,228
     Amortization of deferred financing costs.............        210,000             221,965
                                                              -----------         -----------
Total operating expenses..................................        792,891             851,318
                                                              -----------         -----------

Operating loss............................................       (784,848)           (830,146)
Interest, including $497,500 ($36,500 in 1995) of
  amortization of discount on notes payable, and
  financing expenses, net.................................        686,030             397,356
                                                              -----------         -----------
Net loss..................................................    $(1,470,878)        $(1,227,502)
                                                              ===========         ===========
Net loss per common share.................................    $      (.67)        $      (.34)
                                                              ===========         ===========
Weighted average number of shares outstanding.............      2,210,000           3,603,614
                                                              ===========         ===========

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                     STATEMENTS OF SHAREHOLDERS' DEFICIENCY

                                          COMMON STOCK        ADDITIONAL
                                      ---------------------    PAID-IN     ACCUMULATED
                                        SHARES      AMOUNT     CAPITAL       DEFICIT        TOTAL
                                      ----------   --------   ----------   -----------   -----------
Balance at December 31, 1994........   4,707,000   $ 47,070   $   31,538   $  (617,838)  $  (539,230)
Contribution of shares..............  (2,834,000)   (28,340)      28,340
Issuance of common stock for
  services rendered in January
  1995..............................     600,000      6,000      174,000                     180,000
Issuance of common stock............     300,000      3,000       27,000                      30,000
Repurchase and retirement of common
  stock in exchange for promissory
  note in May 1995..................    (800,000)    (8,000)    (277,000)                   (285,000)
Repurchase and retirement of common
  stock in exchange for promissory
  note in August 1995...............    (488,000)    (4,880)    (201,120)                   (206,000)
Net loss............................                                        (1,227,502)   (1,227,502)
                                      -----------  --------   ----------   -----------   -----------
Balance at December 31, 1995........   1,485,000     14,850     (217,242)   (1,845,340)   (2,047,732)
Issuance of common stock and
  warrants in connection with a
  private placement in February
  1996..............................     300,000      3,000      645,000                     648,000
Issuance of common stock in
  connection with a private
  placement in December 1996........     450,000      4,500    1,912,500                   1,917,000
Net loss............................                                        (1,470,878)   (1,470,878)
                                      -----------  --------   ----------   -----------   -----------
Balance at December 31, 1996........   2,235,000   $ 22,350   $2,340,258   $(3,316,218)  $  (953,610)
                                      ===========  ========   ==========   ===========   ===========

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                  YEARS ENDED DECEMBER 31,
                                                                -----------------------------
                                                                   1996               1995
                                                                ----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................    $(1,470,878)       $(1,227,502)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation...........................................         6,604              6,490
     Amortization of organization costs.....................         1,227              1,229
     Amortization of deferred financing costs...............       210,000            221,965
     Write-off of deferred underwriting costs...............            --             61,652
     Amortization of discount on notes payable..............       486,500             36,500
     Changes in operating assets and liabilities:
          Due from affiliate................................       (30,000)                --
          Prepaid expenses and other current assets.........       (66,984)             8,742
          Security deposits.................................       (12,828)             7,315
          Accounts payable and accrued expenses.............      (210,870)           242,815
          Accrued interest payable..........................       198,377            142,061
                                                                ----------         ----------
Net cash used in operating activities.......................      (888,852)          (498,733)
                                                                ----------         ----------
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of stock option....................................        (5,000)                --
Acquisition of property and equipment.......................       (14,832)            (2,403)
Deferred registration fees..................................       (25,000)                --
                                                                ----------         ----------
Net cash used in investing activities.......................       (44,832)            (2,403)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable.................................     1,800,000            100,000
Loan receivable.............................................      (190,000)                --
Repayment of notes payable..................................      (200,000)                --
Proceeds from issuance of common stock......................            --             30,000
                                                                ----------         ----------
Net cash provided by financing activities...................     1,410,000            130,000
                                                                ----------         ----------
Net increase (decrease) in cash and cash equivalents........       476,316           (371,136)
Cash and cash equivalents at beginning of year..............        11,456            382,592
                                                                ----------         ----------
Cash and cash equivalents at end of year....................    $  487,772         $   11,456
                                                                ==========         ==========

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                    STATEMENTS OF CASH FLOWS -- (CONTINUED)

                                                                    YEARS ENDED DECEMBER 31,
                                                                   --------------------------
                                                                     1996              1995
                                                                   ---------         --------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES
Issuance of 600,000 shares of common stock for services
  rendered.....................................................    $  --             $180,000
Repurchase and retirement of 1,288,000 shares of common stock
  in exchange for promissory notes payable.....................       --              491,000
Contribution of 2,834,000 shares of common stock...............       --               28,340
Issuance of 300,000 shares of common stock and 2,000,000
  warrants in connection with a private placement offering.....      648,000            --
Issuance of 450,000 shares of common stock in connection with a
  private placement offering...................................    1,917,000            --

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                         NOTES TO FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1.  ORGANIZATION

  Description of Business

     Telcom Group USA, Inc. ("Telcom") was incorporated on April 26, 1994 under the laws of the State of Delaware. On August 19, 1994, Telcom obtained the required State of New York Public Service Commission Certification allowing it to operate as a reseller of all forms of telephone services via landline telephone company or other common carrier facilities located in New York State. Telcom was engaged primarily as a provider of long distance telecommunications services to commercial customers, initially in the New York metropolitan area.

     With the passage of the Federal Telecommunications Act of 1996 and the subsequent entry into the local markets by long distance carriers, Telcom began to phase out operations in New York State and focused its efforts on the international markets, particularly the Russian Federation.

     In 1996, Telcom's management began exploring opportunities involving the delivery of various categories of telecommunications products and services throughout the former Soviet Union including Russia, Georgia, Latvia and Azerbaijan. In July 1996, Telcom purchased an option for $5,000 to purchase for $190,000, 75% of Corbina Telecommunications, ("Corbina"), a closed joint stock company organized under the laws of the Russian Federation which has been providing long distance telephone services to businesses located in the Moscow metropolitan area since March 1996. Corbina does not operate on the basis of a telecommunication license but, rather, through agreements entered into with long distance companies, primarily Rustelnet, Global One and TelMos, through which it offers long distance service features through its private telecommunications network. In connection with this option purchase, during 1996, Telcom loaned Corbina's sole shareholder $190,000 bearing interest at 8% per annum, receivable on demand. On January 28, 1997, Telcom exercised its option to purchase 75% of Corbina and the $190,000 loan to Corbina's sole shareholder was exchanged for the shares of Corbina. Accordingly, the above acquisition will be accounted for under the purchase method of accounting. The goodwill of approximately $330,000 will be amortized on the straight line method over a five year period. The following unaudited proforma information presents the results of operations of Telcom as though the aforementioned acquisition had occurred as of the beginning of 1996.

            Proforma revenue........................................  $ 1,012,000
            Proforma net loss.......................................  $(1,850,000)
            Proforma net loss per share.............................  $      (.84)

     Russian Wireless was formed on October 21, 1996 by Telcom's chief executive officer and by Corbina's sole shareholder to provide wireless local loop telecommunications services to business customers in Moscow, particularly to subscribers who generate significant amounts of outgoing domestic and international long distance traffic. On February, 10, 1997, Telcom changed its name to Russian Wireless Telephone Company, Inc. ("Russian Wireless") in connection with the merger of a Delaware corporation with and into Telcom which had been known by that name (Telcom and Russian Wireless collectively the "Company"). The shareholders of Russian Wireless exchanged all of the issued and outstanding shares for 750,000 shares of Telcom's common stock valued at $7.00 per share (the projected IPO price (see Note 10)). Accordingly, on February 10, 1997, the Company recorded an expense of $5,250,000. Russian Wireless has had minimal activity from the date of inception (October 21, 1996) through December 31, 1996. At December 31, 1996

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

1.  ORGANIZATION -- (CONTINUED)
and for the period from the date of inception through December 31, 1996, Russian Wireless' financial position and result of operations were as follows:

            Total Assets...............................................  $    68
            Shareholder's Deficiency...................................  $34,932
            Net Loss...................................................  $35,032

     In October 1996, Comptel Ltd. (Comptel) a closed joint stock company organized under the laws of the Russian Federation was formed by the sole shareholder of Corbina to operate a wireless local loop network in the Russian Federation. In March 1997, the Company acquired for approximately $34,000 a 75% interest in Comptel. This acquisition will be accounted for by the purchase method of accounting. Comptel had no business activity for the period since inception through June 30, 1997. At December 31, 1996, total assets, and stockholders' equity were immaterial to the consolidated financial statements.

     In October 1996, Investelektrosvyaz, a private joint stock company organized under the laws of the Russian Federation was formed for approximately $34,000 by Comptel and three unrelated parties to construct and operate a wireless local loop telecommunications systems. Comptel owns 51% of Investelektrosvyaz. Investelektrosvyaz had no business activity since inception through June 30, 1997. At December 31, 1996, total assets and stockholders' equity were immaterial to the consolidated financial statements.

  Basis of Presentation

     During the years ended December 31, 1996 and 1995, the Company incurred losses from operations aggregating $784,848 and $830,146, respectively, and had a working capital deficiency and stockholders' deficiency of $659,259 and $953,610, respectively, at December 31, 1996. Such losses and the above-described deficiencies were primarily attributable to the facts that, (i) from the time of its organization in April 1994, through December 31, 1996, the Company conducted operations on a limited basis while the Company's management devoted the bulk of their time and resources to the tasks of developing what was then anticipated to be the Company's intended business, i.e., the provision, as a competitive access provider of single source local and long distance telecommunications services to commercial customers in the New York Metropolitan area; and (ii) by reason of the passage of the Federal Telecommunications Act of 1995 (and the subsequent entry into the local telephone markets by long distance carriers), the Company undertook during 1996 to explore other opportunities in the telecommunications industry, particularly in international venues. In order to meet its obligations and finance the activities it undertook during the two year period ended December 31, 1996 in the absence of any meaningful revenues generated from operations, the Company made use of funds obtained through private placement financing transactions. The foregoing factors have resulted in a deterioration of the Company's financial condition and raise substantial doubt about its ability to continue as a going concern. These financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that may result form the outcome of this uncertainty.

     In order for the Company to strengthen its financial condition and to operate profitably in future periods, (a) its 75% owned Russian subsidiary, Corbina, must attain a sustaining level of profitability from operations through expansion of its service offerings and continued increases in the telecommunications traffic purchased from it by its existing and new customers,
(b) the Company's other 75% owned Russian subsidiary, CompTel must successfully construct and then operate profitably the wireless local loop telecommunications network

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

1.  ORGANIZATION -- (CONTINUED)
which it proposes to establish in the Moscow metropolitan area, and ( c) both subsidiaries must provide the Company with sufficient distributions from the income that they intend to derive from such operations so that the Company will be able to finance its activities solely from such distributions. The Company intends to provide its subsidiaries with the finances necessary for them to achieve the requisite levels of operations through an IPO transaction which it intends to commence during 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Use of Estimates

     The preparation of financial statements in conformity with generally accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Equipment

     Equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives (five years) of the underlying assets.

  Deferred Financing Costs

     Deferred financing costs, related principally to the issuance of debt, are amortized over the period of the related debt.

  Organization Costs

     Organization costs are being amortized over a period of five years.

  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At December 31, 1996, the Company has substantially all of its cash in one financial institution.

  Fair Values of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Notes Payable: The carrying amounts of the Company's notes payable approximate their fair value due to the short-term nature of these instruments.

     Long-Term Debt: The fair value of the Company's long-term debt is estimated using discounted cash flow analysis, based on the Company's incremental borrowing rate for similar types of borrowing arrangements and approximates fair value.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for all fiscal years beginning after December 15, 1995 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company is accounting for its stock-based compensation plans in accordance with the provisions of APB 25.

  Impairment of long-term assets

     Management periodically evaluates the carrying amount of its long-term assets, including, goodwill, by estimating the future cash flows against the carrying value of these assets.

  Income Taxes

     Income taxes are recorded pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 prescribes the liability method of accounting for deferred income taxes, which bases such deferred income taxes on the temporary differences between the financial reporting and income tax bases of assets and liabilities, using currently-enacted income tax rates and regulations.

  Revenue Recognition

     The Company recognizes commission income in its capacity as a reseller of long distance telephone service when the customers they have contracted with on behalf of long distance carriers are billed for usage.

  Net Loss Per Share

     Net loss per share computations are based upon net loss divided by the weighted average number of shares of common stock outstanding during the respective periods. The weighted average number of common stock outstanding have been calculated in accordance with Staff Accounting Bulletin 83 ("SAB 83") of the Securities and Exchange Commission. SAB 83 requires that shares of common stock, warrants and options issued one-year prior to the initial filing of a registration statement relating to an initial public offering at amounts below the public offering price be considered outstanding for all periods presented in the Company's registration statement.

3.  DUE FROM RUSSIAN WIRELESS

     Amounts due from Russian Wireless represent non-interest bearing advances receivable on demand which were advanced to by Telcom prior to the merger.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

4.  RELATED PARTY TRANSACTIONS

     In December 1994, the Company granted its Chief Executive Officer a bonus in the amount of $180,000. In January 1995, the Company issued 600,000 shares of its common stock as payment of the $180,000 obligation.

5.  NOTES PAYABLE

     Pursuant to a Second Private Placement (the "Second Placement") which closed on October 19 and November 3, 1994, the Company sold to five accredited investors, an aggregate of ten units of 12% interest bearing notes aggregating $980,000 and 500,000 warrants for an aggregate of $20,000. Each unit was comprised of a $98,000 12% interest bearing note and 50,000 warrants.

     The principal and interest on the promissory notes is payable at the earlier of (i) October 31, 1997 or (ii) the Company's consummation of a public or private financing of its equity securities raising net proceeds equal to or greater than the gross proceeds raised in the Second Placement. The Company received net proceeds of $870,000 after payment of $100,000 in commissions and $30,000 in other costs paid to the placement agent. The $130,000 in commissions and placement agent fees were amortized over the original maturity of the promissory notes (February 19, 1996). The Company used $765,447 of the proceeds from the Second Placement to repay in full the notes and accrued interest outstanding under the first private placement.

     On February 6, 1997, the Company and one of the accredited investors agreed to rescind the purchase of one unit. In consideration thereof, the Company is to pay the sum of $100,000, without any interest, to the investor in four equal monthly installments of $25,000 commencing February 15, 1997. As part of this rescission, 50,000 warrants were immediately canceled.

     On August 29, 1995, the Company purchased and retired 488,000 shares of its common stock from a shareholder in exchange for a $244,000 note payable. The note accrues interest at 2% per annum. The Company recorded a discount on this note payable in the amount of $38,000 based on its incremental borrowing rate at the time of the transaction. The discount is being amortized as interest expense over twenty months. The unamortized balance at December 31, 1996 is $7,500. Proceeds from the Third Private Placement on February 2, 1996 (the "Third Placement") were used to repay $100,000 of this note with the balance payable at consummation of the Company's Initial Public Offering (the "IPO").

     Pursuant to the Third Placement, the Company sold to sixteen accredited investors 30 units of 8% interest bearing notes aggregating $1,050,000. Each unit was comprised of (i) the Company's promissory note in the principal amount of $35,000 (ii) 10,000 shares of the Company's common stock and (iii) 66,667 warrants; each warrant entitles the holder to purchase one share of common stock at $5.75 per share (or such other exercise price as will be the exercise price of the warrants to be issued in conjunction with the Company's IPO). The Company recorded a discount on these notes payable in the aggregate amount of $648,000 based on its incremental borrowing rate at the time of the transaction and management's estimate of the value of the common stock issued. The discount is being amortized as interest expense over fourteen months (through the anticipated IPO date). The unamortized balance at December 31, 1996 is $237,000. The promissory notes and accrued interest are due and payable on the earlier of eighteen months from the date of issuance, or the consummation of the Company's IPO. If the Company's IPO is not consummated by August 2, 1997 based upon the Company's decision not to proceed with the IPO, the notes payable (including all accrued interest) will become immediately due and payable and each warrant will convert into one share of common stock. If the Company's IPO is not consummated for any other reason by October 31, 1997, the promissory notes

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

5.  NOTES PAYABLE -- (CONTINUED)
(including all accrued interest) will become immediately due and payable and each warrant will become null and void.

     On December 19, 1996, the Company issued promissory notes to three accredited investors in the aggregate amount of $750,000. The notes bear interest at 8% per annum and are due upon the earlier of consummation of the Company's IPO or October 31, 1998. The Company recorded a discount on these notes payable in the amount of $27,000 based on its incremental borrowing rate at the time of the transaction. The discount is being amortized over four and one-half months (through the anticipated IPO date). The unamortized balance at December 31, 1996 is $21,500. In connection with the December 19, 1996 promissory notes, the Company issued 150,000 shares of common stock to each of the three accredited investors. The Company valued these shares of common stock at $4.20 per share, representing 60% of the anticipated IPO price. As a result, the Company incurred deferred financing costs of $1,890,000 which are being amortized over four and one-half months (through the anticipated IPO date). During 1996, $210,000 was amortized into expense leaving an unamortized balance at December 31, 1996 of $1,680,000.

6.  LONG-TERM DEBT

     On May 22, 1995, the Company repurchased and retired 800,000 shares of its common stock from a shareholder in exchange for a $600,000 note payable. The note accrues interest at 2% per annum and is due on May 22, 2000. The Company recorded a discount on this note payable in the amount of $315,000, based on its incremental borrowing rate at the time of the transaction, which is being amortized as interest expense over the life of the note.

7.  STOCK OPTIONS AND WARRANTS

     In May 1995, the Company under its 1995 Director's Stock Option Plan (the "Directors Plan") granted to each of its two Directors, at that time, options to purchase 25,000 shares of the Company's common stock at an exercise price of $2.00 per share. These options are currently exercisable and expire in May 1998. As of December 31, 1996, an aggregate of 50,000 shares of the Company's common stock are reserved for issuance. The Directors Plan has been replaced by the options issued under the Omnibus Plan.

     Pursuant to the Company's First Private Placement (the "First Placement") on June 15, 1994, the Company sold to eleven accredited investors an aggregate of 750,000 warrants for $15,000. Each warrant entitles the holder to purchase one share of the Company's common stock at $1.00 per share. The warrants are exercisable for a period of three years commencing on December 15, 1995.

     On October 19, and November 3, 1994, pursuant to the Second Placement, the Company granted to five accredited investors warrants to purchase 500,000 shares of common stock at a price of $1 per share. The warrants are exercisable for a period of three years commencing on February 19, 1996.

     On February 2, 1996, pursuant to the Third Placement, the Company granted to sixteen accredited investors warrants to purchase 2,000,015 shares of common stock at a price of $5.75 per share or such other exercise price as will be the exercise price of the warrants to be issued in conjunction with the IPO. The warrants are exercisable during the period commencing on the effective date of the registration statement to be filed by the Company in connection with its IPO and terminating on the close of business on the five-year anniversary of the effective date.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

7.  STOCK OPTIONS AND WARRANTS -- (CONTINUED)
     In accordance with the terms of the offering documents of the First, Second and Third Placements, upon completion of the IPO, all of the aforementioned warrants will be replaced by warrants setting forth the same terms as the warrants the Company intends to issue in its IPO.

     As of December 31, 1996, no warrants have been exercised and an aggregate of 3,250,015 shares of the Company's common stock are reserved for issuance under the warrants. On February 6, 1997, 50,000 warrants were canceled.

     Subsequent to December 31, 1996, the Company has adopted an Omnibus Stock Incentive Plan (the "Omnibus Plan") to permit the grant of awards to employees of the Company (including officers and directors who are employees of the Company or a subsidiary of the Company) of restricted shares of the Company's common stock, performance shares of the Company's Common Stock, stock appreciation rights relative to the Company's common stock and both incentive stock options and non-qualified options to purchase shares of the Company's common stock. A maximum of 1,000,000 shares may be issued under the Omnibus Plan. No grants or awards have been made under the Omnibus Plan, except for one option issued to the Company's Chairman.

8.  INCOME TAXES

     The significant components of deferred tax assets consist of the following:

                                                                 1996           1995
                                                              -----------     --------
        Start-up expenditures...............................  $    70,000     $ 98,000
        Net operating loss carryforwards....................    1,446,000      730,000
        Total deferred tax assets...........................    1,516,000      828,000
        Valuation allowance.................................   (1,516,000)     (28,000)
                                                              -----------     --------
        Net deferred taxes..................................  $         0     $      0
                                                              ===========     ========

     The Company has a net operating loss carryforward of $3.2 million as of December 31, 1996 of which $338,000 expires by 2009; $1,285,000 expires by 2010 and $1,580,000 expires by 2011.

     The difference between the statutory federal income tax rate of 34% and the income taxes reported in the Statement of Operations are as follows:

                                                                FOR THE YEARS ENDED
                                                                   DECEMBER 31,
                                                            ---------------------------
                                                               1996            1995
                                                            -----------     -----------
        Net loss..........................................  $(1,534,378)    $(1,227,502)
                                                            ------------    ------------
        Statutory benefit.................................     (521,689)       (417,351)
        Loss for which no benefit was provided............      521,609         417,351
                                                            ------------    ------------
        Total taxes.......................................  $         0     $         0
                                                            ============    ============

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

9.  COMMITMENTS AND CONTINGENCIES

  Employment Agreements

     The Company has entered into an employment agreement with its Chief Executive Officer for a term of five years commencing January 1, 1995. The agreement provides for an annual base salary of $100,000 per year and further provides for a severance payment of two years salary upon termination of employment due to a change of control of the Company.

     The Company entered into an employment agreement dated September 30, 1994 pursuant to which an individual was employed as the Executive Vice President of Sales and Marketing of the Company for a term of three years commencing October 21, 1994. The employment agreement provided for an annual base salary of $100,000. The Company terminated the employment agreement on June 13, 1995 for cause.

     In connection with the Company's exercise of its option to acquire a 75% ownership interest in Corbina, the Company has entered into an employment agreement with Corbina's minority stockholder pursuant to which he has agreed to serve as Chief Executive Officer of Corbina and CompTel (collectively the subsidiaries) for a five year term commencing on February 1, 1997. Such agreement further provides a base salary of $125,000 per annum (prior to the date of closing at the IPO, and $175,000 per annum thereafter), less the aggregate amount of the annual salary to be paid by the subsidiaries; (ii) cash bonuses and other additional compensation as the Company's Board of Director may, in its absolute discretion, determine to award to him, (iii) life insurance to the extent of $500,000 which shall be paid to the beneficiary of his choice,
(iv) he and his immediate family to be covered by Company-provided and paid for health insurance; (v) as soon after the IPO as is reasonably possible, the Company shall issue 25,000 shares of the Company's Common Stock to the minority stockholder pursuant to the Omnibus Plan; subject to such vesting conditions as the Compensation Committee of the Company's Board of Directors shall reasonably determine and (vi) should Corbina's operating income during any of the years of the agreement exceed $3,400,000, the Company will transfer 10% of the outstanding shares of Corbina to the Chief Executive Officer. Additionally, should Corbina's revenue after the aforementioned fiscal year exceed $3,400,000, the Chief Executive Officer will be entitled to shares of the Company's stock equal to the difference between operating income less $3,400,000 divided by the share price, as defined. Shares of the Company's stock issued to the Chief Executive Officer will be limited to 250,000 shares. Such amounts, if any, will be expensed when incurred based on the fair value of the shares at that time.

     The Company leases office space for its operations under an operating lease. Future minimum rent payments at December 31, 1996 are as follows:

                  Year ending December 31:
                            1997..................................  $ 76,000
                            1998..................................    76,000
                            1999..................................    76,000
                            2000..................................    76,000
                            2001..................................    25,000
                                                                    --------
                                                                    $329,000
                                                                    ========

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                               DECEMBER 31, 1996

9.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Total rent expense incurred for the years ended December 31, 1996 and 1995 amounted to approximately $32,000 and $43,000, respectively.

10.  INITIAL PUBLIC OFFERING

     The Company intends to enter into an underwriting agreement for an initial public offering ("IPO") of its common stock.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                           BALANCE SHEET (UNAUDITED)

                                 JUNE 30, 1997

ASSETS
Current assets:
     Cash and cash equivalents................................................   $     25,312
     Accounts receivable, net.................................................        514,607
     Prepaid expenses and other current assets................................        283,786
                                                                                 ------------
Total current assets..........................................................        823,705
Equipment, net of accumulated depreciation of $46,088.........................        209,337
Goodwill in Corbina, net of accumulated amortization of $32,738...............        294,642
Deferred registration fees....................................................        762,302
Organization costs, net of accumulated amortization of $3,684.................          2,451
                                                                                 ------------
Total assets..................................................................   $  2,092,437
                                                                                 ============
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
     Notes payable............................................................   $  2,899,000
     Accrued interest payable.................................................        494,453
     Accounts payable and accrued expenses....................................      1,848,831
                                                                                 ------------
Total current liabilities.....................................................      5,242,284
Long-term debt, net of discount of $211,119...................................        388,881
Commitments and contingencies
Stockholders' deficiency:
     Preferred stock, par value $.01; 1,000,000 shares authorized; none issued
      and outstanding.........................................................             --
     Common stock, par value $.01; 15,000,000 shares authorized; 2,985,000
      shares issued and outstanding...........................................         29,850
     Additional paid-in capital...............................................      7,582,758
     Accumulated deficit......................................................    (11,151,336)
                                                                                 ------------
Total stockholders' deficiency................................................     (3,538,728)
                                                                                 ------------
Total liabilities and stockholders' deficiency................................   $  2,092,437
                                                                                 ============

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                      STATEMENTS OF OPERATIONS (UNAUDITED)

                                                                          SIX MONTHS ENDED
                                                                              JUNE 30,
                                                                     --------------------------
                                                                        1997            1996
                                                                     -----------     ----------
Revenues...........................................................  $ 1,265,435     $    4,589
Cost of services...................................................    1,196,645             --
                                                                     -----------     ----------
Gross profit.......................................................       68,790          4,589
Operating expenses:
     Officers' salaries............................................    5,335,000         54,166
     Selling, general and administrative...........................      472,422         63,368
     Amortization of deferred financing costs......................    1,680,000        137,114
                                                                     -----------     ----------
Total operating expenses...........................................    7,487,422        254,648
                                                                     -----------     ----------
Operating loss.....................................................   (7,418,632)      (250,059)
Interest, including $300,881 ($186,019 in 1996) of amortization of
  discount on notes payable, and financing expenses, net...........      420,167        289,660
Foreign exchange gain..............................................        3,681             --
                                                                     -----------     ----------
Net loss...........................................................  $(7,835,118)    $ (539,719)
                                                                     ===========     ==========
Net loss per common share..........................................  $     (2.78)    $     (.32)
                                                                     ===========     ==========
Weighted average number of shares outstanding......................    2,815,110      1,685,000
                                                                     ===========     ==========

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                     STATEMENTS OF STOCKHOLDERS' DEFICIENCY

                                         COMMON STOCK       ADDITIONAL
                                      -------------------    PAID-IN     ACCUMULATED
                                       SHARES     AMOUNT     CAPITAL       DEFICIT         TOTAL
                                      ---------   -------   ----------   ------------   ------------
Balance at December 31, 1994........  1,873,000   $18,730   $   59,878   $   (617,838)  $   (539,230)
  Issuance of common stock for
     services rendered in January
     1995...........................    600,000     6,000      174,000             --        180,000
  Issuance of common stock..........    300,000     3,000       27,000             --         30,000
  Repurchase and retirement of
     common stock in exchange for
     promissory note in May 1995....   (800,000)   (8,000)    (277,000)            --       (285,000)
  Repurchase and retirement of
     common stock in exchange for
     promissory note in August
     1995...........................   (488,000)   (4,880)    (201,120)            --       (206,000)
  Net loss..........................         --        --           --     (1,227,502)    (1,227,502)
                                      ----------  -------   ----------   ------------   ------------
Balance at December 31, 1995........  1,485,000    14,850     (217,242)    (1,845,340)    (2,047,732)
  Issuance of common stock and
     warrants in connection with a
     private placement in February
     1996...........................    300,000     3,000      645,000             --        648,000
  Issuance of common stock in
     connection with a private
     placement in December 1996.....    450,000     4,500    1,912,500             --      1,917,000
  Net loss..........................         --        --           --     (1,470,878)    (1,470,878)
                                      ----------  -------   ----------   ------------   ------------
Balance at December 31, 1996........  2,235,000    22,350    2,340,258     (3,316,218)      (953,610)
  Issuance of common stock in
     connection with merger
     (unaudited)....................    750,000     7,500    5,242,500             --      5,250,000
  Net loss for the six months ended
     June 30, 1997 (unaudited)......         --        --           --     (7,835,118)    (7,835,118)
                                      ----------  -------   ----------   ------------   ------------
Balance at June 30, 1997............  2,985,000   $29,850   $7,582,758   $(11,151,336)  $(13,538,728)
                                      ==========  =======   ==========   ============   ============

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                      STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                   SIX MONTHS ENDED JUNE 30,
                                                                -------------------------------
                                                                   1997                1996
                                                                -----------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss....................................................    $(7,835,118)        $  (539,719)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Compensation charge....................................      5,250,000                  --
     Depreciation...........................................         14,995               2,362
     Amortization of organization costs.....................            614                 614
     Amortization of deferred financing costs...............      1,680,000                  --
     Amortization of discount on notes payable..............        300,881             186,019
     Amortization of Goodwill...............................         32,738                  --
     Changes in operating assets and liabilities:
          Accounts receivable...............................       (170,126)                 --
          Prepaid expenses and other current assets.........        (94,321)            (25,316)
          Security deposits.................................         18,988             (12,828)
          Accounts payable and accrued expenses.............        354,276            (226,822)
          Accrued interest payable..........................        153,640              92,230
                                                                -----------         -----------
Net cash used in operating activities.......................       (293,433)           (523,454)
                                                                -----------         -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Loan receivable.............................................        190,000                  --
Payments made for acquisition of subsidiary.................       (195,000)                 --
Acquisition of property and equipment.......................       (101,298)            (13,956)
Deferred registration fees..................................        (37,302)            (25,000)
                                                                -----------         -----------
Net cash used in investing activities.......................       (143,600)            (38,956)
                                                                -----------         -----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable.................................             --           1,050,000
Repayment of notes payable..................................        (50,000)           (200,000)
                                                                -----------         -----------
Net cash (used in) provided by financing activities.........        (50,000)            850,000
                                                                -----------         -----------
Net increase (decrease) in cash and cash equivalents........       (487,033)            287,590
Cash and cash equivalent acquired...........................         24,573                  --
Cash and cash equivalents at beginning of year..............        487,772              11,456
                                                                -----------         -----------
Cash and cash equivalents at end of year....................    $    25,312         $   299,046
                                                                -----------         -----------
SUMMARY OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Net liabilities assumed at acquisition......................    $   132,380         $        --
                                                                ===========         ===========
Discount recorded on notes payable..........................    $        --         $   648,000
                                                                ===========         ===========
Accrued deferred registration fees..........................    $   700,000         $        --
                                                                ===========         ===========

See accompanying notes.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

                   NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

                                 JUNE 30, 1997

1.  ORGANIZATION

  Description of Business

     Telcom Group USA, Inc. ("Telcom") was incorporated on April 26, 1994 under the laws of the State of Delaware. On August 19, 1994, Telcom obtained the required State of New York Public Service Commission Certification allowing it to operate as a reseller of all forms of telephone services via landline telephone company or other common carrier facilities located in New York State. Telcom was engaged primarily as a provider of long distance telecommunications services to commercial customers, initially in the New York metropolitan area.

     With the passage of the Federal Telecommunications Act of 1996 and the subsequent entry into the local markets by long distance carriers, Telcom began to phase out operations in New York State and focused its efforts on the international markets, particularly the Russian Federation.

     In 1996, Telcom's management began exploring opportunities involving the delivery of various categories of telecommunications products and services throughout the former Soviet Union including Russia, Georgia, Latvia and Azerbaijan. In July 1996, Telcom purchased an option for $5,000 to purchase for $190,000, 75% of Corbina Telecommunications, ("Corbina"), a closed joint stock company organized under the laws of the Russian Federation which has been providing long distance telephone services to businesses located in the Moscow metropolitan area since March 1996. Corbina does not operate on the basis of a telecommunication license but, rather, through agreements entered into with long distance companies, primarily Rustelnet, Global One and TelMos, through which it offers long distance service features through its private telecommunications network. In connection with this option purchase, during 1996, Telcom loaned Corbina's sole shareholder $190,000 bearing interest at 8% per annum, receivable on demand. On January 28, 1997, Telcom exercised its option to purchase 75% of Corbina and the $190,000 loan to Corbina's sole shareholder was exchanged for the shares of Corbina. Accordingly, the above acquisition will be accounted for under the purchase method of accounting. The goodwill of approximately $330,000 will be amortized on the straight line method over a five year period. The following unaudited proforma information presents the results of operations of Telcom as though the aforementioned acquisition had occurred as of the beginning of 1997.

        Proforma revenue................................................  $ 1,265,000
        Proforma net loss...............................................  $(7,887,000)
        Proforma net loss per share.....................................  $     (2.80)

     Russian Wireless was formed on October 21, 1996 by Telcom's chief executive officer and by Corbina's sole shareholder to provide wireless local loop telecommunications services to business customers in Moscow, particularly to subscribers who generate significant amounts of outgoing domestic and international long distance traffic. On February, 10, 1997, Telcom changed its name to Russian Wireless Telephone Company, Inc. ("Russian Wireless") in connection with the merger of a Delaware corporation with and into Telcom which had been known by that name (Telcom and Russian Wireless collectively the "Company"). The shareholders of Russian Wireless exchanged all of the issued and outstanding shares for 750,000 shares of Telcom's common stock valued at $7.00 per share (the projected IPO price). Accordingly, on February 10, 1997, the Company recorded an expense of $5,250,000. Russian Wireless has had minimal activity from the date of inception (October 21, 1996) through December 31, 1996. At December 31, 1996 and for the period

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

            NOTES TO FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                 JUNE 30, 1997

1.  ORGANIZATION -- (CONTINUED)
from the date of inception through December 31, 1996, Russian Wireless' financial position and result of operations were as follows:

        Total Assets.......................................................  $    68
        Shareholder's Deficiency...........................................  $34,932
        Net Loss...........................................................  $35,032

     In October 1996, Comptel Ltd. (Comptel) a closed joint stock company organized under the laws of the Russian Federation was formed by the sole shareholder of Corbina to operate a wireless local loop network in the Russian Federation. In March 1997, the Company acquired for approximately $34,000 a 75% interest in Comptel. This acquisition was accounted for by the purchase method of accounting. Comptel had no business activity for the period since inception through June 30, 1997. At December 31, 1996, total assets, and stockholders' equity were immaterial to the consolidated financial statements.

     In October 1996, Investelektrosvyaz, a private joint stock company organized under the laws of the Russian Federation was formed for approximately $34,000 by Comptel and three unrelated parties to construct and operate a wireless local loop telecommunications systems. Comptel owns 51% of Investelektrosvyaz. Investelektrosvyaz had no business activity since inception through June 30, 1997. At December 31, 1996, total assets and stockholders' equity were immaterial to the consolidated financial statements.

  Basis of Presentation

     During the six months ended June 30, 1997 and 1996, the Company's incurred losses from operations aggregating $7,835,118 and $539,720, respectively, and had a working capital deficiency and stockholders' deficiency of $4,418,579 and $3,538,728 respectively, at June 30, 1997. Such losses and the above-described deficiencies were primarily attributable to the facts that: (i) from the time of its organization in April 1994, through June 30, 1997, the Company conducted operations on a limited basis while the Company's management devoted the bulk of their time and resources to the tasks of developing what was then anticipated to be the Company's intended business, i.e., the provision, as a competitive access provider of single source local and long distance telecommunications services to commercial customers in the New York Metropolitan area; and (ii) by reason of the passage of the Federal Telecommunications Act of 1995 (and the subsequent entry into the local telephone markets by long distance carriers), the Company undertook during 1996 to explore other opportunities in the telecommunications industry, particularly in international venues. In order to meet its obligations and finance the activities it undertook during the two year period ended June 30, 1997 in the absence of any meaningful revenues generated from operations, the Company made use of funds obtained through private placement financing transactions. The foregoing factors have resulted in a deterioration of the Company's financial condition and raise substantial doubt about its ability to continue as a going concern. These financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

     In order for the Company to strengthen its financial condition and to operate profitably in future periods: (a) its 75% owned Russian subsidiary, Corbina Telecommunications ("Corbina"), must attain a sustaining level of profitability from operations through expansion of its service offerings and continued increases in the telecommunications traffic purchased from it by its existing and new customers, (b) the Company's other 75% owned Russian subsidiary, CompTel Ltd., must successfully construct and then operate profitably the wireless local loop telecommunications network which it proposes to establish in the Moscow metropolitan area, and

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

            NOTES TO FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                 JUNE 30, 1997

1.  ORGANIZATION -- (CONTINUED)
(c) both subsidiaries must provide the Company with sufficient distributions from the income that they intend to derive from such operations so that the Company will be able to finance its activities solely from such distributions. The Company intends to provide its subsidiaries with the finances necessary for them to achieve the requisite levels of operations through the date of consummation of an IPO transaction which it has commenced during the first calendar quarter of 1997.

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X as issued by the United States Securities and Exchange Commission and should be read in conjunction with the Company's 1996 unaudited financial statements. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (consisting of normal, recurring accruals) considered necessary for a fair presentation of the financial statements have been included. Operating results for the six month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Consolidation Policy

     The Company's Unaudited Financial Statements for the six month period ended June 30, 1997 has been consolidated with the Condensed Financial Statements of Corbina for the six month period ended June 30, 1997. No allowance has been made for a minority interest, with respect to Corbina, as Corbina maintains a shareholders' deficiency at June 30, 1997.

  Use of Estimates

     The preparation of financial statements in conformity with generally accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

  Equipment

     Equipment is stated at cost and depreciated using the straight-line method over the estimated useful lives (five years) of the underlying assets.

  Deferred Financing Costs

     Deferred financing costs, related principally to the issuance of debt, are amortized over the period of the related debt.

  Organization Costs

     Organization costs are being amortized over a period of five years.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

            NOTES TO FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                 JUNE 30, 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Cash and Cash Equivalents

     The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. At June 30, 1997, the Company has substantially all of its cash in one financial institution.

  Fair Values of Financial Instruments

     The following methods and assumptions were used by the Company in estimating its fair value disclosures for financial instruments:

     Notes Payable: The carrying amounts of the company's notes payable approximate their fair value due to the short-term nature of these instruments.

     Long-Term Debt: The fair value of the Company's long-term debt is estimated using discounted cash flow analysis, based on the Company's incremental borrowing rate for similar types of borrowing arrangements and approximates fair value.

  Stock-Based Compensation

     In October 1995, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for all fiscal years beginning after December 15, 1995 and prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company is accounting for its stock-based compensation plans in accordance with the provisions of APB 25.

  Impairment of long-term assets

     Management periodically evaluates the carrying amount of its long-term assets, including, goodwill, by estimating the future cash flows against the carrying value of these assets.

  Income Taxes

     Income taxes are recorded pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." SFAS No. 109 prescribes the liability method of accounting for deferred income taxes, which bases such deferred income taxes on the temporary differences between the financial reporting and income tax basis of assets and liabilities, using currently-enacted income tax rates and regulations.

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

            NOTES TO FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                 JUNE 30, 1997

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Revenue Recognition

     The Company recognizes commission income in its capacity as a reseller of long distance telephone service when the customers they have contracted with on behalf of long distance carriers are billed for usage.

  Net Loss Per Share

     Net loss per share computations are based upon net loss divided by the weighted average number of shares of common stock outstanding during the respective periods. The weighted average number of common stock outstanding have been calculated in accordance with Staff Accounting Bulletin 83 ("SAB 83") of the Securities and Exchange Commission. SAB 83 requires that shares of common stock, warrants and options issued one-year prior to the initial filing of a registration statement relating to an initial public offering at amounts below the public offering price be considered outstanding for all periods presented in the Company's registration statement.

     In February 1997 the Financial Accounting Standards Board issued statement No. 128, Earnings Per Share, which is required to be adopted on December 31, 1997. Under the new requirements for calculating primary earnings per share, the dilutive effect of stock options will be excluded. Statement 128 will not have a material impact on Pro forma net income per share for the six months ended June 30, 1996 and 1997.

3.  COMMITMENTS AND CONTINGENCIES

  Employment Agreements

     The Company has entered into an employment agreement with its Chief Executive Officer for a term of five years commencing January 1, 1995. The agreement provides for an annual base salary of $100,000 per year and further provides for a severance payment of two years salary upon termination of employment upon a change of control of the Company.

     The Company entered into an employment agreement dated September 30, 1994 pursuant to which an individual was employed as the Executive Vice President of Sales and Marketing of the Company for a term of three years commencing October 21, 1994. The employment agreement provided for an annual base salary of $100,000. The Company terminated the employment agreement on June 13, 1995 for cause.

     In connection with the Company's exercise of its option to acquire a 75% ownership interest in Corbina, the Company has entered into an employment agreement with Corbina's minority stockholder pursuant to which he has agreed to serve as Chief Executive Officer of Corbina and CompTel (collectively "the subsidiaries") for a five year term commencing on February 1, 1997. Such agreement further provides a base salary of $125,000 per annum (prior to the date of closing of the IPO, and $175,000 per annum thereafter), less the aggregate amount of the annual salary to be paid by the subsidiaries; (ii) cash bonuses and other additional compensation as the Company's Board of Directors may, in its absolute discretion, determine to award to him; (iii) life insurance to the extent of $500,000 which shall be paid to the beneficiary of his choice;
(iv) he and his immediate family to be covered by Company-provided and paid for health insurance; (v) as soon after the IPO as is reasonably possible, the Company shall issue 25,000 shares of the Company's common stock to the minority stockholder pursuant to the Omnibus Plan; subject to such vesting conditions as the Compensation Committee of the Company's Board of Directors shall reasonably determine; and (vi) should Corbina's operating income during any of the years of the agreement exceed $3,400,000, the

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                       (FORMERLY TELCOM GROUP USA, INC.)

            NOTES TO FINANCIAL STATEMENTS (UNAUDITED) -- (CONTINUED)

                                 JUNE 30, 1997

3.  COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
Company will transfer 10% of the outstanding shares of Corbina to the Chief Executive Officer, which will be charged as compensation expensed based on the fair market value of the shares at the time of transfer. Additionally, should Corbina's revenue after the aforementioned fiscal year exceed $3,400,000, the Chief Executive Officer will be entitled to shares of the Company's stock equal to the difference between operating income less $3,400,000 divided by the share price, as defined, which will be charged to compensation expense based on the fair market value of the shares at the time of transfer. Shares of the Company's stock issued to the Chief Executive Officer will be limited to 250,000 shares. Such amounts, if any, will be expensed when incurred based on the fair value of the shares at that time.

     The Company leases office space for its operations on a month by month basis at a rate of $1,000 per month. The Company negotiated, subsequent to June 30, 1997, a termination of a lease for office premises that it previously occupied. In consideration for its former landlord's agreement to cancel such lease, the Company has agreed to forego repayment of the $19,000 security deposit it made pursuant to the lease, and to pay the landlord an additional $20,000.

     Total rent expense incurred for the six months ended June 30, 1997 and 1996 amounted to approximately $32,000 and $13,000, respectively.

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
Corbina Telecommunications

     We have audited the accompanying balance sheet of Corbina Telecommunications as of December 31, 1996, and the related statements of operations, shareholder's deficiency, and cash flows for the period December 1, 1995 (inception) through December 31, 1996. These financial statements are the responsibility of Corbina's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Corbina Telecommunications as of December 31, 1996, and the results of its operations and its cash flows for the period December 1, 1995 (inception) through December 31, 1996 in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that Corbina will continue as a going concern. As discussed in Note 1 to the financial statements, Corbina experienced a net loss of $209,813, has a working capital deficiency of $214,257 and has a shareholder's deficiency of $126,629. These matters raise substantial doubt about Corbina's ability to continue as a going concern. Management's plans in regard to these matters are described in
Note 1. The accompanying financial statements do not include adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

                                          ERNST & YOUNG (CIS) LIMITED

Moscow, Russian Federation
January 24, 1997

                           CORBINA TELECOMMUNICATIONS

                                 BALANCE SHEET

                               DECEMBER 31, 1996
                                  (US DOLLARS)

ASSETS
Current assets:
     Cash.......................................................................   $  22,487
     Accounts receivable, net of allowance for doubtful accounts of $65,400.....     193,295
     Prepaid expenses and other current assets..................................      88,433
                                                                                   ---------
Total current assets............................................................     304,215
  Property and equipment, net...................................................      87,628
                                                                                   ---------
TOTAL ASSETS....................................................................   $ 391,843
                                                                                   =========

LIABILITIES AND SHAREHOLDER'S DEFICIENCY
Current liabilities:
     Trade payables.............................................................   $ 323,230
     Other liabilities..........................................................     195,242
                                                                                   ---------
Total current liabilities.......................................................     518,472
Shareholder's deficiency:
     Common stock, one million roubles par value, 140 shares authorized, issued
      and outstanding...........................................................      30,568
     Additional paid-in capital.................................................      52,616
     Accumulated deficit........................................................    (209,813)
                                                                                   ---------
TOTAL SHAREHOLDER'S DEFICIENCY..................................................    (126,629)
                                                                                   ---------
TOTAL LIABILITIES AND SHAREHOLDER'S DEFICIENCY..................................   $ 391,843
                                                                                   =========

See accompanying notes.

                           CORBINA TELECOMMUNICATIONS

                            STATEMENT OF OPERATIONS

                  FOR THE PERIOD DECEMBER 1, 1995 (INCEPTION)
                           THROUGH DECEMBER 31, 1996
                                  (US DOLLARS)

Revenues.......................................................................    $1,011,914
Cost of services...............................................................       827,229
                                                                                   ----------
Gross profit...................................................................       184,685
Selling, general and administrative expenses...................................       372,203
Foreign exchange translation loss on net monetary items........................        13,056
                                                                                   ----------
Loss before provision for income taxes.........................................       200,574
Provision for income taxes.....................................................         9,239
                                                                                   ----------
Net loss.......................................................................    $  209,813
                                                                                   ==========
Loss per share.................................................................    $    1,499
                                                                                   ==========
Weighted average shares outstanding............................................           140
                                                                                   ==========

See accompanying notes.

                           CORBINA TELECOMMUNICATIONS

                     STATEMENT OF SHAREHOLDER'S DEFICIENCY

                  FOR THE PERIOD DECEMBER 1, 1995 (INCEPTION)
                           THROUGH DECEMBER 31, 1996
                                  (US DOLLARS)

                                                   COMMON STOCK     ADDITIONAL
                                                 ----------------     PAID-      ACCUMULATED
                                                 SHARES   AMOUNT    IN CAPITAL    DEFICIT      TOTAL
                                                 ------   -------   ----------   ---------   ---------
Capital contribution December 1, 1995..........    140    $30,568                            $  30,568
Capital contributions..........................                      $ 52,616                   52,616
Net loss.......................................                                  $(209,813)   (209,813)
                                                   ---    -------     -------    ---------   ---------
Balance at December 31, 1996...................    140    $30,568    $ 52,616    $(209,813)  $(126,629)
                                                   ===    =======     =======    =========   =========

See accompanying notes.

                           CORBINA TELECOMMUNICATIONS

                            STATEMENT OF CASH FLOWS

                  FOR THE PERIOD DECEMBER 1, 1995 (INCEPTION)
                           THROUGH DECEMBER 31, 1996
                                  (US DOLLARS)

OPERATING ACTIVITIES
Net loss.......................................................................    $(209,813)
Adjustments to reconcile net loss to net cash provided by operating activities:
     Depreciation..............................................................       14,533
     Provision for doubtful accounts...........................................       65,400
     Write-down of equipment...................................................       40,000
     Foreign exchange loss.....................................................       13,056
Changes in operating assets and liabilities:
     Accounts receivable.......................................................     (271,751)
     Prepaid expenses and other assets.........................................      (88,433)
     Trade payables............................................................      323,230
     Accrued taxes and other liabilities.......................................      195,242
                                                                                   ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES......................................       81,464
INVESTING ACTIVITIES -- Purchases and advances for property and equipment......     (111,593)
FINANCING ACTIVITIES -- Capital contributions..................................       52,616
                                                                                   ---------
Net increase in cash...........................................................       22,487
Cash at beginning of period....................................................           --
                                                                                   ---------
Cash at end of period..........................................................    $  22,487
                                                                                   =========

See accompanying notes.

                           CORBINA TELECOMMUNICATIONS

                         NOTES TO FINANCIAL STATEMENTS

                  FOR THE PERIOD DECEMBER 31, 1995 (INCEPTION)
                           THROUGH DECEMBER 31, 1996
                   (IN US DOLLARS UNLESS OTHERWISE INDICATED)

1.  DESCRIPTION OF BUSINESS

     Corbina Telecommunications ("Corbina"), a Russian legal entity registered as a closed joint stock company, was founded on December 1, 1995. Corbina is engaged primarily as a provider of long distance telecommunications services to commercial customers in the Moscow metropolitan area. Corbina operates on the basis of agreements entered into with long distance companies, primarily Rustelnet, a Russian legal entity, through which it offers long distance service features through its private telecommunications network.

     From March 1996, commencement of operations, through December 31, 1996, Corbina incurred losses aggregating $209,813, and as of December 31, 1996, its current liabilities exceeded its current assets by $214,257 and its total liabilities exceeded total assets by $126,629. These matters raise substantial doubt about its ability to continue as a going concern. These financial statements have been prepared assuming Corbina will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. In order for Corbina to strengthen its financial condition and to operate profitably in future periods, it will need to expand its customer base and continue to increase the telecommunications traffic purchased by its customers. Such increases are largely dependent upon Corbina's ability to expand its existing customer base. Corbina intends to achieve these increases through an enhancement of the product and service offerings made available to its existing and prospective customers, and through marketing efforts.

     In order to acquire the capital needed to be able to provide such enhanced products and services and to engage in such advertising and marketing activities, Corbina's original shareholder has entered into an agreement with Russian Wireless Telephone Company, Inc. ("Russian Wireless"). The agreement provides, in part, that upon completion of an initial public offering transaction which Russian Wireless intends to effect during 1997, Russian Wireless will contribute $655,000 to Corbina's capital.

     In January 1997, TelCom Group USA, Inc., an American corporation registered in the state of Delaware, exercised an option to purchase 75% of the outstanding capital stock of Corbina which had been granted to it by Corbina's shareholder in July 1996. In February 1997, TelCom Group USA, Inc. changed its name to Russian Wireless Telephone Company, Inc.

     In October 1996, CompTel Ltd., a closed joint stock company organized under the laws of the Russian Federation, was formed by Corbina's original shareholder to obtain and manage the use of telecommunications licenses in the Russian Federation as well as to construct and operate wireless telecommunications systems in the Russian Federation. Toward this end, in October 1996, a 51%-owned subsidiary of CompTel Ltd., Investelectrosvyaz, a closed joint stock company organized under the laws of the Russian Federation, was formed in order to exploit the licenses, including those used by Corbina, and to provide telecommunications services. In March 1997, Russian Wireless Telephone Company, Inc. acquired a 75% interest in CompTel Ltd.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     Corbina maintains its records and prepares its statutory financial statements in accordance with Russian accounting and tax legislation. The accompanying financial statements have been prepared from the Russian accounting records for presentation in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The accompanying financial statements differ from the financial

                           CORBINA TELECOMMUNICATIONS

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED) statements used for statutory purposes in Russia in that they reflect certain adjustments, not recorded in Corbina's books, which are appropriate to present the financial position, results of operations and cash flows in accordance with US GAAP. The principal adjustments relate primarily to foreign currency translation, revenue and expense recognition, deferred income taxes, valuation allowances for unrecoverable assets and depreciation and valuation of property and equipment.

  Foreign Currency Translation

     Corbina reports to the Russian tax authorities in Russian rubles ("RUR") and the accounting records are maintained in that currency. The accompanying financial statements have been prepared in US dollars. Transactions and balances not already measured in US dollars (primarily Russian rubles) have been remeasured into US dollars in accordance with the relevant provisions of US Financial Accounting Standard ("FAS") No. 52, "Foreign Currency Translation", as applied to entities in highly inflationary economies.

     Under FAS No. 52, revenues, costs, capital and non-monetary assets and liabilities are translated at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are translated at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from remeasurement of monetary assets and liabilities that are not denominated in US dollars are credited or charged to operations.

     The exchange rates used on ruble denominated transactions and balances for translation purposes as of December 31, 1996 for one US dollar was RUR 5,560. At April 18, 1997, the rate had changed to RUR 5,753. The effect of this devaluation of the ruble on monetary assets and liabilities has not been determined.

     The ruble is not a convertible currency outside the territory of Russia. Within Russia official exchange rates were determined principally through trading on the Moscow Interbank Currency Exchange ("MICEX") until May 17, 1996. Although MICEX rates did occasionally diverge from market rates, they were generally considered to be a reasonable approximation. Beginning May 17, 1996, official exchange rates have been determined daily by the Central Bank of the Russian Federation and have been generally considered to be a reasonable approximation of market rates. The translation of ruble denominated assets and liabilities into US dollars for the purpose of these financial statements does not indicate that the Company could realize or settle in US dollars the reported values of the assets and liabilities. Likewise, it does not indicate that the Company could return or distribute the reported US dollar values of capital to its shareholders.

  Use of Estimates

     The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  Property and Equipment

     Property and equipment are recorded at historical cost. Depreciation is provided on the straight-line basis over the following estimated useful lives:

            Network equipment...........................................  7 years
            Computers...................................................  5 years
            Office furniture and equipment..............................  5 years

                           CORBINA TELECOMMUNICATIONS

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Revenue Recognition and Taxes on Revenue

     Revenue from telecommunications traffic is recognized in the period in which the traffic occurs. Revenues are stated net of any value-added taxes charged to customers. Certain other taxes on revenues were charged at rates ranging from 1.9% to 3% during the period, and are charged to selling, general and administrative expenses.

  Net Loss Per Common Share

     Net loss per common share was determined by dividing net income by the weighted average number of shares outstanding. Average common equivalent shares outstanding have not been included, as the computation would not be dilutive.

  Income Taxes

     Corbina computes and records income tax in accordance with FAS No. 109, "Accounting for Income Taxes".

  Government Pension Funds

     Corbina contributes to the Russian Federation state pension, medical insurance, social and employment funds on behalf of its employees. Corbina's contribution was 38.5% of the employees' salaries and was expensed as incurred.

  Concentration of Credit Risk and Major Customers

     Accounts receivable consist of amounts due from customers for services rendered. Financial instruments that potentially subject Corbina to credit risk consist primarily of accounts receivable. Corbina's revenue and accounts receivable are derived from a variety of international and Russian business customers. During 1996, one customer accounted for 22% of revenues in 1996 and 42% of accounts receivable at December 31, 1996. As of December 31, 1996, Corbina had no other significant concentrations of credit risk. Corbina deposits its available cash with a Russian financial institution, which management constantly monitors.

  Fair Value of Financial Instruments

     The fair market values of financial instruments, consisting of cash, accounts receivable and accounts payable, which are included in current assets and liabilities, are considered to be the carrying values.

3.  PROPERTY AND EQUIPMENT

     Property and Equipment consisted of the following at December 31, 1996:

            Network equipment.........................................  $ 51,837
            Computers.................................................    47,152
            Office furniture and equipment............................     3,172
                                                                        --------
                                                                         102,161
            Accumulated depreciation..................................   (14,533)
                                                                        --------
                                                                        $ 87,628
                                                                        ========

                           CORBINA TELECOMMUNICATIONS

4.  INCOME TAXES

     The provision for income taxes consisted of the following:

            Current.....................................................  $9,239
            Deferred....................................................      --
                                                                          ------
            Total.......................................................  $9,239
                                                                          ======

     The provision for income taxes differs from the amount computed by applying the statutory rate of 35% because of the effect of the following items:

            Tax expense (benefit) at statutory rate...................  $(70,200)
            Non-deductible expenses, net..............................    23,628
            Deferred tax valuation allowance..........................    55,811
                                                                        --------
            Provision for income taxes................................  $  9,239
                                                                        ========

     Deferred income taxes reflect the tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income taxes purposes. Corbina's deferred tax balance consists of a deferred tax asset resulting from accruals and reserves recorded for financial reporting purposes, but not deductible in the current period for income tax purposes. A valuation allowance has been provided to reduce the asset to a net zero balance.

5.  COMMON STOCK

     Corbina's common stock was issued in exchange for a contribution of equipment. All items were new at the time of contribution and were valued at their invoiced costs. Additional paid-in capital represents amounts paid by Corbina's shareholder to fund the operations of the business. No dividends have been declared or paid.

6.  COMMITMENTS

     Corbina has a non-cancelable operating lease for office space with a term of five years. The total future minimum lease commitments are as follows:

            1997.......................................................  $38,000
            1998.......................................................   38,000
            1999.......................................................   38,000
            2000.......................................................    9,586
                                                                         --------
                                                                         $12,586
                                                                         ========

     Total rent expense for the period was $33,400.

7.  CONTINGENCIES

     Legislation and regulations regarding foreign currency transactions and taxation in the Russian Federation is constantly evolving as the central government manages the transformation from a command to a market oriented economy. The various legislation and regulations are not always clearly written and their interpretation is subject to the opinions of the local tax inspectors, Central Bank officials and the Ministry of Finance. Instances of inconsistent opinions between local, regional and national tax authorities and between the Central Bank and Ministry of Finance are not unusual. Corbina believes that it has paid or accrued all taxes that are applicable. Where practice concerning the provision of taxes is unclear, Corbina has accrued tax liabilities based on management's best estimate.

                           CORBINA TELECOMMUNICATIONS

7.  CONTINGENCIES -- (CONTINUED)
     The current regime of penalties and interest related to reported and discovered violations of Russia's laws, decrees and related regulations are severe. Penalties include confiscation and/or fines of up to 300% of the amounts at issue. Interest is assessable at rates of 0.3% to 0.7% per day. As a result, penalties and interest often result in amounts that are multiples of any unreported taxes. In addition, the authorities have the right to seize bank accounts and detain individuals for known or suspected violations.

     Corbina's policy is to accrue contingencies in the accounting period in which a loss is deemed probable and the amount is reasonably determinable. In this regard, because of the uncertainties associated with the Russian tax and legal systems, the ultimate tax as well as penalties and interest, if any, assessed may be in excess of the amount expensed to date and accrued at December 31, 1996. Although such future assessments are possible and may be material, it is the opinion of Corbina's management that such amounts, if any, will not have a material effect on the financial condition of Corbina.

     Corbina's operations and financial position will continue to be affected by Russian political developments, including the application of existing and future legislation and tax regulations. Corbina does not believe that these contingencies, as related to its operations, are any more significant than those of similar enterprises in Russia.

                           CORBINA TELECOMMUNICATIONS

                            CONDENSED BALANCE SHEETS

                                                                                    JUNE 30,
                                                                                      1997
                                                                                   (UNAUDITED)
                                                                                 ---------------
                                                                                 (IN US DOLLARS)
ASSETS
Current assets:
     Cash....................................................................      $    17,408
     Accounts receivable, net................................................          514,607
     Accrued VAT, net........................................................          133,523
     Prepaid expense and other current assets................................           66,163
                                                                                    ----------
Total current assets.........................................................          731,701
Property and equipment, net..................................................          190,865
                                                                                    ----------
Total assets.................................................................      $   922,566
                                                                                    ==========

LIABILITIES AND SHAREHOLDERS' DEFICIENCY
Current liabilities:
     Trade payables..........................................................      $   915,209
     Accrued Taxes and other liabilities.....................................          212,097
                                                                                    ----------
Total current liabilities....................................................        1,127,306
Shareholders' deficiency.....................................................         (204,740)
                                                                                    ----------
Total liabilities and shareholders' deficiency...............................      $   922,566
                                                                                    ==========

See accompanying notes.

                           CORBINA TELECOMMUNICATIONS

                    UNAUDITED CONDENSED STATEMENTS OF INCOME

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                                   ---------------------------
                                                                     1996              1997
                                                                   --------         ----------
                                                                         (IN US DOLLARS)
Revenues.......................................................    $155,984         $1,265,435
Cost of services...............................................     135,785          1,196,645
                                                                   --------         ----------
Gross profit...................................................      20,199             68,790
Selling, general and administrative expenses...................      90,810            150,582
Foreign exchange translation loss (gain).......................         533             (3,681)
                                                                   --------         ----------
Net loss.......................................................    $(71,144)        $  (78,111)
                                                                   ========         ==========
Loss per share.................................................    $   (508)        $     (558)
                                                                   ========         ==========
Weighted average shares outstanding............................         140                140
                                                                   ========         ==========

See accompanying notes.

                           CORBINA TELECOMMUNICATIONS

                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                           SIX MONTHS ENDED
                                                                               JUNE 30,
                                                                        ----------------------
                                                                          1996         1997
                                                                        --------     ---------
                                                                           (IN US DOLLARS)
NET CASH PROVIDED BY OPERATING ACTIVITIES.............................  $ 49,637     $ 109,437
INVESTING ACTIVITIES -- Purchases and advances for property and
  equipment...........................................................   (78,000)     (114,516)
FINANCING ACTIVITIES -- Capital contributions.........................    30,668            --
                                                                        --------     ---------
Net increase (decrease) in cash and cash equivalents..................     2,305        (5,079)
Cash and cash equivalents at beginning of period......................        --        22,487
                                                                        --------     ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD............................  $  2,305     $  17,408
                                                                        ========     =========

See accompanying notes.

                           CORBINA TELECOMMUNICATIONS

                  NOTES TO FINANCIAL STATEMENTS -- (UNAUDITED)

1.  ORGANIZATION, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  Description of Business

     Corbina Telecommunications (the "Company"), a Russian legal entity registered as a closed joint stock company, was founded on December 1, 1995. The Company is engaged primarily as a provider of long distance telecommunications services to commercial customers in the Moscow metropolitan area. The Company does not operate on the basis of a telecommunications license but, rather, through agreements entered into with long distance companies, primarily Rustelnet, a Russian legal entity, through which it offers long distance service features through its private telecommunications network.

     From January 1, 1997 through June 30, 1997, Corbina incurred losses of $78,111, and as of June 30, 1997, its current liabilities exceeded its current assets by $395,605 and its total liabilities exceeded total assets by $204,740. These financial statements have been prepared assuming Corbina will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty. In order for Corbina to strengthen its financial condition and to operate profitably in future periods, it will need to continue to increase the telecommunications traffic purchased from it by its customers. Such increases are largely dependent upon Corbina's ability to expand its existing customer base. Corbina intends to achieve these increases through an enhancement of the product and service offerings made available to its existing and prospective customers, and through marketing efforts.

  Basis of Presentation

     The accompanying unaudited condensed financial statements have been prepared from the Russian accounting records in accordance with accounting principles generally accepted in the United States of America ("US GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X as issued by the United States Securities and Exchange Commission and should be read in conjunction with Corbina's 1996 audited financial statements. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal, recurring accruals) considered necessary for a fair presentation of the financial statements have been included. Operating results for the six-month period ended June 30, 1997 are not necessarily indicative of the results that may be expected for the year ended December 31, 1997.

     The balance sheet at December 31, 1996 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by US GAAP for complete financial statements.

  Foreign Currency Translation

     The Company reports to the Russian tax authorities in rubles ("RUR") and the accounting records are maintained in that currency. The accompanying condensed financial statements have been prepared in US dollars. Transactions and balances not already measured in US dollars (primarily Russian rubles) have been remeasured into US dollars in accordance with the relevant provisions of US Financial Accounting Standard ("FAS") No. 52, "Foreign Currency Translation" as applied to entities in highly inflationary economies.

     Under FAS No. 52, revenues, costs, capital and non-monetary assets and liabilities are translated at historical exchange rates prevailing on the transaction dates. Monetary assets and liabilities are translated at exchange rates prevailing on the balance sheet date. Exchange gains and losses arising from remeasurement of monetary assets and liabilities that are not denominated in US dollars are credited or charged to operations.

     The exchange rate used on ruble denominated transactions and balances for translation purposes is the rate set by the Central Bank of the Russian Federation. The rates at June 30, 1996, December 31, 1996, and

                           CORBINA TELECOMMUNICATIONS

1.  ORGANIZATION, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING
POLICIES -- (CONTINUED)
June 30, 1997 for one US dollar were RUR 5,083, RUR 5,560, and RUR 5,782 respectively. At August 8, 1997, the exchange rate had changed to RUR 5,802. The effect of this devaluation of the ruble on monetary assets and liabilities has not been determined.

     The ruble is not a convertible currency outside the territory of Russia. Within Russia, official exchange rates were determined principally through trading on the Moscow Interbank Currency Exchange ("MICEX") until May 17, 1996. Although MICEX rates did occasionally diverge from market rates, they were generally considered to be a reasonable approximation. Beginning May 17, 1996, official exchange rates are determined daily by the Central Bank of the Russian Federation and are generally considered to be a reasonable approximation of market rates. The translation of ruble denominated assets and liabilities into US dollars for the purpose of these financial statements does not indicate that the Company could realize or settle in US dollars the reported values of the assets and liabilities. Likewise, it does not indicate that the Company could return or distribute the reported US dollar values of capital to its shareholders.

  Reclassifications

     Certain amounts in the prior period have been reclassified to conform to current period presentation.

2.  INCOME TAXES

     The provision for income taxes varies from expected income tax expense calculated at the statutory rate of 35% due primarily to valuation allowances applied to deferred tax assets which are less likely than not to be realized as well as to certain tax exemptions applicable under Russian tax legislation and to the non-deductibility of certain expenses recorded under US GAAP.

                                   APPENDIX A

                           GLOSSARY OF SELECTED TERMS

     Set forth below are certain technical terms defined as they are used in this Prospectus.

Access: Access refers to the means by which a call is connected from the end user's telephone to a long distance carrier (i.e., regular local lines or dedicated private lines). See Dedicated Access and Switched Access.

Base Station:                Transmitter, receiver, signaling and related
                             equipment located within an area served by CompTel's proposed wireless local loop network.

Common Carriers:             Companies which own or operate transmission
                             facilities and offer telecommunication services to the general public on a nondiscriminatory basis.

Competitive Access
Providers:                   or CAPs, are businesses that offer local transport,
                             i.e., telecommunications facilities to other interconnecting carriers in competition with the LEC.

Dedicated Access:            Access to a long-distance network over private
                             lines -- analog or digital -- reserved for the specific use of a single entity.

Digital: A method of storing, processing and transmitting information through the use of distinct electronic or optical pulses that represent the binary digits 0 and 1. Digital transmission/switching technologies employ a sequence of discrete, distinct pulses to represent information, as opposed to the continuously variable analog signal.

Exchange:                    An exchange is a call switching center, or an area
                             in which a carrier provides services under the regulations and tariffs for that area.

Facilities-based:            A facilities-based provider of telecommunications
                             services possesses its own call switching equipment and transmission lines, regionally or nationally.

Facility:                    A facility is a transmission path between two or
                             more points provided by a carrier.

Fiber-Optic:                 A technology using light as a transmission
                             mechanism.

LATA: Local Access Transport Area -- a geographic area within which a LEC can provide telephone services, and between which a long distance carrier provides services.

LEC: A LEC is a local exchange carrier -- that is, a carrier which provides local exchange services in a LATA or LATAs, but not between LATAs.

Local Loop:                  That portion of the public telecommunications
                             network which extends from the service provider's switch to the individual home or business end-user.

Local Loop Services:         Local telephony services.

Protocol:                    An all-inclusive term used to describe the various
                             control functions, tuning and methodology standards by which a communications system operates, as well as any other equipment system characteristics necessary to ensure compatibility.

Switch: A switch is equipment that routes local and long distance telephone calls over communications paths between geographic points, opens or closes circuits or selects the paths or circuits to be used for transmission of voice or data. Switching is the process of interconnecting circuits to form a transmission path between users.

Switch-based Reseller:       Switch-based resellers lease facilities from
                             national carriers or large private line networks.
                             They resell long distance services over those facilities under their own name and provide sales, customer service, billing and technical support.
                             Switch-based resellers own or lease their own call switching equipment and, in some cases, own their own transmission facilities. They typically provide originating telecommunications service on a regional basis.

Switched Access:             Access to long distance carriers via switches over
                             lines that are provided for public use rather than over dedicated private lines.

Wireless Local Loop:         Wireless Local Loop is a system that eliminates the
                             need for a wire (loop) connecting users to the public switched telephone network, which is used in conventional wired telephone systems, by transmitting voice messages over radio waves for the "last mile" connection between the location of the customer's telephone and a base station connected to the network equipment.

                                   APPENDIX B

THE RUSSIAN FEDERATION

     The information set forth in this appendix has been derived from various governmental and private publications which have not been prepared or independently verified by the Company the Selling Stockholders or the Underwriters or any of their respective advisors or affiliates. The Company is not aware of any material misstatement with respect to the information set forth in this appendix. Statistical data may vary from source to source as a result of differences in the underlying assumptions or methodology used. Furthermore, because of significant political, economic and other structural changes in Russia in recent years, any such historical information presented herein may not be indicative of future developments. In addition, the Company makes no representation that any correlation will exist between Russia or its economy in general and the performance of the Company. Prospective investors should consider carefully the factors discussed in the Prospectus under "Risk Factors."

GENERAL

     The Russian Federation is constituted as a federation of republics, territories, regions (one of which is an autonomous region), cities of federal importance and autonomous areas, all of which are equal subjects of the Russian Federation. It is the largest state to emerge from the former Union of Soviet Socialist Republics (the "Soviet Union"), covering an area of approximately 17,075,000 square kilometers, which is approximately 76% of the territory of the former Soviet Union. Spanning eleven time zones, Russia covers one-eighth of the world's land surface, making it the largest country in the world, almost twice the size of the United States. The Russian Federation has a population of approximately 148 million people.

     Russia is a member of the United Nations (and a permanent member of its Security Council), the International Monetary Fund (the "IMF"), the World Bank, the International Finance Corporation and the European Bank for Reconstruction and Development. The Russian Federation succeeded to the former Soviet Union's observer status to the General Agreement on Tariffs and Trade which was granted in May 1990 and has been granted Most Favored Nation status by some members of the Organization for Economic Cooperation and Development ("OECD").

     Russia and eleven other former Soviet republics joined together to form the Commonwealth of Independent States (the "CIS") on December 21, 1991. Members of the CIS have entered into a series of political and economic agreements among themselves.

POLITICAL STRUCTURE AND RECENT POLITICAL DEVELOPMENTS

     The Soviet Union, established in 1922, was a centralized communist system comprised of 15 republics, including the Russian Soviet Federation Socialist Republic (the "RSFSR"). In the mid-1980s, then-Soviet President Mikhail Gorbachev introduced economic reforms under the principles of "glasnost" and "perestroika." In August 1991, certain high ranking members of the Soviet military and the Communist Party attempted a military coup which failed and indirectly led to the disintegration of the Soviet Union.

     After the collapse of the Soviet Union, Boris Yeltsin, who had been elected President of the RSFSR in June 1991, continued to hold office as President of the Russian Federation (the successor of the RSFSR). The Congress of People's Deputies and the Supreme Soviet, the members of which were elected under the Soviet Union, continued to act as the Russian Parliament until it was dissolved in October 1993 by President Yeltsin. In response to such dissolution, on October 3, 1993, certain members of the dissolved parliament and their supporters led an insurrection which failed after President Yeltsin ordered the military to take over the parliament building in Moscow.

     On December 12, 1993, a new constitution (the "Constitution"), drafted largely by President Yeltsin's administration and approved in a national referendum, was adopted. The Constitution established a federal democracy with a strong executive branch. The Constitution provides for a President with broad powers, and a bicameral parliament. The lower house of parliament, called the State Duma, comprises 450 deputies, half of whom are elected based on their party affiliation. The other half are elected by a majority of voters in single constituencies. The upper house, the Federation Council, is comprised of two representatives from each of the country's 89 regions, one from the regional legislative body and one from the regional executive body. Because the President appoints the head of the regional executive body, the President can indirectly influence the appointment of one-half of the upper house. The President appoints the head of government, the Prime Minister, who must then be approved in a majority vote by the State Duma. The Prime Minister, in close consultation with the President, then designates a cabinet of ministers. The President retains considerable power in his ability to dissolve parliament.

     Following the most recent parliamentary vote in December 1995, the parliament was highly fragmented with the largest party in the State Duma, the Communist Party of the Russian Federation, failing to achieve an absolute majority. The next parliamentary vote is due before December 17, 1999.

     President Boris Yeltsin, who has served as President of the Russian Federation since the dissolution of the Soviet Union in December 1991, was re-elected on July 3, 1996. He will serve a four-year term, with the next presidential election due in June 2000. In the event that President Yeltsin is forced to step down due to his poor health, becomes incapacitated or dies, the Prime Minister would serve as acting head of state for three months, during which time an election for a new President would be organized. Viktor Chernomyrdin has served as Prime Minister since December 1992.

     Anatoly Chubais and Boris Nemtsov, Mr. Yeltsin's former chief of staff, and the Governor of Nizhny Novgorod, respectively, have been appointed as First Vice Prime Ministers. Mr. Nemtsov is considered to be one of the strongest and most promising young politicians in the Russian Federation, possessing substantial influence with regard to matters of economic reform.

ECONOMIC CONDITIONS AND RECENT ECONOMIC DEVELOPMENTS

     In the aftermath of the dissolution of the Soviet Union, particularly in 1991 and 1992, Russia's centrally planned economy experienced a crisis, evidenced by a decline in living standards and gross domestic product ("GDP"), hyperinflation and a rapid devaluation of the rouble.

     In order to facilitate the redirection and stabilization of the economy, the Russian government began in 1991 to implement several new policy initiatives. Partly as a result of such initiatives, several economic indicators began to show positive improvements. For example, the budget deficit contracted from 11.1% of GDP in 1994 to 4.2% of GDP in 1995 and to 3.5% of GDP in 1996; and inflation declined from 224% in 1994 to 131% in 1995 and to 24% in 1996. In addition, high real interest rates and a 75% real appreciation of the exchange rate were accompanied by a current account surplus and a reduction in the GDP decline, with GDP falling 7% during the third quarter of 1996 as compared to the comparable period of 1995. Form their peak in April 1996, real interest rates more than halved to reach levels below 40% by the end of November 1996.

     Although certain economic indicators improved, other aspects of the economy have remained stagnant or worsened over the same period. According to the Russian State Statistical Committee ("Goskomstat"), reported unemployment rose to 9.2% by the end of 1996 from 8.2% a year earlier. However, real official monthly wages increased by 17% by the end of the third quarter of 1996 as compared to the comparable period of 1995.

     Since 1991, the rouble has experienced a substantial devaluation. On December 31, 1991, the Rouble/Dollar exchange rate set by the Moscow Interbank Currency Exchange (the "MICEX"), the largest currency exchange in Russia, was 130 roubles per dollar. On July 5, 1995, the Russian Government and the Central Bank announced their intention to support the rouble within a band of 4,300 to 4,900 roubles per dollar until October 1, 1995 and later extended the band until December 31, 1995. The policy was subsequently extended to June 30, 1996 within a new band of 4,550 to 5,150 roubles per dollar, and the policy was re-extended to December 31, 1996 with the establishment of a new "crawling corridor" declining from 5,000 to 5,600 roubles per dollar as of July 1, 1996 to 5,500 to 6,100 roubles per dollar as of December 31, 1996. On May 16, 1996, the day the new "crawling" rouble corridor was announced, the Central Bank effectively replaced the daily MICEX exchange rate with a new daily fixing, known as the Central Bank mid-market rate. On April 30, 1997, the MICEX rate was 5,700 roubles per dollar.

     During the first part of 1996, monthly inflation slowed from 4.1% in January to 0.8% in July. The rouble steadily devalued from 4,689 roubles per dollar in January to 5,547 roubles per dollar in December, while remaining within the rouble band. The budget deficit rose from 1.5% of GDP in January to over 3.5% of GDP by the end of 1996. A Presidential decree in mid-1996 ordered a transfer of 5 trillion roubles of Central Bank "profits" to cover the budget deficit. Also, in 1996, an agreement was reached with the Paris Club of international creditors (a committee of sovereign creditors to Russia) to reschedule US$40 billion of debt over 25 years with an initial six-year grace period on principal payments. In November 1996, the Russian Federation made its Eurobond debut with a successful placement of a five year $1 billion bond offering bearing interest at the rate of 9.25% per annum.

LEGAL ENVIRONMENT

     The Russian Federation has a legal system based on civil law, of which the fundamental body of legislation is the Civil Code, which has priority over most other legislation. Bodies of law which were non-existent in the Soviet period have been adopted in the last few years, covering a wide range of substantive areas including, among other things, antitrust, banking, bankruptcy, corporate, privatization, property and securities. For instance, substantial sections of the First and Second Parts of the Civil Code became effective in January 1995 and March 1996, respectively, the Federal Law on Joint Stock Companies became effective in January 1996, the Federal Law on the Securities Market in April 1996 and the Federal Law on Banks and Banking Activities became effective in February 1996.

     The Russian judicial system consists of three branches of courts. General practice cases fall within the jurisdiction of district courts and regional courts under the supervision of the Supreme Court of the Russian Federation. Disputes regarding commercial matters fall within the jurisdiction of a system of civil courts under the supervision of the High Arbitration Court of the Russian Federation. Constitutional matters are resolved by the Constitutional Court. In instances involving a foreign party (or a Russian party which has foreign shareholders) or an economic activity outside the Russian Federation; parties may submit a dispute to arbitration before the International Commercial Arbitration Court established under the Chamber of Trade and Industry of the Russian Federation.

FOREIGN INVESTMENT

     Since 1991, the Government has undertaken a number of legal and economic measures designed to stimulate foreign investment. The first major step was the adoption of the Law on Foreign Investment in July 1991 (the "Foreign Investment Law"), which permits a wide range of foreign investment activities in Russia. The Foreign Investment Law is the primary body of legislation relating to foreign investment although specific provisions in various other legislation including the basic corporate, tax, customs, accounting and other laws applicable to businesses operating in Russia often create practical difficulties for foreign investors. The Foreign Investment Law allows the repatriation of profits, duty-free import and export of goods and services for enterprises with over 30% foreign equity participation and lower tax rates for foreign investment in certain sectors of the economy. The Foreign Investment Law prohibits nationalization without quick, adequate and effective compensation.

     According to information provided by the State Communications Committee, the aggregate amount of direct foreign investment (excluding portfolio investments), including investment credits, in the Russian telecommunications industry approximated US$520.3 million in 1995. During the first six months of 1996, foreign investment totalled $2 billion.

EXCHANGE CONTROLS AND REPATRIATION

     Russian currency exchange legislation limits the exchange of roubles for foreign currency and the use of foreign currency in Russia. Russian currency legislation currently permits, and Russian foreign investment legislation currently guarantees, the right of foreign investors to transfer abroad income received on investments in Russia (including, without limitation, profits, dividends and interest), provided such income was received in foreign currency and was subject to payment of all applicable taxes and duties. Russian currency legislation also permits legal entities to convert roubles into foreign currency for purposes of making dividend and interest payments.

     Foreign currency may be freely exchanged for roubles in Russia, but the exchange of roubles for foreign currency in Russia is restricted and roubles may not be exported or exchanged outside of Russia. Residents are required to convert 50% of all amounts received in foreign currency from export transactions into roubles, but may exchange roubles for foreign currency if they can document "current" foreign currency transactions (including payments of interest and dividends), or have permission from the Central Bank to engage in certain other transactions. Non-residents may freely convert foreign currency into roubles, but may only do so through rouble accounts which are subject to strict regulations.

     The currency exchange rules govern transactions in foreign currency and currency valuables (including foreign currency-denominated securities) between Russian residents (including citizens, permanent residents and legal entities established under Russian law) and between residents and non-residents. Russian currency legislation distinguishes between "current" foreign exchange transactions and foreign currency transactions involving a "movement of capital."

     "Current" foreign currency transactions generally may be freely carried out between residents and between residents and non-residents. "Movement of capital" transactions in foreign currency, including the purchase and sale of securities and real estate transactions, generally require a license from the Central Bank. The prevailing view is that the license is only required for Russian residents involved in such "movement of capital" transactions. Cash transactions in foreign currency are generally prohibited within the Russian Federation; however, certain obligations may be paid in foreign currency by means of credit cards or wire transfers.

     Foreign investors which are legal entities may purchase rouble-denominated shares from, and sell rouble-denominated shares to, Russian residents with settlement in roubles via a special rouble investment account. Foreign investors may also use such rouble investment account to receive rouble proceeds from investments in rouble-denominated shares (profit, dividends and proceeds from the sale of such rouble-denominated shares). Roubles received into such rouble investment account may be converted into foreign currency and subsequently may be repatriated, subject to payment of all applicable taxes and duties. Russian tax legislation currently requires a foreign investor to register with the tax authorities prior to opening such a rouble investment account. The Central Bank recently further relaxed restrictions on the use of roubles by foreign investors for transactions in government securities.

     On January 1, 1996, an import passport was introduced which now extends to exports as well. Such "passport" must be obtained from the importer's bank for payments based upon import contracts. The importer has 180 days either to document the entry of the goods with the Russian Customs Service or to return the hard currency issued in payment for the goods.

TAXATION AND DUTIES

     Entities engaged in commercial activity in Russia must be registered with the tax inspectorate in each location in which they operate and must submit an annual tax declaration.

     Taxes are charged by federal, regional and local authorities. The profit tax, which is imposed on the basis of federal legislation, is payable to the federal tax authorities at the rate of 13% and to the regional tax authorities at rates which the regional tax authorities establish, but in no case more than 22%. The profit tax is calculated on the basis of a company's net profits, calculated according to Russian accounting principles, which does not provide for deduction of certain expenses which would be deductible under U.S. GAAP.

     Social security contributions by employers are payable to four different funds and total 38.5% of wages and salaries paid to Russian employees (or more, depending on the locality).

     A value-added tax ("VAT") of 20% is imposed on the customs value of imported goods, on goods supplied within the Russian territory and on certain services. Exemptions from VAT are available in certain circumstances for goods imported as contributions to the capital stock of Russian companies. Customs duties are imposed at high rates on a wide range of imports.

     An excise tax is levied on nearly all goods considered to be in a "luxury" bracket, such as cars, jewelry, alcohol and cigarettes. In March 1995, this tax was dramatically increased to between 35% and $250%.

     In addition to the foregoing taxes and duties, each Russian jurisdiction may impose certain regional and local taxes. In Moscow, for example, such taxes include an advertising tax (currently 5% of the value of advertising services purchased), a transport tax (currently 1% of salary expenses), an education tax (currently 1% of salary expenses), a housing tax (currently 1.5% of revenues), and a road-users tax (currently 2.5% of revenues).

CITY OF MOSCOW

     Moscow is the largest city of the Russian Federation. According to Goskomstat, the City of Moscow has a population of nearly 8,717,400, with a further 6,625,700 in the surrounding region. Moscow is the capital of the Russian Federation, Russia's principal commercial and financial center and is also a major Russian industrial center.

     Like many other Russian cities, Moscow has experienced a significant downturn in the industries that were the traditional base of its economy, including the automobile, heavy equipment, chemicals, pharmaceutical and food processing industries. Many major companies have been forced to suspend operations temporarily for various periods. This reduction in economic activity has been somewhat ameliorated by substantial growth in the financial, tourist and service sectors in Moscow, the development of the hotel sector and the growth of private wealth among a small but growing class of entrepreneurs based primarily on trading activities. Thus, although the purchasing power of most Moscow residents has fallen since 1991, there is a growing group of entrepreneurs and individuals employed directly or indirectly by domestic and international firms and joint ventures in Russia, hotels, banks and investment institutions that have substantially more purchasing power than they had in 1991. This is evidenced by the rapidly growing market for imported consumer goods in Moscow.

======================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS


                                        PAGE
                                        ----
Available Information.................    2
Prospectus Summary....................    3
Risk Factors..........................   13
Use of Proceeds.......................   28
Dilution..............................   30
Capitalization........................   31
Dividend Policy.......................   31
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................   32
Business..............................   37
Management............................   54
Certain Relationships and Related
  Transactions........................   57
Principal Security Holders............   59
Selling Stockholders..................   60
Concurrent Registration of
  Securities..........................   60
Description of Securities.............   60
Shares Eligible for Future Sale.......   63
Underwriting..........................   65
Legal Matters.........................   66
Experts...............................   66
Financial Statements..................  F-1
Appendix A............................  A-1
Appendix B............................  B-1


  Until                , 1997 (twenty-five days after the date of this
Prospectus), all dealers effecting transactions in the registered securities, whether or not participating in the distribution thereof, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as Underwriters and with respect to their unsold allotment or subscriptions.

======================================================

======================================================

                                RUSSIAN WIRELESS
                                   TELEPHONE
                                 COMPANY, INC.

                              1,650,000 SHARES OF
                                  COMMON STOCK
                           -------------------------
                                   PROSPECTUS
                           -------------------------

                           J. W. BARCLAY & CO., INC.

                                            , 1997

======================================================

                                            [Alternate Prospectus -- Cover Page]
PROSPECTUS

                    RUSSIAN WIRELESS TELEPHONE COMPANY, INC.
                        1,155,000 SHARES OF COMMON STOCK
462,500 FOUR YEAR WARRANTS, 2,000,015 FIVE YEAR WARRANTS AND 2,462,515 SHARES OF
              COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS

       25,000 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF AN OPTION

                   OFFERED BY CERTAIN SELLING SECURITYHOLDERS

     This Prospectus relates to 1,155,000 shares of the Common Stock, $.01 par value (the "Common Stock"), of Russian Wireless Telephone Company, Inc., a Delaware corporation (the "Company"), 462,500 warrants issued by the Company in connection with its second private placement of securities, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $7.70 per share during the three year period ending on April 18, 1999 (the "Second Private Placement Warrants"), 2,000,015 warrants issued by the Company in connection with its third private placement of securities, each of which entitles the holder thereof to purchase one share of Common Stock at an exercise price of $5.75 per share during the five year period ending on the fifth anniversary of the date of this Prospectus (the "Third Private Placement Warrants" which, together with the Second Private Placement Warrants, are sometimes hereinafter collectively referred to as the "Warrants"), 2,462,515 shares of Common Stock issuable upon exercise of the Warrants, as well as 25,000 shares of Common Stock issuable upon exercise of a three year common stock purchase option held by Jack W. Buechner, the Chairman of the Company's Board of Directors (the "Buechner Option"), all of which are being offered by certain selling securityholders (the "Selling Securityholders"). The Company will not receive any of the proceeds from the sale of such securities.

     Prior to this offering, there has been no market for either the Common Stock being offered by the Company concurrently with this Offering.

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS" BEGINNING ON PAGE 14 AND "DILUTION".

     The Warrants will not be listed or traded on any established market. Although it is anticipated that the Common Stock will be traded in the over-the-counter market on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board"), there can be no assurance that such a market will develop, or if one does develop, that it will be maintained, after the completion of this Offering. See "Risk Factors" and "Underwriting."

     In addition to (i) the 1,155,000 shares of Common Stock, 2,450,015 Warrants (and the shares of Common Stock issuable upon exercise thereof), as well as the 25,000 shares of Common Stock issuable upon exercise of the Buechner Option which are being offered by the Selling Securityholders, the Registration Statement of which this Prospectus is a part also covers up to 1,867,500 shares of Common Stock which are being offered by the Company; and 30,000 shares of Common Stock being offered by a selling stockholder.
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

               The date of this Prospectus is             , 1997

                                                     [Alternate Prospectus Page]

                                  THE OFFERING

Securities offered by
  The Selling Securityholders.......     1,155,000 shares of Common Stock;
                                           462,500 Second Private Placement
                                           Warrants, 2,000,015 Third Private
                                           Placement Warrants; 2,462,575 shares
                                           of Common Stock issuable upon
                                           exercise of the Warrants, and 25,000
                                           shares of Common Stock, subject to
                                           issuance upon exercise of the
                                           Buechner Option

Offering Price
  per share of Common Stock.........     $[            ]

  per Warrant.......................     $[            ]

Net proceeds to the Company.........     The Company will not receive any
                                           proceeds from the sale of shares
                                           offered by the Selling
                                           Securityholders

Common Stock Outstanding
  Before the Offering(1)............     2,485,000 shares

Common Stock to be
  Outstanding After
  the Offering(2)...................     4,105,000 shares

Exercise Terms......................     Each Second Private Placement Warrant
                                           entitles the holder thereof to
                                           purchase one share of Common Stock at
                                           an exercise price of $7.70 per share
                                           during the three year period ending
                                           on April 18, 1999.

                                         Each Third Private Placement Warrant
                                           entitles the holder thereof to
                                           purchase one share of Common Stock at
                                           an exercise price of $5.75 (subject
                                           to adjustment in certain
                                           circumstances) during the five year
                                           period ending on the fifth
                                           anniversary of the date of this
                                           Prospectus.

OTC Bulletin Board Symbol:
  Common Stock(3)...................     RWTC

                       CONCURRENT OFFERING BY THE COMPANY

Securities offered by the
Company:............................     1,620,000 shares of Common Stock

Offering price per share............     $7.00

Net Proceeds to the Company.........     $9,084,200

Use of proceeds.....................     The net proceeds of the Offering will
                                           be used, among other purposes, to
                                           provide additional capital to
                                           Corbina, to purchase switching
                                           hardware and software for connection
                                           of Investelektro's customers to the
                                           Moscow public telephone system, to
                                           purchase equipment and to acquire
                                           antenna sites to be used in

                                                     [Alternate Prospectus Page]

                                           connection with the development and
                                           construction of Investelektro's
                                           proposed wireless local loop
                                           telecommunications system in the
                                           Moscow Region, to repay $3,309,000 of
                                           indebtedness and for working capital.
                                           See "Use of Proceeds;" and
                                           "Management's Discussion and Analysis
                                           of Financial Condition and Results of
                                           Operations -- Liquidity and Capital
                                           Resources."

Risk Factors........................     The Offering involves a high degree of
                                           risk including, but not limited to,
                                           (i) risks of a political, economic
                                           and social nature regarding the
                                           Russian Federation; (ii) currency,
                                           and dividend payment restrictions
                                           pertaining to the Company's Russian
                                           subsidiaries; (iii) risks pertaining
                                           to the Russian legal system; and (iv)
                                           risks relating to the Company, such
                                           as its limited operating history, its
                                           dependence on key management in the
                                           US and the Russian Federation, the
                                           Company's ability to manage the
                                           growth and expansion that will be
                                           necessary to achieve profitability,
                                           the competitive environment for long
                                           distance services in the Russian
                                           Federation, the problems inherent in
                                           introducing new telecommunications
                                           technology such as wireless local
                                           loop service; and (v) other risks,
                                           such as the absence of a prior market
                                           for the Company's securities, the
                                           large number of shares of the
                                           Company's Common Stock that will be
                                           available for future sale and
                                           substantial immediate dilution. See
                                           "Risk Factors" beginning on page 14.
---------------
(1) Does not include up to 4,237,515 shares of Common Stock consisting of (i) 750,000 shares issuable upon exercise of common stock purchase warrants issued to investors in the Company's first private placement of securities (the "First Private Placement Warrants"); (ii) 462,500 shares issuable upon exercise of common stock purchase warrants issued to investors in the Company's second private placement of securities (the "Second Private Placement Warrants"), all of which are being offered for sale pursuant to a separate prospectus by certain Selling Securityholders; (iii) 2,000,015 shares issuable upon exercise of common stock purchase warrants issued to investors in the Company's third private placement of securities (the "Third Private Placement Warrants"), all of which are being offered for sale pursuant to a separate prospectus by certain Selling Securityholders; (iv) 25,000 shares issuable upon exercise of an option issued to Jack W. Buechner, the Chairman of the Company's Board of Directors (the "Buechner Option"); and (v) 1,000,000 shares reserved for issuance under the Company's Omnibus Stock Option Plan (including 250,000 shares thereof issuable to Mr. Leibov pursuant to his employment agreement with the Company upon the occurrence of certain events. See "Description of Securities;" "Management;" and "Concurrent Registration of Securities."

(2) Does not include up to 4,650,015 shares of Common Stock issuable in the events that (i) all of the 750,000 First Private Placement Warrants, the 462,500 Second Private Placement Warrants and the 2,000,015 Third Private Placement Warrants are fully exercised; (ii) the Company issues 165,000 shares of Common Stock upon exercise of the Representative's Warrant; (iii) the Company issues 247,500 shares of Common Stock upon full exercise of the Underwriters' over-allotment option; (iv) all 1,000,000 of the shares of Common Stock which have been reserved for issuance under the Company's Omnibus Stock Incentive Plan shall be issued (including up to 250,000 shares of Common Stock issuable to Mr. Leibov pursuant to his employment agreement); and (v) the 25,000 shares of Common Stock

                                                     [Alternate Prospectus Page]

underlying the Buechner Option are issued. See "Management;" "Description of Securities;" and "Underwriting."

(3) The Warrants will not be listed or traded on any market or exchange. The Company anticipates that the Common Stock will be quoted on the OTC Bulletin Board. An OTC Bulletin Board quotation listing does not imply that a liquid and active market will develop or be sustained for the securities upon completion of the Offering.

                                                     [ALTERNATE PROSPECTUS PAGE]

                       CONCURRENT OFFERING BY THE COMPANY

     Concurrently with this Offering, the Company is offering, pursuant to a separate prospectus included in the Registration Statement of which this Prospectus forms a part, 1,620,000 shares of Common Stock (subject to an option granted to the Underwriters to purchase an additional 247,500 shares of Common Stock to cover over-allotments).

                                                     [ALTERNATE PROSPECTUS PAGE]

                            SELLING SECURITYHOLDERS

     In accordance with the Company's obligations to the investors who purchased securities in the Second Private Placement and the Third Private Placement, the Company has registered for sale, pursuant to this Prospectus, 300,000 shares of Common Stock, 462,500 Second Private Placement Warrants and 2,000,015 Third Private Placement Warrants for sale by the Selling Securityholders identified below. The Company has also registered for sale, pursuant to this Prospectus, 880,000 shares of Common Stock, 855,000 shares of which are being offered for sale by three of the Company's principal stockholders and 25,000 shares of which shall be issuable to Jack W. Buechner, the Chairman of the Company's Board of Directors, upon his exercise of a three year option to purchase such shares at an exercise price of $2.00 per share (the "Buechner Option"). The Buechner Option will expire on May 21, 1998. Except for Mr. Buechner, none of the Selling Securityholders was an officer, director, or employee of the Company during the past three years, or had any other relationship with the Company during such period, other than as an investor. Such securities represent each investor's total beneficial holdings of the Company's Common Stock and warrants. The Selling Securityholders have agreed with J.W. Barclay & Co., Inc. (the "Representative"), the representative of the Underwriters of the concurrent offering being made by the Company, not to sell any of the securities which have been registered for sale pursuant to the Registration Statement of which this Prospectus forms a part for a period of 24 months from the date of this Prospectus without the prior written consent of the Representative. All of the Common Stock and warrants held by the Selling Securityholders are being offered for sale pursuant to this Prospectus for their respective accounts. Accordingly, it is anticipated that none of such securities will be owned by such Selling Securityholders after completion of the Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Plan of Distribution."

     The following table sets forth the name of each Selling Securityholder, and the number of shares of Common Stock and warrants that each Selling Securityholder beneficially owned directly or indirectly on the date of this Prospectus.

                                                                                 SECURITIES OWNED AND
                                                                               OFFERED BY EACH SELLING
                                                                                    SECURITYHOLDER
                                                                              --------------------------
                                    NAME                                      COMMON STOCK     WARRANTS
----------------------------------------------------------------------------  ------------     ---------
J.P. Downey.................................................................      285,000
Ernest Ferrante.............................................................      285,000
Paul Signoracci.............................................................      285,000
Royal Bank of Scotland......................................................      150,000      1,000,005(2)
Per Eric Dahl...............................................................                     350,000(3)
Jerome and Ann Coppola......................................................       40,000        266,668(2)
Harold Singer...............................................................       30,000        200,001(2)
Jack W. Buechner(1).........................................................       25,000
Dale Bertling...............................................................       10,000         66,667(2)
Kenneth Delonge.............................................................       10,000         66,667(2)
Howard M. Pack..............................................................       10,000         66,667(2)
Michael Ciasulli............................................................                      50,000(3)
Wayne and Louella Adams.....................................................        5,000         33,334(2)
Christopher Cirillo.........................................................        5,000         33,334(2)
Boyd Corliss................................................................        5,000         33,334(2)
Richard David...............................................................        5,000         33,334(2)
Leon Feldan.................................................................        5,000         33,334(2)
David Hanos, Jr.............................................................        5,000         33,334(2)
Bernard Kolkana.............................................................        5,000         33,334(2)
Charles Leithauser..........................................................        5,000         33,334(2)
E. Dale Miller..............................................................        5,000         33,334(2)
Thomas Zenick...............................................................        5,000         33,334(2)
Lawrence Dunn...............................................................                      25,000(3)
Slate Daiagi Realty.........................................................                      25,000(3)
Colonial Electric Consulting Corp...........................................                      12,500(3)
                                                                                ---------      ---------
                                                                                1,180,000      2,462,515
                                                                                =========      =========

---------------
(1) As of the date of this Prospectus, Mr. Buechner does not own, but does possess, pursuant to the Buechner Option, the right to purchase such shares of Common Stock. Such shares are being offered hereby subject to their issuance upon Mr. Buechner's timely exercise of the Buechner Option.

(2) Third Private Placement Warrants.

(3) Second Private Placement Warrants.

                                                     [ALTERNATE PROSPECTUS PAGE]

                              PLAN OF DISTRIBUTION

     The Selling Securityholders have advised the Company that sales of their Common Stock and warrants may be effected from time to time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Selling Securityholders may effect such transactions by selling their Common Stock and warrants directly to purchasers or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Selling Securityholders' Common Stock and/or warrants for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Such compensation may necessitate a filing with the NASD pursuant to Notice to Members 88-101. The Selling Securityholders and any broker-dealer that acts in connection with the sale of the Selling Securityholders' Common Stock and/or warrants might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act. Each of the Selling Securityholders is obligated to comply with certain rules promulgated by the SEC designed to prevent manipulative and deceptive practices, including Rules 10b-2, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934. The Representative does not currently plan to participate in the sale of securities of the Selling Securityholders.

     At the time any offer of securities is made by or on behalf of a Selling Securityholder, a prospectus supplement might need to be circulated to disclose the number of shares being offered and the terms of the offering, the name or names of any underwriters, dealers or agents participating in the offering, the purchase price paid by any underwriter for shares purchased from the Selling Securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.

     The Selling Securityholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of their securities against certain liabilities, including liabilities arising under the Securities Act.

     All costs, expenses and fees in connection with the registration of the shares of Common Stock and warrants offered by the Selling Securityholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the securities offered by the Selling Securityholders will be borne by the Selling Securityholders.

             ======================================================

  NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, BY ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL FOR SUCH PERSON TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER, SOLICITATION OR SALE MADE HEREUNDER, SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Available Information.................
Prospectus Summary....................
Risk Factors..........................
Use of Proceeds.......................
Dilution..............................
Capitalization........................
Dividend Policy.......................
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................
Business..............................
Management............................
Certain Relationships and Related
  Transactions........................
Principal Security Holders............
Selling Securityholders...............
Plan of Distribution..................
Description of Securities.............
Shares Eligible for Future Sale.......
Concurrent Offering by the Company....
Legal Matters.........................
Experts...............................
Financial Statements..................

             ======================================================
                     [ALTERNATE PROSPECTUS BACK COVER PAGE]

             ======================================================

                        1,155,000 SHARES OF COMMON STOCK

                           462,500 FOUR YEAR WARRANTS

                          2,000,015 FIVE YEAR WARRANTS

                        2,462,515 SHARES OF COMMON STOCK
                             ISSUABLE UPON EXERCISE
                                OF SUCH WARRANTS

                         25,000 SHARES OF COMMON STOCK
                             ISSUABLE UPON EXERCISE
                                  OF AN OPTION

                               OFFERED BY CERTAIN
                           SELLING SECURITYHOLDERS OF

                                RUSSIAN WIRELESS
                                   TELEPHONE
                                 COMPANY, INC.
                              --------------------

                                   PROSPECTUS
                              --------------------
                                            , 1997

             ======================================================

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII of the bylaws of Russian Wireless Telephone Company, Inc. (the "Company") provides for the indemnification of directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware grants corporations the right to limit or eliminate the personal liability of their Directors in certain circumstances in accordance with provisions therein set forth. Article 10 of the Company's Certificate of Incorporation, a copy of which is filed as an exhibit to this Registration Statement, and incorporated herein by reference, provides for the elimination of personal liability of a Director to the Corporation or its stockholders for monetary damages for the breach of the Director's fiduciary duty to the full extent allowable under
Section 102(b)(7).

     Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their Directors, officers, employees and agents in accordance with the provisions therein set forth. Article 8 of the Company's Bylaws, filed as an exhibit to this Registration Statement, and incorporated herein by reference, provides for indemnification of such person to the full extent allowable under applicable law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The Company has applied for directors' and officers' liability insurance coverage with limits of $1,000,000 per occurrence.

     In the Underwriting Agreement relating to the Common Stock and Warrants being offered hereunder, the underwriters have agreed to indemnify the Company's directors and certain of its officers, upon the terms and under the circumstances described therein, as to certain civil liabilities, including liabilities under the Securities Act. The Company has also entered into indemnification agreements with each of its directors and officers which provide for indemnification to the fullest extent permitted by law.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of Common Stock being registered. All amounts are estimates except the registration fee and the NASD fee.

                                                                            AMOUNT TO
                                                                             BE PAID
                                                                            ---------
        SEC Registration fee..............................................  $ 11,632
        NASD Filing fee...................................................     4,338
        Printing expenses.................................................   170,000
        Legal fees and expenses...........................................   300,000
        Accounting fees and expenses......................................   300,000
        Blue sky fees and expenses........................................    95,000
        Stock certificates................................................     5,000
        Miscellaneous.....................................................    34,030
                                                                            --------
                  Total...................................................  $920,000
                                                                            ========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     During the three year period which ended on the date of filing of this Registration Statement, the Registrant sold the unregistered securities hereinbelow described.

     April 26, 1994 -- issuance of 550,000 shares of Registrant's Common Stock, $.01 par value (the "Common Stock") to Ronald G. Nathan in consideration for payment of $11,600. No underwriter, no discounts, no commissions. Exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act ("Rule 506"). Mr. Nathan was considered to be an accredited investor, as such term is defined by Rule 501 of Regulation D promulgated under the Securities Act (an "Accredited Investor"), at the time when such transaction was consummated.

     June 15, 1994 -- issuance of 488,000 shares of Common Stock to Harvey Block at inception for financial consulting services rendered prior to inception and for services rendered through June 15, 1994 in the amount of $11,600. Exempt from registration pursuant to Rule 506. Mr. Bloch was considered to be an Accredited Investor at the time when such transaction was consummated.

     June 1994 -- Registrant issued 12% unsecured promissory notes in the aggregate principal amount of $735,000, and warrants to purchase 750,000 shares of Common Stock to the investors identified below in connection with a private placement of 7.5 units consisting of such securities at an offering price of $100,000 per unit which was exempt from registration pursuant to Rule 506. Each of such investors was considered to be an Accredited Investor at the time of issuance of such securities. White Rock Partners & Co., Inc. served as placement agent in connection with said placement and received a consulting fee and non-accountable expense allowance of $75,000 and $22,500, respectively, in connection therewith.

                                                                     NUMBER OF     NUMBER OF
                                 NAME                                  UNITS       WARRANTS
    ---------------------------------------------------------------  ---------     ---------
    Hilda O'Connor.................................................     1/4          25,000
    Timothy Martin.................................................   1 1/2         150,000
    Elliot Braun...................................................     1/2          50,000
    Jeffrey Mulgeier...............................................     1/2          50,000
    James Noonan...................................................     1/2          50,000
    Jai Guar.......................................................     1/2          50,000
    Leah Hammerman.................................................     1/4          25,000
    George Rutland.................................................   1 1/2         150,000
    Charles Burkridge..............................................     1/2          50,000
    Zoger Investment Corp..........................................       1         100,000
    Sean Leahy.....................................................     1/2          50,000
                                                                        ---         -------
              Total................................................   7 1/2         750,000

     October 1994 -- Registrant issued 12% unsecured promissory notes in the aggregate principal amount of $980,000, and warrants to purchase 500,000 shares of Common Stock to the investors identified below in connection with a private placement of 10 units consisting of such securities at an offering price of $100,000 per unit which was exempt from registration pursuant to Rule 506. Each of such investors was considered to be an Accredited Investor at the time of issuance of such securities. The Registrant's obligations pursuant to such notes shall become due and payable on the earlier to occur of (i) the date of closing of its initial public offering of securities, or (ii) October 31, 1997. White Rock Partners & Co., Inc. and CMA Analytical Service, Inc. served as placement agents in connection with said placement and received a consulting fee and non-accountable expense allowance of $100,000 and $30,000, respectively, in connection therewith.

                           NAME                          NUMBER OF UNITS     NUMBER OF WARRANTS
    ---------------------------------------------------  ---------------     ------------------
    Slate Daiagi Realty................................        1/2                  25,000
    Lawrence T. Dunn III...............................        1/2                  25,000
    Michael Ciasulli...................................          1                  50,000
    Lehman Brothers....................................          7                 350,000
    Colonial Electric Consultant Corp..................          1                  50,000
                                                                --
                                                                                   -------
              Total....................................         10                 500,000

     December 15, 1994 -- issuance of 600,000 shares of Common Stock to Ronald
G. Nathan in consideration for Registrant in the amount of $180,000. Exempt from registration pursuant to Rule 506. Mr. Nathan was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 19, 1994 -- issuance of 285,000 shares of Common Stock to J.P. Downey in consideration for services rendered to the Registrant in the amount of $1,850. Exempt from registration pursuant to Rule 506. Mr. Downey was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 19, 1994 -- issuance of 285,000 shares of Common Stock to Ernest Ferrante in consideration for services rendered to the Registrant in the amount of $1,850. Exempt from registration pursuant to Rule 506. Mr. Ferrante was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 19, 1994 -- issuance of 285,000 shares of Common Stock to Paul Signoracci in consideration for services rendered to the Registrant in the amount of $1,850. Exempt from registration pursuant to Rule 506. Mr. Signoracci was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 800,000 shares of Common Stock to Inversiones Santa Catalina, N.V. in consideration for payment in the amount of $8,000. Exempt from registration pursuant to Rule 506. Said investor was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 25,000 shares of Common Stock to Solomon Klotz in consideration for payment in the amount of $50.00. Exempt from registration pursuant to Rule 506. Mr. Klotz was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 5,000 shares of Common Stock to James Staff in consideration for payment in the amount of $50.00. Exempt from registration pursuant to Rule 506. Mr. Staff was considered to be an Accredited Investor at the time when such transaction was consummated.

     December 23, 1994 -- issuance of 5,000 shares of Common Stock to Thomas Turnure in consideration for payment in the amount of $50.00. Exempt from registration pursuant to Rule 506. Mr. Tenure was considered to be an Accredited Investor at the time when such transaction was consummated.

     February 1996 -- Registrant issued 8% unsecured promissory notes in the aggregate principal amount of $1,050,000, 300,000 shares of Common Stock and warrants to purchase 2,000,015 shares of Common Stock to the investors identified below in connection with a private placement of 30 units consisting of such securities at an offering price of $35,000 per unit which was exempt from registration pursuant to Rule 506. Each of such investors was considered to be an Accredited Investor at the time of issuance of such securities. The Registrant's obligations pursuant to such notes shall become due and payable on the earlier to occur of (i) the date of closing of its initial public offering of securities, or (ii) October 31, 1997. J.W. Barclay & Co., Inc. served as placement agent in connection with said placement and received a consulting fee and non-accountable expense allowance of $105,000 and $31,500, respectively, in connection therewith.

                        NAME                          NO. OF UNITS     NO. OF SHARES     NO. OF WARRANTS
----------------------------------------------------  ------------     -------------     ---------------
Dale Bertling.......................................        1              10,000              66,667
Howard Pack.........................................        1              10,000              66,667
Thomas Zenick.......................................      1/2               5,000              33,334
Royal Bank of Scotland..............................       15             150,000           1,000,005
David Hanos, Jr.....................................      1/2               5,000              33,334
Charles Leithauser..................................      1/2               5,000              33,334
Bernard Kolkana.....................................      1/2               5,000              33,334
Richard David.......................................      1/2               5,000              33,334
Leon Feldan.........................................      1/2               5,000              33,334
Jerome and Ann Coppola..............................        4              40,000             266,668
E. Dale Miller......................................      1/2               5,000              33,334
Boyd Corliss........................................      1/2               5,000              33,334
Wayne Adams and Lovella Adams.......................      1/2               5,000              33,334
Kenneth A. DeLonge..................................        1              10,000              66,667
Harold H. Singer....................................        3              30,000             200,001
Christopher Cirillo.................................      1/2               5,000              33,334
                                                           --
                                                                          -------           ---------
          Total.....................................       30             300,000           2,000,015

     December 19, 1996 -- Registrant borrowed the principal amount of $250,000 from each of Messrs. L.W. Cave, James Condakes and Howard M. Pack pursuant to agreements which provided for the repayment of such principal, together with interest accruing thereon at the rate of 8% per annum at the time of closing of the offering being made pursuant to the prospectus contained in this Registration Statement, or October 31, 1998. As an inducement to such lenders to make such loans, the Registrant issued 150,000 shares of Common Stock to each of them, for no additional consideration. The Registrant paid a commission of $75,000 to a registered representative of J.W. Barclay & Co., Inc., on behalf of said firm, in connection with consummation of such financings. Such transactions were exempt from registration pursuant to Rule 506. Said investors were considered to be Accredited Investors at the time when such transactions were consummated.

     February 10, 1997 -- Registrant issued 250,000 shares of Common Stock to Ronald G. Nathan and 500,000 shares of Common Stock to Mikhail Leibov pursuant to the merger of Russian Wireless Telephone Company, Inc. ("Russian Wireless") with and into the Registrant, and in consideration for the receipt and cancellation of 250,000 and 500,000 shares, respectively, of the common stock of Russian Wireless from them. Such transactions were exempt from registration pursuant to Rule 506. Messrs. Nathan and Leibov were considered to be Accredited Investors at the time when such transaction was consummated.

ITEM 27.  EXHIBITS.

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
  1.1       Form of Underwriting Agreement.****
  1.2       Form of Agreement Among Underwriters.****
  1.3       Form of Selected Dealers Agreement.****
  2.1       Certificate of Merger Between the Company and Russian Wireless Telephone Company,
            Inc.*
  3.1       Certificate of Incorporation of the Company.*
  3.2       Bylaws of the Company.*
  4.1       The Company's Omnibus Stock Incentive Plan.*
  4.2       Specimen Stock Certificate of the Company's Common Stock.*
  4.3       Form of Second Private Placement Warrant.****
  4.4       Form of Third Private Placement Warrant.****

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
  4.5       Form of Lockup Agreement.**
  4.6       Form of Representative's Warrant.
  4.7       Custodial Agreement and Power of Attorney.
  5         Opinion of Hall Dickler Kent Friedman & Wood, regarding the legality of the Common
            Stock and the Warrants.
 10.1       Option Agreement Between the Company and Mikhail Leibov.*
 10.2       Option Exercise Agreement Between the Company and Mikhail Leibov.*
 10.3       Employment Agreement Between the Company and Ronald G. Nathan.*
 10.4       Extension of Employment Agreement Between the Company and Ronald G. Nathan.*
 10.5       Employment Agreement Between the Company and Mikhail Leibov.*
 10.6       Lease Between 780 Third Avenue Associates and the Company.**
 10.7       Lease Between Public Joint Stock Company PKB Proyektenergomash and Corbina
            Telecommunications.**
 10.8       Lease between Public Joint Stock Company PKB Proyektenergomash and
            Investelektrosvyaz.**
 10.9       Financial Consulting Agreement Between the Company and the Representative.
 10.10      Form of Indemnity Agreement to be entered into between the Company and its
            Directors and Officers.*
 10.11      Redemption Agreement between the Company and Harvey Bloch.**
 10.12      Distributor Agreement between Corbina Telecommunications ("Corbina") and
            Rustelnet.**
 10.13      International value added services distributor agreement between Sprint Networks and Corbina Telecommunications.**
 10.14      Service Agreement between Macomnet and Corbina.**
 10.15      Amendment dated June 16, 1997 to employment agreement between the Company and
            Ronald G. Nathan.**
 10.16      Amendment dated June 16, 1997 to employment agreement between the Company and
            Mikhail Leibov.**
 10.17      Redemption Agreement and promissory note between the Company and Inversiones Santa
            Catalina, N.V.**
 10.18      Amendment dated as of August 1, 1997, by and between the Company and Wayne Adams and Lovella Adams to Promissory Note and Warrant dated February 2, 1996.***
 10.19      Amendment dated as of August 1, 1997, by and between the Company and Dale Bertling to Promissory Note and Warrant dated February 2, 1996.***
 10.20      Rescission Agreement dated as of February 6, 1997, between the Company and Colonial
            Electric Consulting Corp.**
 10.21      Amendment dated June 18, 1997 to Rescission Agreement between the Company and
            Colonial Electric Consulting Corp.**
 10.22      Agreement dated March 15, 1996 between Corbina and ZAO Rustelnet.**
 10.23      Agreement dated December 21, 1995 Between Corbina and MACOMNET.**
 10.24      Agreement between Sprint Networks and Corbina.**
 10.25      Amendment No. 3 dated as of June 19, 1997 between the Company and Michael Ciasulli to that certain Promissory Note dated November 3, 1994.**

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
 10.26      Amendment No. 3 dated as of June 19, 1997 between the Company and Per Eric Dahl to that certain Promissory Note dated November 3, 1994.**
 10.27      Amendment No. 3 dated as of June 19, 1997 between the Company and Larry Dunn to that certain Promissory Note dated November 3, 1994.**
 10.28      Amendment No. 3 dated as of June 19, 1997 between the Company and Slate Daiagi
            Realty, Inc. to that certain Promissory Note dated November 3, 1994.**
 10.29      License issued to ZAO Investelektrosvyaz by the Ministry of Communications of the
            Russian Federation.**
 10.30      Agreement between Corbina and ZAO Kortek.**
 10.31      Amendment dated as of August 1, 1997, by and between the Company and Christopher
            Cirillo to Promissory Note and Warrant dated February 2, 1996.***
 10.32      Amendment dated as of August 1, 1997, by and between the Company and Jerome and Ann
            Coppola to Promissory Note and Warrant dated February 2, 1996.***
 10.33      Amendment dated as of August 1, 1997, by and between the Company and Boyd Corliss to Promissory Note and Warrant dated February 2, 1996.***
 10.34      Amendment dated as of August 1, 1997, by and between the Company and Richard David to Promissory Note and Warrant dated August 5, 1997.***
 10.35      Amendment dated as of August 1, 1997, by and between the Company and Kenneth A.
            DeLonge to Promissory Note and Warrant dated May 5, 1997.***
 10.36      Amendment dated as of August 1, 1997, by and between the Company and Leon Feldan to
            Promissory Note and Warrant dated February 2, 1996.***
 10.37      Amendment dated as of August 1, 1997, by and between the Company and David Hanos,
            Jr. to Promissory Note and Warrant dated February 2, 1996.***
 10.38      Amendment dated as of August 1, 1997, by and between the Company and Bernard
            Kolkana to Promissory Note and Warrant dated February 2, 1996.***
 10.39      Amendment dated as of August 1, 1997, by and between the Company and Charles
            Leithauser to Promissory Note and Warrant dated February 2, 1996.***
 10.40      Amendment dated as of August 1, 1997, by and between the Company and E. Dale Miller to Promissory Note and Warrant dated February 2, 1996.***
 10.41      Amendment dated as of August 1, 1997, by and between the Company and Howard Pack to
            Promissory Notes and Warrant dated February 2, 1996.***
 10.42      Amendment dated as of August 1, 1997, by and between the Company and The Royal Bank of Scotland International Limited to Promissory Note and Warrant dated May 5,
            1997.***
 10.43      Amendment dated as of August 1, 1997, by and between the Company and Harold H.
            Singer to Promissory Note and Warrant dated February 2, 1996.***
 10.44      Amendment dated as of August 1, 1997, by and between the Company and Thomas Zenick to Promissory Note and Warrant dated February 2, 1996.***
 11         Computations of Earnings (Loss) Per Share.***
 21         Subsidiaries of the Company.***
 23.1       Consent of Independent Auditors (See Part II, Page 10).
 23.2       Consent of Independent Auditors (See Part II, Page 10).
 23.3       Consent of Counsel (See Part II, Page 10).

EXHIBIT
  NO.                                           DESCRIPTION
-------     -----------------------------------------------------------------------------------
 23.4       Consent of Counsel (See Part II, Page 10).
 24         Power of Attorney.*

---------------
   * Filed on March 28, 1997 as an exhibit to the Company's Registration Statement on Form SB-2 (Reg. No. 333-24177).

  ** Filed on July 3, 1997 as an exhibit to Amendment No. 1 to the Company's
     Registration Statement on Form SB-2.

 *** Filed on September 16, 1997 as an Exhibit to Amendment No. 2 to the
     Company's Registration Statement on Form SB-2.

**** Filed on October 29, 1997 as an Exhibit Amendment No. 3 to the Company's
     Registration Statement on Form SB-2.

ITEM 28.  UNDERTAKINGS.

A.  Certificates

     The Registrant hereby undertakes to provide to the Underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

B.  Rule 415 Offering

     The Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells any of the securities which are the subject of the prospectus included within this Registration Statement, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events which, individually or together, represent fundamental change in the information set forth in the Registration Statement; (iii) to include any additional or changed material information with respect to the plan of distribution.

     (2) For purposes of determining any liability under the Securities Act, the Registrant will treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

C.  Request for Acceleration of Effective Date

     The Company may elect to request acceleration of the effective date of the Registration Statement under Rule 461 of the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D.  Reliance on Rule 430A

     (1) For purposes of determining liability under the Securities Act, the Registrant will treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act (Section 230.424(b)(1), (4) or 230.497(h)) as part of this Registration Statement as of the time the Commission declared it effective.

     (2) For purposes of determining liability under the Securities Act, the Registrant will treat each post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to its registration statement to be signed on its behalf by the undersigned, in the City, County and State of New York on the 7th day of November, 1997.


                                          Russian Wireless Telephone Company,
                                          Inc.

                                          By:  /s/ RONALD G. NATHAN

                                             -----------------------------------
                                             Ronald G. Nathan, President
                                             (Principal Executive Officer)

     In accordance with the requirements of the Securities Act of 1933, this Amendment to the Registration Statement was signed by the following persons in the capacities and on the dates stated.


                  SIGNATURE                               TITLE                     DATE
---------------------------------------------  ----------------------------  ------------------

            /s/ JACK W. BUECHNER               Director, Chairman of the       November 7, 1997
---------------------------------------------    Board
              Jack W. Buechner

            /s/ RONALD G. NATHAN               Director, President,            November 7, 1997
---------------------------------------------    Treasurer (Principal
              Ronald G. Nathan                   Executive and Principal
                                                 Financial and Accounting
                                                 Officer)
           /s/ RICHARD N. HOLWILL              Director                        November 7, 1997
---------------------------------------------
             Richard N. Holwill

            /s/ STEVEN D. DREYER               Director, Secretary             November 7, 1997
---------------------------------------------
              Steven D. Dreyer

                        CONSENT OF INDEPENDENT AUDITORS

Russian Wireless Telephone Company, Inc.


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 28, 1997 in Amendment No. 5 to the Registration Statement (Form SB-2, No. 333-24177) and related prospectus of Russian Wireless Telephone Company, Inc. dated November 7, 1997.


                                          ERNST & YOUNG LLP

New York, New York

November 7, 1997


                        CONSENT OF INDEPENDENT AUDITORS

Corbina Telecommunications


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 1997 with respect to the financial statements of Corbina Telecommunications included in Amendment No. 5 to the Registration Statement (Form SB-2, No. 333-24177) and related prospectus of Russian Wireless Telephone Company, Inc. dated November 7, 1997.


                                          ERNST & YOUNG (CIS) LIMITED

Moscow, Russian Federation

November 7, 1997


                               CONSENT OF COUNSEL

     We consent to the use of our firm's name and to the statements made with respect to our Firm, as they appear under the heading "Legal Matters" in the Prospectus which is included in Part I of this amendment to the Registration Statement.

                                          HALL DICKLER KENT FRIEDMAN & WOOD LLP

New York, New York

November 7, 1997


                               CONSENT OF COUNSEL

     I consent to the use of my name and to the statements made with respect to me, as they appear under the heading "Legal Matters" in the Prospectus which is included in Part I of this amendment to the Registration Statement.

                                          IRINA IGITOVA

Moscow, Russian Federation

November 7, 1997